Exhibit 10.3

Certain identified information (indicated by “[***]”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

SUPERPRIORITY CREDIT AGREEMENT

Dated as of June 15, 2023

among

CASA SYSTEMS, INC.,

as the Borrower,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

and

DELAWARE TRUST COMPANY,

as Collateral Agent

JPMORGAN CHASE BANK, N.A.,

as Lead Arranger and as Bookrunner,

and

THE LENDERS PARTY HERETO

i

SCHEDULES

1.01B	Certain Security Interests and Guarantees
2.01	Commitments
5.12	Subsidiaries and Other Equity Investments
6.16	Post-Closing Actions
7.01(b)	Existing Liens
7.02(f)	Existing Investments
7.03(b)	Existing Indebtedness
7.05(w)	Closing Date Dispositions
7.08	Transactions with Affiliates
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Loan Notice
B	Warrant Agreement
C	Compliance Certificate
D	Note
E-1	Assignment and Assumption
E-2	Affiliate Assignment Notice
F	Guaranty
G-1	US Security Agreement
G-2	Irish Debenture
H	Non-Bank Certificate
I	Intercompany Note
J	Discount Range Prepayment Notice
K	Discount Range Prepayment Offer
L	Solicited Discounted Prepayment Notice
M	Solicited Discounted Prepayment Offer
N	Specified Discount Prepayment Notice
O	Specified Discount Prepayment Response
P	Acceptance and Prepayment Notice
Q	Superpriority Intercreditor Agreement

v

SUPERPRIORITY CREDIT AGREEMENT

This SUPERPRIORITY CREDIT AGREEMENT (“Agreement”) is entered into as of June 15, 2023 among Casa Systems, Inc., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity including any successor thereto, the “Administrative Agent”) under the Loan Documents, Delaware Trust Company, as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) under the Loan Documents, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

The Borrower is party to that certain Credit Agreement, dated as of December 20, 2016 (the “Existing Credit Agreement”), among the Borrower, the Lenders (as defined therein) and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacity, the “Existing Agent”).

The Borrower has requested that the Term Lenders (as defined herein), each of whom is a lender of term loans under the Existing Credit Agreement (the “Existing Term Loans”) exchange 100% (but not less than 100%) of the Existing Term Loans held by such Term Lenders with Initial Term Loans hereunder in an initial principal amount equal to the principal amount of such Existing Term Loans (collectively, the “Exchange”).

The Lenders have indicated their willingness to exchange their Existing Term Loans for Initial Term Loans on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Discount” has the meaning specified in Section 2.05(a)(iv)(D)(2).

“Acceptable Prepayment Amount” has the meaning specified in Section 2.05(a)(iv)(D)(3).

“Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit P.

“Acceptance Date” has the meaning specified in Section 2.05(a)(iv)(D)(2).

“Additional Asset Jurisdiction” means, collectively, Australia and Ireland.

“Additional Cash” means an amount equal to (x) the cumulative amount of “net cash (used in) provided by operating activities” (or any term utilized by the Borrower and its Subsidiaries in their financial reporting with a similar meaning) minus (y) the cumulative amount of “net cash (used in) provided by investing activities” (expressed as a positive amount) (or any term utilized by the Borrower and its Subsidiaries in their financial reporting with a similar meaning), in each case of clauses (x) and (y), of the Borrower and its Subsidiaries as reported in the consolidated statement of cash flows in the financial statements delivered pursuant to Sections 6.01(a), (b) and (d) (or, at the option of the Borrower, delivered in connection with any Compliance Date) in accordance with GAAP, minus (z) the cumulative amount of any prepayments made pursuant to Section 2.05(b)(i), in each case of clauses (x), (y) and (z), calculated, as one single period (the “Additional Cash Cumulative Period”), from the Closing Date until the end of the most recent reporting period for which financial statements have been delivered pursuant to Sections 6.01(a), (b) or (d) (or, at the option of the Borrower, delivered in connection with any Compliance Date) on or prior to the date of the applicable voluntary prepayment being made; provided that in no event shall Additional Cash during any Additional Cash Cumulative Period equal an amount less than zero.

“Additional Cash Cumulative Period” has the meaning specified in the definition of “Additional Cash”.

“Additional Lender” means, at any time, any bank, other financial institution or institutional investor that, in any case, is not an existing Lender and that agrees to provide any portion of any (a) New Term Commitment, New Term Loan, New Revolving Credit Commitments or New Revolving Credit Loan in accordance with Section 2.14, (b) Refinancing Term Loans or Refinancing Term Commitments in accordance with Section 2.15 or (c) Replacement Term Loans pursuant to Section 10.01; provided that each Additional Lender shall be subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed), in each case to the extent any such consent would be required from the Administrative Agent under Section 10.07(b)(iii)(B) for an assignment of Loans to such Additional Lender, and the consent of the Borrower, to the extent required under Section 10.07(b)(iii)(A); provided further that no Additional Lender shall be a Disqualified Institution.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.11448% per annum; provided that, if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted December Liquidity Metric” has the meaning specified in Section 7.11(c).

“Adjusted Term SOFR Rate” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such Interest Period plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR Rate as so determined shall ever be less than the Floor, then Adjusted Term SOFR Rate shall be deemed to be the Floor.

“Administrative Agent” has the meaning specified in the introductory paragraph to this Agreement. Unless the context otherwise requires, the term “Administrative Agent” as used herein and in the other Loan Documents shall include the Collateral Agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controls” and “Controlled” have meanings correlative thereto. For the avoidance of doubt, none of the Lead Arranger, the Agents or their respective lending Affiliates shall be deemed to be an Affiliate of the Borrower or any of its Subsidiaries.

“Affiliated Lender” means, at any time, any Lender that is a Permitted Holder (other than the Borrower or any of its Subsidiaries) at such time.

“Affiliated Lender Cap” has the meaning specified in Section 10.07(h)(iii).

“Agent Parties” has the meaning specified in Section 10.02(d).

“Agent-Related Distress Event” means with respect to the Administrative Agent or the Collateral Agent or any person that directly or indirectly controls the Administrative Agent or the Collateral Agent, as the case may be, (each, a “Distressed Agent-Related Person”), a voluntary or involuntary case with respect to such Distressed Agent-Related Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Agent-Related Person or any substantial part of such Distressed Agent-Related Person’s assets, or such Distressed Agent-Related Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority (having regulatory authority over such Distressed Agent-Related Person) to be, insolvent or bankrupt; provided that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in the Administrative Agent or the Collateral Agent or any person that directly or indirectly controls the Administrative Agent or the Collateral Agent, as the case may be, by a Governmental Authority.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents, attorney-in-fact, partners, trustees and advisors of such Persons and of such Persons’ Affiliates.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means has the meaning specified in the introductory paragraph to this Agreement.

“Agreement Currency” has the meaning specified in Section 10.18.

“AHYDO Catch-Up Payment” means any payment, including subordinated debt obligations, in each case to avoid the application of Section 163(e)(5) of the Code.

“Akin” means Akin Gump Strauss Hauer & Feld LLP.

“All-In Yield” means, as to any Indebtedness, the effective yield thereof consistent with generally accepted financial practices, whether in the form of interest rate, margin, OID, upfront fees, a SOFR floor or Base Rate floor or otherwise; provided that OID and upfront fees shall be equated to interest rate assuming a 4-year average life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include (x) in the case of any (i) syndicated Indebtedness, (ii) Indebtedness in which there are two or more unaffiliated lenders holding such Indebtedness or (iii) Indebtedness in which the Borrower is required by this Agreement to first offer each Lender of Initial Term Loans the right to provide its pro rata portion of such Indebtedness on the same terms as offered to any other prospective lender and a Lender has declined, arrangement fees, commitment fees, structuring fees or underwriting or similar fees paid to arrangers or their affiliates for such Indebtedness (regardless of whether paid in whole or in part to any or all lenders under the applicable Indebtedness) or other fees that are not paid generally to all lenders of such Indebtedness, (y) bona fide ticking fees or unused line fees, it being understood, in each case, that whether such fee is bona fide is determined at the time the amount of such fee is agreed and (z) customary consent fees paid generally to consenting Lenders; provided, further, that any amendments to the margin on any Indebtedness that became effective subsequent to the date of the incurrence of such Indebtedness but on or prior to the time such All-In Yield is being calculated shall be included in such calculation.

“Annual Financial Statements” means the audited consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 2022 and the related consolidated statements of operations, stockholders’ equity and cash flows for the Borrower and its Subsidiaries for the fiscal year then ended.

“Anti-Corruption Laws” has the meaning specified in Section 5.20(b).

“Anti-Money Laundering Laws” means the PATRIOT Act, Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957), the Bank Secrecy Act (31 U.S.C. §§5311-5332), the UK Proceeds of Crime Act 2002, and the UK Terrorism Act 2000 and all other U.S., UK and other applicable Laws concerning or relating to terrorist financing or money laundering, including know-your-customer (KYC) and financial recordkeeping and reporting requirements.

“Applicable Discount” has the meaning specified in Section 2.05(a)(iv)(C)(2).

“Applicable Indebtedness” has the meaning specified in the definition of “Weighted Average Life to Maturity”.

“Applicable Rate” means a percentage per annum equal to:

(a) any time on or prior to June 30, 2025, with respect to Initial Term Loans, initially, (x) in the case of SOFR Rate Loans, 6.50% per annum or (y) in the case of Base Rate Loans, 5.50% per annum, provided that, the foregoing interest rate margin in respect of both SOFR Rate Loans and Base Rate Loans shall be increased (i) by 0.50% per annum on July 1, 2024 and (ii) by 1.00% per annum on and after January 1, 2025 (for a total increase of 1.50% per annum), if, in each case, the Outstanding Amount of Initial Term Loans on such date is in excess of $125,000,000 (with continuing effect from such date regardless of the Outstanding Amount of Initial Term Loans at any time after such date of determination); and

(b) any time after June 30, 2025, with respect to Initial Term Loans (x) in the case of SOFR Rate Loans, 13.00% per annum or (y) in the case of Base Rate Loans, 12.00% per annum.

Notwithstanding the foregoing, the Applicable Rate in respect of Extended Term Loans of any Term Loan Extension Series, Refinancing Term Loans, New Term Commitments, New Term Loans, New Revolving Credit Commitments, New Revolving Credit Loans or Replacement Term Loans shall be the applicable percentages per annum provided pursuant to the applicable Extension Amendment, Refinancing Amendment, Incremental Amendment or amendment to this Agreement in respect of Replacement Term Loans, as the case may be. The Applicable Rate in respect of Extended Term Loans of any Term Loan Extension Series, Refinancing Term Loans, New Term Commitments, New Term Loans, New Revolving Credit Commitments, New Revolving Credit Loans or Replacement Term Loans may be further adjusted as may be agreed by the relevant Lenders and the Borrower in connection with any Extension Amendment, Refinancing Amendment, Incremental Amendment or amendment to this Agreement in respect of Replacement Term Loans, as the case may be.

“Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E-1 or any other form approved by the Administrative Agent and the Borrower.

“Attorney Costs” means all reasonable and documented in reasonable detail fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Loan Prepayment pursuant to Section 2.05(a)(iv); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the prior written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its Affiliates may act as the Auction Agent.

“Australia” means the Commonwealth of Australia.

“Australian Corporations Act” means the Corporations Act 2001 (Cth) of Australia.

“Australian General Security Deed” means the General Security Deed, in form and substance reasonably satisfactory to the Collateral Agent, between the Collateral Agent and the Australian Loan Parties, as amended, restated amended and restated, supplemented or otherwise modified from the time to time.

“Australian Loan Party” means any Loan Party that is incorporated under the laws of Australia.

“Australian PPSA” means the Personal Property Securities Act 2009 (Cth) of Australia.

“Australian PPSA Law” means (a) the Australian PPSA; (b) regulations made under the Australian PPSA; or (c) any amendments made at any time to any other legislation as a consequence of an Australian PPSA Law referred to in paragraphs (a) and (b) of this definition, including amendments to the Australian Corporations Act.

“Australian Security Agreements” means the Australian General Security Deed, the Australian Specific Security Deed, the Australian Security Trust Deed, any other security agreement governed by the laws of Australia entered into after the date of this Agreement by any other Australian Loan Party as required by this Agreement or any other Loan Document or any other Person for the benefit of the Secured Parties.

“Australian Security Trust Deed” means the Security Trust Deed, in form and substance reasonably satisfactory to the Collateral Agent, between the Borrower, each Australian Loan Party, the Administrative Agent and the Collateral Agent, as amended, restated amended and restated, supplemented or otherwise modified from the time to time.

“Australian Specific Security Deed” means the Specific Security Deed, in form and substance reasonably satisfactory to the Collateral Agent, between the Borrower and the Collateral Agent, as amended, restated amended and restated, supplemented or otherwise modified from the time to time.

“Available Debt Repayment Amount” means, solely after the Outstanding Amount of the Initial Term Loans is reduced to no greater than $125,000,000, an amount equal to the sum of (i) 50% of the Net Cash Proceeds of the sale of Qualified Equity Interests of the Borrower or any Permitted Parent down-streamed as common equity (other than (1) issuances pursuant to employee stock plans, dividend reinvestment plans, other benefit or employee incentive arrangements, or issued as compensation to officers and/or non-employee directors or upon conversion or exercise of outstanding options or other equity awards and (2) issuances of directors’ qualifying shares and/or other nominal amounts required to be held by persons other than the Borrower or its Subsidiaries under applicable Law) plus (ii) 100% of the Net Cash Proceeds of any Incremental Equivalent Debt (it being understood that any Net Cash Proceeds so received under clauses (i) and (ii) which are not used to repay Existing Term Loans under the Existing Credit Agreement shall be used to prepay the Initial Term Loans in accordance with Section 2.05(b)(iii)).

“Available Incremental Amount” means an aggregate principal amount not to exceed $25,000,000.

“Available Incremental Equivalent Debt Amount” means an aggregate principal amount of up to, (a) if such Incremental Equivalent Debt will (i) rank junior in right of security with the Term Loans, an unlimited amount of Incremental Equivalent Debt so long as at the time of incurrence of such amounts, the Total Net Senior Secured Leverage Ratio is less than or equal to 1.50:1.00 after giving Pro Forma Effect to any such incurrence, or (ii) be unsecured, an unlimited amount of Incremental Equivalent Debt so long as at the time of incurrence of such amounts, the Total Net Leverage Ratio is less than or equal to 2.25:1.00 after giving Pro Forma Effect to any such incurrence; provided that in the case of any single transaction that provides for the incurrence of Incremental Equivalent Debt under this clause (a) and clause (b) below, compliance with the Total Net Senior Secured Leverage Ratio or Total Net Leverage Ratio, as applicable, shall be determined for purposes of this clause (a) by giving the single transaction Pro Forma Effect but excluding in such determination of the Total Net Senior Secured Leverage Ratio or Total Net Leverage Ratio, as applicable, the aggregate amount of Indebtedness (and deemed Indebtedness) incurred in reliance on clause (b) below, plus (b)(i) the amount of any optional prepayment of any Term Loan in accordance with Section 2.05(a), (ii) the amount of any permanent reduction of any New Revolving Credit Commitments and (iii) the amount of any optional prepayment, redemption or repurchase of any Permitted Pari Passu Secured Refinancing Debt; provided further that for each of clauses (i), (ii) and (iii), the relevant prepayment, redemption, repurchase, assignment, reduction and/or purchase was not funded with the proceeds of any long-term Indebtedness (other than (except if revolving Indebtedness is used to replace revolving Indebtedness) revolving Indebtedness).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an interest period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.20(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means the highest of (a) the rate of interest last quoted by The Wall Street Journal in the U.S. as the prime rate in effect or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the FRB in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the FRB (as determined by the Administrative Agent) (the “Prime Rate”), (b) the NYFRB Rate in effect on such date plus 0.50% and (c) the Adjusted Term SOFR Rate applicable for an interest period of one month as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00%; provided that, for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.20 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.20(a)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as so determined shall ever be less than the 3.0% per annum, then Base Rate shall be deemed to be 3.0% per annum.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benchmark” means, initially, the Adjusted Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date has occurred with respect to the Adjusted Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.20(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the Adjusted Daily Simple SOFR; or

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities in the United States at such time and (b) the related Benchmark Replacement Adjustment;

provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities in the United States at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the reference time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the reference time for such determination and (ii) if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.20 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.20.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board Observation Rights Letter” means that certain lender observation rights letter delivered by the Borrower to the Administrative Agent on the Closing Date, in form and substance reasonably satisfactory to the Required Lenders.

“Bookrunner” means JPMorgan Chase Bank, N.A. in its capacity as bookrunner under this Agreement.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in the last paragraph of Section 6.02.

“Borrower Offer of Specified Discount Prepayment” means the offer by the Borrower to make a voluntary prepayment of Term Loans at a specified discount to par pursuant to Section 2.05(a)(iv)(B).

“Borrower Parties” means the collective reference to the Borrower and its Subsidiaries, and “Borrower Party” means any one of them.

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.05(a)(iv)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrower of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.05(a)(iv)(D).

“Borrowing” means (a) a borrowing consisting of simultaneous Term Loans of the same Type and currency and, in the case of SOFR Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01, (b) the making of a New Term Loan or New Revolving Credit Loans by a Lender or an Additional Lender to the Borrower pursuant to Section 2.14 and the applicable Incremental Amendment, (c) the making of a Refinancing Term Loan by a Lender or an Additional Lender to the Borrower pursuant to Section 2.15 and the applicable Refinancing Amendment, (d) the making of an Extended Term Loan of a given Term Loan Extension Series by a Lender to the Borrower pursuant to Section 2.17 and the applicable Corrective Term Loan Extension Amendment and (e) the making of a Replacement Term Loan by a Lender or an Additional Lender to the Borrower pursuant to Section 10.01(B)(c) and the applicable amendment to this Agreement in respect of such Replacement Term Loan.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are open in, New York, New York; provided that, in addition to the foregoing, a Business Day shall be any such day that is a U.S. Government Securities Business Day in relation to Loans referencing the Adjusted Term SOFR Rate (or the Adjusted Daily Simple SOFR) and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate (or the Adjusted Daily Simple SOFR) or any other dealings of such Loans referencing the Adjusted Term SOFR Rate (or the Adjusted Daily Simple SOFR).

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Borrower and the Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Borrower and the Subsidiaries.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP; provided further that any lease that would be characterized as an operating lease in accordance with GAAP on December 31, 2015 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease) for purposes of this Agreement regardless of any change in GAAP following such date that would otherwise require such lease to be recharacterized (on a prospective or retroactive basis or otherwise) as a Capitalized Lease.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet (excluding the footnotes thereto) of the Borrower and the Subsidiaries.

“Captive Insurance Subsidiary” means any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Collateral Account” means an account of the Borrower held at, and subject to the sole dominion and control of, the Collateral Agent.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Subsidiary:

(a) Dollars;

(b) (i) Euros or (ii) any other foreign currency held by the Borrower or any of the Subsidiaries in the ordinary course of business;

(c) readily marketable direct obligations issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(d) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 for U.S. banks (or the Dollar equivalent as of the date of determination in the case of any non-U.S. banks) in the case of non-U.S. banks;

(e) repurchase obligations for underlying securities of the types described in clauses (c) and (d) above or clause (g) below entered into with any financial institution meeting the qualifications specified in clause (d) above;

(f) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within 12 months after the date of creation thereof;

(g) marketable short-term money market and similar highly liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(h) readily marketable direct obligations issued or directly and fully guaranteed or insured by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 24 months or less from the date of acquisition;

(i) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(j) investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (i) above; and

(k) solely with respect to any Captive Insurance Subsidiary, any investment that a Captive Insurance Subsidiary is not prohibited to make in accordance with applicable Laws.

In the case of Investments by the Borrower or any Subsidiary that is a Subsidiary or Investments made in a country outside the United States, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (j) above of obligors, which Investments or obligors, if required under such clauses, have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by the Borrower or Subsidiaries that are Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments described in clauses (a) through (j) and in this paragraph.

“Cash Management Bank” means any Person that is an Agent, a Lender, the Lead Arranger or an Affiliate of any of the foregoing at the time it initially provides any Cash Management Services pursuant to a Secured Cash Management Agreement (or, in the case of Secured Cash Management Agreements existing on the Closing Date, on the Closing Date), whether or not such Person subsequently ceases to be an Agent, a Lender, the Lead Arranger or an Affiliate of any of the foregoing.

“Cash Management Obligations” means obligations owed by the Borrower or any Subsidiary in respect of or in connection with any Cash Management Services.

“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing, credit or debit card, purchase card, electronic funds transfer, ACH transactions and other cash management arrangements.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173) and all requests, rules, guidelines, regulations, requirements, interpretations or directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, regulations, requirements, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means (a) at any time after the Closing Date (1) any Person (other than a Permitted Holder) or (2) Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person and its Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of Equity Interests representing more than forty percent (40%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower (or, in case a Permitted Parent is formed, of the Permitted Parent in lieu of the Borrower) and the percentage of aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower (or, in case a Permitted Parent is formed, of the Permitted Parent in lieu of the Borrower) beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders, unless the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election directors entitled to cast the majority of votes on the board of directors of the Borrower (or, in case a Permitted Parent is formed, of the Permitted Parent in lieu of the Borrower); or

(b) in the case a Permitted Parent is formed, if the Borrower ceases to be a direct or indirect wholly owned subsidiary of such Permitted Parent;

provided that, notwithstanding anything contained herein to the contrary, the acquisition by a Permitted Parent of 100% of the issued and outstanding Equity Interests of the Borrower shall not constitute a “Change of Control.”

“Claims” has the meaning specified in the definition of “Environmental Claim.”

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans, New Term Loans, New Revolving Credit Loans, Refinancing Term Loans, Extended Term Loans, or Replacement Term Loans, (b) any Commitment, refers to whether such Commitment is a Commitment in respect of Initial Term Commitments or a Commitment in respect of a Class of Loans to be made pursuant to an Incremental Amendment, a Refinancing Amendment, an Extension Amendment, Corrective Term Loan Extension Amendment or an amendment to this Agreement in respect of Replacement Term Loans and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments and includes Term Lenders with Initial Term Loans, Refinancing Term Lenders with Refinancing Term Commitments or Refinancing Term Loans, Extending Term Lenders for a given Term Loan Extension Series of Extended Term Commitments or Extended Term Loans, New Term Lenders with New Term Commitments or New Term Loans, New Revolving Credit Lenders with New Revolving Credit Commitments or New Revolving Credit Loans or Lenders with Replacement Term Loans. Refinancing Term Commitments, Refinancing Term Loans, New Term Commitments, New Term Loans, New Revolving Credit Commitments, New Revolving Credit Loans, Extended Term Commitments, Extended Term Loans, commitments in respect of Replacement Term Loans and Replacement Term Loans that have different terms and conditions shall be construed to be in different Classes.

“Closing Date” means the first date on which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Closing Date Prepayment” has the meaning specified in the last paragraph of Section 2.05(c).

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all the “Collateral” (or equivalent term) as defined in any Collateral Document.

“Collateral Agent” has the meaning specified in the introductory paragraph to this Agreement.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Collateral Agent shall have received each Collateral Document required to be delivered (i) on the Closing Date pursuant to Section 4.01(a)(vi) or (ii) on such other dates as required pursuant to the Collateral Documents, Section 6.11 or Section 6.13, subject, in each case, to the limitations and exceptions of this Agreement and the Collateral Documents duly executed by each Loan Party party thereto;

(b) all Obligations (other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor) shall have been unconditionally guaranteed by each Subsidiary of the Borrower that is not an Excluded Subsidiary (each, a “Guarantor”);

(c) the Obligations of each Loan Party shall have been secured by a first-priority security interest (subject to non-consensual Liens permitted by Section 7.01 and other Liens permitted pursuant to Section 7.01(i)(ii), (m)(ii), (n), (o), (p), (z), (bb), (cc) (which shall be pari passu Liens to the extent secured by the Collateral), (ff) (but solely in the case of Liens permitted by clause (i)(ii), (n), (p), (oo) or (pp) of Section 7.01), (gg), (jj), (oo) and (pp)) in all Equity Interests of each Loan Party directly owned by any other Loan Party and each Subsidiary of a Loan Party that is a wholly-owned Subsidiary (other than a Subsidiary that is a not-for-profit organization, a Captive Insurance Subsidiary or a special purpose entity for a securitization transaction or a similar special purpose);

(d) except to the extent otherwise provided hereunder or under any Collateral Document, including subject to Liens permitted by Section 7.01 or under any Collateral Document, the Obligations shall have been secured by a valid and perfected security interest in substantially all tangible and intangible assets of each Loan Party (including accounts receivable, inventory, equipment, investment property, contract rights, intellectual property, other general intangibles, mortgages on Material Real Property and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents (to the extent such security interests may be perfected by delivering certificated securities and Material Debt Instruments, filing financing statements under the Uniform Commercial Code or Australian PPSA, making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office or by taking any other action required by the terms of any Collateral Document); and

(e) the Collateral Agent shall have received counterparts of a Mortgage and other documentation required to be delivered, with respect to each Material Real Property, if any, pursuant to Sections 6.11 and 6.13,

The foregoing definition shall not require, and the Loan Documents shall not contain any requirements as to, the creation or perfection of pledges of or security interests in, Mortgages on, or the obtaining of title insurance, surveys, abstracts or appraisals or taking other actions with respect to, any Excluded Assets. The Collateral Agent may, in its sole discretion, grant extensions of time for the perfection of security interests in or the delivery of the Mortgages and the obtaining of title insurance, surveys, abstracts and appraisals with respect to particular assets and the delivery of assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Notwithstanding anything to the contrary, there shall be no requirement for (and no Default under the Loan Documents shall arise out of the lack of) (A) actions in, or required by the Laws of, any non-U.S. jurisdiction (other than an Additional Asset Jurisdiction) in order to create, perfect or maintain any security interests in any assets (including any intellectual property registered in any non-U.S. jurisdiction and all real property located outside the United States) (it being understood that there shall be no security agreements, pledge agreements or similar security documents governed by the Laws of any non-U.S. jurisdiction (other than an Additional Asset Jurisdiction)) and (B) actions required to be taken to perfect by “control” with respect to any Collateral (other than delivery of (x) certificated securities required to be pledged in accordance with clause (c) of this definition, (y) Material Debt Instruments and (z) subject to Section 6.16, control agreements or similar agreements in respect of any deposit accounts, securities accounts, commodities accounts or other bank accounts (other than any Excluded Account)).

The Collateral and Guarantee Requirement embodies recognition by all parties that there may be certain legal and practical difficulties in obtaining legally valid, binding and enforceable guarantees and security interests from the Loan Parties and their Subsidiaries. In determining whether any guarantee shall be given or security shall be created and/or perfected, the following matters will be taken into account (it being understood and agreed that the following matters shall not restrict Subsidiaries, existing on the Closing Date, that are incorporated under the laws of Australia from entering into, or acceding to, the Guaranty (or any supplement thereto) and such other documents listed on Schedule 1.01B and Schedule 6.16, or contemplated thereby, that such Subsidiaries are required to enter into, or accede to, following the Closing Date):

(i) general statutory limitations, financial assistance, fiduciary duties, corporate benefit, fraudulent preference, “thin capitalization” rules, “earnings stripping”, “controlled foreign corporation” rules, capital maintenance rules and analogous principles may require that any guarantee be limited to a certain amount; provided that (a) reasonable endeavors to overcome such obstacle or restriction shall be used by any such affected Loan Party and (b) to the extent that general statutory limitations, financial assistance, fiduciary duties, corporate benefit, fraudulent preference, “thin capitalization” rules, “earnings stripping”, “controlled foreign corporation” rules, capital maintenance rules and analogous principles referred to above require that the guarantee or security interest be limited by an amount or otherwise in order to make such guarantee or security interest legal, valid, binding or enforceable or to avoid a Loan Party or its Subsidiaries from breaching any applicable law or otherwise in order to avoid personal liability of the officers of any such Person, the limit shall be no more than the limit required by those rules or principles;

(ii) registration of any security interest created under any Collateral Document and other legal formalities and perfection steps, if required under applicable law or regulation or where customary or consistent with market practice (and where requirements in respect of legal formalities and perfection steps for particular classes of assets are specified in these Collateral and Guarantee Requirements, such requirements shall be considered to be customary or consistent with market practice), will be completed by each Loan Party as soon as reasonably practicable in line with applicable market practice after that security interest is granted and, in any event, within the time periods specified in that Collateral Document or within the time periods specified by applicable law or regulation (to the extent that if registration is made after the time period specified by applicable law or regulation, the security interest will not be perfected or enforceable), in order to ensure due perfection and enforceability of the Guarantees and/or the security interest created (or purported) to be created by the relevant Collateral Document.

The Collateral Agent in its sole discretion may grant extensions of time for the provision or perfection of security interests in, or the obtaining of Mortgages (or any associated deliverables) with respect to, particular assets (including extensions beyond the Closing Date or the timeframe otherwise required by this Agreement for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with Borrower, that provision or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

“Collateral Documents” means, collectively, the Superpriority Intercreditor Agreement, Pari Passu Intercreditor Agreement (if any), any other intercreditor agreement entered into in connection herewith, the Security Agreement, the Intellectual Property Security Agreements, Security Agreement Supplements, the Mortgages, any Control Agreement, the Australian Security Agreements, the Irish Debenture, each of the mortgages, debentures, charges, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Agents and the Lenders pursuant to this Agreement and each of the other agreements, instruments or documents executed by a Loan Party that creates or purports to create a Lien or Guarantee in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means, as to each Lender, its obligation to make a Loan to the Borrower, expressed as an amount representing the maximum principal amount of the Loan to be made by such Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment, (iv) an Extension Amendment, (v) an amendment to this Agreement in respect of Replacement Term Loans, or

(vi) and/or any Class of New Revolving Credit Commitment effected pursuant to Section 2.14, as the context may require. The amount of each Lender’s Initial Term Commitment is set forth on Schedule 2.01 under the caption “Initial Term Commitment;” and the amount of each Lender’s other Commitments shall be as set forth in the Assignment and Assumption, Incremental Amendment, Refinancing Amendment or amendment to this Agreement in respect of Replacement Term Loans pursuant to which such Lender shall have assumed its Commitment, as the case may be, as such amounts may be adjusted from time to time in accordance with this Agreement.

“Compensation Period” has the meaning specified in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C and which certificate shall in any event be a certificate of a Responsible Officer of the Borrower (a) certifying as to whether a Default has occurred and is continuing and, if applicable, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (b) setting forth reasonably detailed calculations, in the case of financial statements delivered under Section 6.01(a), beginning with the financial statements for the fiscal year of the Borrower ending December 31, 2023, of Excess Cash Flow for such fiscal year and (c) in the case of financial statements delivered under Section 6.01(a), setting forth a reasonably detailed calculation of the Net Cash Proceeds received during the applicable period by or on behalf of, the Borrower or any of its Subsidiaries in respect of any Disposition subject to prepayment pursuant to Section 2.05(b)(ii)(A) and the portion of such Net Cash Proceeds that has been invested or is intended to be reinvested in accordance with Section 2.05(b)(ii)(B).

“Compliance Date” means each of the Monthly Compliance Date, November 15, 2023 and December 10, 2023.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.05 and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent, in consultation with the Borrower, determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Current Assets” means, as of any date of determination, the total assets of the Borrower and the Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents, amounts related to current or deferred taxes based on income or profits, assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments.

“Consolidated Current Liabilities” means, as of any date of determination, the total liabilities of the Borrower and the Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, but excluding (A) the current portion of any Funded Debt, (B) the current portion of interest, (C) accruals for current or deferred taxes based on income or profits, (D)

accruals of any costs or expenses related to restructuring reserves, (E) revolving loans, swing line loans and letter of credit obligations under any revolving credit facility, (F) the current portion of any Capitalized Lease Obligation, (G) deferred revenue, (H) liabilities in respect of unpaid earn-outs, (I) the current portion of any other long-term liabilities, and, furthermore, excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition and (J) Non-Cash Compensation Liabilities.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including amortization or write-off of intangibles and non-cash organization costs and of deferred financing fees or costs and Capitalized Software Expenditures, of such Person, including the amortization of deferred financing fees or costs for such period on a consolidated basis and otherwise determined in accordance with GAAP and the amortization of OID resulting from the issuance of Indebtedness at less than par, and any write down of assets or asset value carried on the balance sheet.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a) increased by (without duplication, and as determined in accordance with GAAP to the extent applicable):

(i) (A) provision for taxes based on income or profits or capital, plus state, provincial, franchise, property or similar taxes and foreign withholding taxes and foreign unreimbursed value added taxes, of such Person for such period (including, in each case, penalties and interest related to such taxes or arising from tax examinations) deducted in computing Consolidated Net Income and (B) amounts paid to a Permitted Parent in respect of taxes in accordance with Section 7.06(g), solely to the extent such amounts were deducted in computing Consolidated Net Income; plus

(ii) (A) total interest expense of such Person and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, and (B) letters of credit, bank fees and costs owed with respect to bankers acceptances and surety bonds, in each case under this clause (B), in connection with financing activities and, in each case under clauses (A) and (B), to the extent the same were deducted in computing Consolidated Net Income; plus

(iii) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization expenses were deducted in computing Consolidated Net Income; plus

(iv) any (A) Transaction Expenses and (B) fees, costs, expenses or charges incurred (I) in connection with (x) any issuance or offering of Equity Interests, Investment, acquisition (including any one-time costs incurred in connection with any Investment permitted hereunder after the Closing Date), Disposition, recapitalization or the issuance, incurrence, redemption or repayment of Indebtedness (including, with respect to Indebtedness, a refinancing thereof), (y) any amendment, waiver, consent or modification to any documentation governing the terms of any transaction described in the immediately preceding subclause (x) or (z) any amendment, waiver, consent or modification to any Loan Document, in each case under subclauses (x), (y) and (z), whether or not such transaction or amendment, waiver, consent or modification is successful, and solely to the extent such transaction or amendment, waiver, consent or modification is permitted to be incurred, made or entered into in accordance with this Agreement or (II) to the extent reimbursable by third parties, pursuant to indemnification provisions, in each case, deducted in computing Consolidated Net Income; plus

(v) any charges, losses or expenses related to signing, retention, relocation, recruiting or completion bonuses or recruiting costs, severance costs, transition costs, curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), pre-opening, opening, closing and consolidation costs and expenses with respect to any facilities, facility start-up costs, costs and expenses relating to implementation of operational and reporting systems and technology initiatives, costs and expenses relating to any registration statement, or registered exchange offer in respect of any Indebtedness permitted hereunder, costs incurred in connection with product and intellectual property development and new systems design, project start-up costs, integration and systems establishment costs, costs of strategic initiatives, business optimization expenses or costs (including costs and expenses relating to intellectual property restructurings) and cash restructuring charges or reserves; plus

(vi) equity related expenses recorded in accordance with GAAP, solely to the extent such amounts were deducted in computing Consolidated Net Income; plus

(vii) any other non-cash charges, expenses, losses or items, including any write offs or write downs, reducing such Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (1) the Borrower may determine not to add back such non-cash charge in the current period and (2) to the extent the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(viii) the amount of any minority interest expense or non-controlling interest consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted in calculating Consolidated Net Income; plus

(ix) reserved; plus

(x) reserved; plus

(xi) the amount of “run rate” cost savings, operating expense reductions, restructuring charges and expenses and cost synergies related to any Specified Transaction, restructurings, cost savings initiatives and other initiatives, whether prior to or after the Closing Date (without duplication of any amounts added back pursuant to Section 1.08(c) in connection with a Specified Transaction) and projected by the Borrower in good faith to result from actions taken, committed to be taken or expected to be taken no later than twelve (12) months after the end of such period (which “run rate” cost savings, operating expense reductions, restructuring charges and expenses and cost synergies shall be calculated on a pro forma basis as though such “run rate” cost savings, operating expense reductions, restructuring charges and expenses and cost synergies had been realized on the first day of the period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions; provided that such “run rate” cost savings, operating expense reductions, restructuring charges and expenses and cost synergies are reasonably identifiable and factually supportable (in the good faith determination of the Borrower); plus

(xii) any costs or expenses incurred by the Borrower or a Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of issuance of Equity Interests of the Borrower (other than Disqualified Equity Interests); plus

(xiii) Specified Legal Expenses; plus

(xiv) accruals and reserves that are established or adjusted (x) within 12 months after the Closing Date and that are so required to be established or adjusted in accordance with GAAP or (y) after the closing of any acquisition that are so required as a result of such acquisition in accordance with GAAP, or changes as a result of the adoption or modification of accounting policies, whether effected through a cumulative effect adjustment, restatement or a retroactive application; and

(b) decreased by (without duplication, and as determined in accordance with GAAP to the extent applicable) any non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition).

Notwithstanding the foregoing, amounts calculated pursuant to clause (a)(v) and clause (a)(xi) above for such period shall be limited to an aggregate amount not to exceed 10% of Consolidated EBITDA for such period (calculated before giving effect to such add-backs), provided that such limitation shall not apply to (and shall be calculated exclusive of) the run-rate of cost-savings implemented and identified to the Required Lenders, in each case, prior to the Closing Date in an amount not to exceed $17,000,000. For the avoidance of doubt, Consolidated EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 1.08.

“Consolidated First Lien Net Debt” means, as of any date of determination, (a) Consolidated Total Debt of the Borrower and the Subsidiaries that is secured by a first priority Lien on any asset or property of the Borrower or any Guarantor minus (b) solely for the purpose of determining the Springing Maturity Date, the aggregate amount of cash and Cash Equivalents of the Borrower and the Subsidiaries as of such date that is not Restricted in an amount not to exceed $50,000,000; provided that to the extent proceeds of any New Term Loans, New Revolving Credit Commitments or Incremental Equivalent Debt are to be used to substantially concurrently repay Indebtedness (including, to the extent irrevocable, by defeasance, discharge, escrow or similar arrangements), the Borrower shall be permitted to give Pro Forma Effect to such repayment of Indebtedness.

“Consolidated Group” means a consolidated group or MEC group, each as defined in section 995-1 of the Income Tax Assessment Act (1936) (Cth) or the Income Tax Assessment Act 1997 (Cth), as the context requires.

“Consolidated Net Debt” means, as of any date of determination, (a) Consolidated Total Debt of the Borrower and the Subsidiaries minus (b) solely for the purpose of determining the Springing Maturity Date, the aggregate amount of cash and Cash Equivalents of the Borrower and the Subsidiaries as of such date that is not Restricted in an amount not to exceed $50,000,000; provided that, for the avoidance of doubt, in calculating the Total Net Leverage Ratio for the purposes of determining the Available Incremental Equivalent Debt Amount on any date of determination in respect of any Incremental Equivalent Debt, the reduction set forth in clause (b) shall not apply; provided further that to the extent proceeds of any such Indebtedness are to be used to substantially concurrently repay Indebtedness (including, to the extent irrevocable, by defeasance, discharge, escrow or similar arrangements), the Borrower shall be permitted to give Pro Forma Effect to such repayment of Indebtedness.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided, however, that, without duplication:

(a) any net after-tax extraordinary, non-recurring or unusual gains or losses, charges or expenses shall be excluded;

(b) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP;

(c) effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the property and equipment, software, goodwill, intangible assets, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition or the amortization or write-off of any amounts thereof (including any write-off of in process research and development), net of taxes, shall be excluded;

(d) any net after-tax income (loss) from disposed, abandoned, transferred, closed or discontinued operations (excluding held for sale discontinued operations until actually disposed of) and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(e) any net after-tax gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business, as determined in good faith by the Borrower, shall be excluded;

(f) the Net Income for such period of any Person that is not a Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that the Borrower’s or any Subsidiary’s equity in the Net Income of such Person or Subsidiary shall be included in the Consolidated Net Income of the Borrower or such Subsidiary up to the aggregate amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person or Subsidiary to the Borrower or a Subsidiary in respect of such period (subject in the case of dividends, distributions or other payments made to a Subsidiary to the limitations contained in clause (g) below);

(g) reserved;

(h) (i) any net unrealized gain or loss (after any offset) resulting in such period from obligations in respect of Swap Contracts and the application of Accounting Standards Codification 815 (Derivatives and Hedging) or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Swap Contracts, (ii) any net gain or loss resulting in such period from currency translation gains or losses related to currency re-measurements of Indebtedness (including the net loss or gain (A) resulting from Swap Contracts for currency exchange risk and (B) resulting from intercompany Indebtedness) and all other foreign currency translation gains or losses, and (iii) any net after-tax income (loss) for such period attributable to the early extinguishment or conversion of (A) Indebtedness, (B) obligations under any Swap Contracts or (C) other derivative instruments and all deferred financing costs written off or amortized and premiums paid or other expenses incurred directly in connection therewith, shall be excluded;

(i) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case pursuant to GAAP, the amortization of intangibles arising pursuant to GAAP and the amortization of Capitalized Software Expenditures, shall be excluded;

(j) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, acquisitions completed prior to the Closing Date or any sale, conveyance, transfer or other disposition of assets, in each case, permitted under this Agreement or that are consummated prior to the Closing Date, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days), shall be excluded;

(k) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists that such amount will in fact be reimbursed by the insurer within 365 days of the insurable event (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded; provided, that any proceeds of such reimbursement when received shall be excluded to the extent the expense reimbursed was previously excluded pursuant to this clause (k);

(l) any non-cash (for such period and all other periods) compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs shall be excluded;

(m) any income (loss) attributable to deferred compensation plans or trusts and any non-cash deemed finance charges in respect of any pension liabilities or other provisions or on the revaluation of any benefit plan obligation shall be excluded;

(n) proceeds from any business interruption insurance to the extent not already included in Consolidated Net Income and to the extent the related loss was deducted in the determination of Net Income, shall be included;

(o) the amount of any expense to the extent a corresponding amount is received in cash by the Borrower and the Subsidiaries from a Person other than the Borrower or any Subsidiaries; provided such amount received has not been included in determining Consolidated Net Income, shall be excluded (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods);

(p) any adjustments resulting from the application of Accounting Standards Codification Topic No. 460 (Guarantees), or any comparable regulation, shall be excluded;

(q) earn-out and contingent consideration obligations (including adjustments thereof and purchase price adjustments) incurred in connection with any Investment permitted hereunder and any acquisitions completed prior to the Closing Date shall be excluded; and

(r) any expenses of any Permitted Parent paid with the proceeds of any Restricted Payment from the Borrower pursuant to Section 7.06(g)(i), Section 7.06(g)(v) or Section 7.06(g)(vi) shall be deducted in the calculation of Consolidated Net Income (to the extent the proceeds of such Restricted Payment pay expenses of the Permitted Parent which if paid by the Borrower directly would reduce Consolidated Net Income or Consolidated EBITDA of the Borrower).

“Consolidated Senior Secured Net Debt” means, as of any date of determination, Consolidated Total Debt of the Borrower and the Subsidiaries that is secured by a Lien on any asset or property of the Borrower or any Guarantor; provided that to the extent proceeds of any such Indebtedness are to be used to substantially concurrently repay Indebtedness (including, if irrevocable, by defeasance, discharge, escrow or similar arrangements), the Borrower shall be permitted to give Pro Forma Effect to such repayment of Indebtedness.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of recapitalization accounting or purchase accounting in connection with any Investment permitted hereunder, acquisitions completed prior to the Closing Date or for any other purpose), consisting of Indebtedness for borrowed money, Capitalized Lease Obligations or obligations in respect of other purchase money indebtedness, unreimbursed obligations in respect of drawn letters of credit (subject to the proviso below), debt obligations evidenced by promissory notes or similar instruments and (without duplication) guarantees of the foregoing; provided that Consolidated Total Debt shall not include Indebtedness in respect of (i) unreimbursed obligations in respect of drawn letters of credit until two (2) Business Days after such amount is drawn (it being understood that any borrowing, whether automatic or otherwise, to fund such reimbursement shall be counted) and (ii) obligations under Swap Contracts.

“Consolidated Working Capital” means, as of any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities; provided that Consolidated Working Capital shall be calculated without giving effect to (w) recapitalization or purchase accounting, (x) any assets or liabilities acquired, assumed, sold or transferred in any acquisition or any Disposition pursuant to Section 7.05, (y) changes as a result of the reclassification of items from short-term to long-term and vice versa or (z) changes to Consolidated Working Capital resulting from non-cash charges and credits to Consolidated Current Assets and Consolidated Current Liabilities (including derivatives and deferred income tax).

“Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound, including the Organization Documents of such Person.

“Control” has the meaning specified in the definition of “Affiliate”.

“Control Agreement” means, with respect to any deposit account, any securities account, or commodity account, an agreement, in form and substance reasonably satisfactory to the Collateral Agent and the Borrower, among the Collateral Agent, the financial institution or other Person at which such account is maintained, effective to grant “control” (as defined under the applicable Uniform Commercial Code or equivalent applicable law) to the Collateral Agent or otherwise to perfect security over such account in favor of the Collateral Agent, for the benefit of the Secured Parties (including obtaining an acknowledgement of such notice in respect of accounts subject to the Collateral Agent’s Liens where consistent with market practice in such jurisdiction in order to grant “control” over an account), it being understood that unless otherwise agreed between the Loan Party and the Collateral Agent, any reference to a Control Agreement in the Loan Documents shall mean a Control Agreement subject to springing dominion pursuant to which the applicable Loan Party shall maintain control unless and until a notice of sole control has been given by the Collateral Agent to the financial institution or other person at which such account is maintain or with which such entitlement or contract is carried.

“Corrective Term Loan Extension Amendment” has the meaning specified in Section 2.17(f).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 10.26.

“Credit Extension” means a Borrowing.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, examinership, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, rescue process or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and, in each case, affecting the rights of creditors generally.

“December Liquidity Metric” has the meaning specified in Section 7.11(c).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a SOFR Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan (giving effect to Section 2.02(c)) plus 2.0% per annum, to the fullest extent permitted by applicable law.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Term Loans or any reimbursement amount required pursuant to clause (ii) of the third sentence of Section 2.02(b) required to be funded by it hereunder within two (2) Business Days of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (c) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with its funding obligations hereunder, or generally under other agreements in which it commits to extend credit, or has made a public statement to that effect, (d) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent or the Borrower, in a manner reasonably satisfactory to the Administrative Agent or the Borrower, as applicable, that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of (x) an Undisclosed Administration or (y) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Discount Prepayment Accepting Lender” has the meaning specified in Section 2.05(a)(iv)(B)(2).

“Discount Range” has the meaning specified in Section 2.05(a)(iv)(C)(1).

“Discount Range Prepayment Amount” has the meaning specified in Section 2.05(a)(iv)(C)(1).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.05(a)(iv)(C) substantially in the form of Exhibit J or any other form approved by the Administrative Agent and the Borrower.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit K or any other form approved by the Administrative Agent and the Borrower, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning specified in Section 2.05(a)(iv)(C)(1).

“Discount Range Proration” has the meaning specified in Section 2.05(a)(iv)(C)(3).

“Discounted Loan Prepayment” has the meaning specified in Section 2.05(a)(iv)(A).

“Discounted Prepayment Determination Date” has the meaning specified in Section 2.05(a)(iv)(D)(3).

“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, six (6) Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.05(a)(iv)(B), Section 2.05(a)(iv)(C) or Section 2.05(a)(iv)(D), respectively, unless a shorter period is agreed to between the Borrower and the Auction Agent.

“Disposition” or “Dispose” means the sale, transfer, license tantamount to a sale, lease tantamount to a sale or other disposition (including any sale leaseback transaction and any sale or issuance of Equity Interests in a Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not include any issuance by the Borrower of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is puttable or exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, initial public offering or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, initial public offering or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable (other than (i) contingent obligations that by their terms survive and (ii) Obligations under Secured Hedge Agreements and Secured Cash Management Agreements) and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control, initial public offering or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, initial public offering or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable (other than (i) contingent obligations that by their terms survive and (ii) Obligations under Secured Hedge Agreements and Secured Cash Management Agreements) and the termination of the Commitments), in whole or in part or (c) is or becomes automatically or at the option of the holder convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in the case of each of clauses (a), (b) and (c), prior to the date that is ninety-one (91) days after the Latest Maturity Date of the Loans at the time of issuance; provided that if such Equity Interests are issued to any employees, other service providers, directors, officers or members of management or pursuant to a plan for the benefit of employees, other service providers, directors, officers or members of management of the Borrower or the Subsidiaries or by any such plan to such employees, other service providers, directors, officers or members of management, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or the Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employees’, other service providers’, directors’, officers’ or management members’ termination, death or disability.

“Disqualified Institution” means (a) Persons that have been specified in writing by the Borrower to the Lead Arranger prior to the Closing Date and Affiliates of the foregoing to the extent such Affiliates are reasonably identifiable on the basis of such Affiliates’ names or designated in writing by the Borrower from time to time to the Administrative Agent, (b) competitors of the Borrower and its Subsidiaries that are in the same or a similar line of business as the Borrower and its Subsidiaries that have been specified in writing by the Borrower (i) to the Lead Arranger prior to the Closing Date, or (ii) to the Administrative Agent from time to time after the Closing Date(all such Persons under this clause (b), “Competitors”), and (c) Affiliates of Competitors (other than bona fide debt funds or investment vehicles

(other than a Person that is separately identified on a list delivered pursuant to this definition) that are engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and which are not managed, sponsored or advised by any Person controlling, controlled by or under common control with a Competitor and for which no personnel involved with the investment by such Affiliate (i) makes (or has the right to make or participate with others in making) any investment decisions for a Competitor or (ii) has access to any information (other than information that is publicly available) relating to the Borrower or any entity that forms a part of the Borrower’s business (including Subsidiaries of the Borrower)) to the extent such Affiliates are reasonably identifiable on the basis of such Affiliates’ names or designated in writing by the Borrower from time to time to the Administrative Agent; provided that no designation of any Person as a Disqualified Institution made pursuant to the foregoing shall (i) be effective until three (3) Business Days following receipt thereof by the Administrative Agent, (ii) have any retroactive effect to the extent any such party has previously entered into a trade for an assignment or participation interest in the Facilities or is already a Lender hereunder at the time of such designation or (iii) shall be effective unless sent to the Administrative Agent at the email address: JPMDQ_Contact@jpmorgan.com.

“Disqualified Person” has the meaning specified in Section 10.07(l)(ii).

“Distressed Agent-Related Person” has the meaning specified in the definition of “Agent-Related Distress Event”.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“ECF Payment Amount” has the meaning specified in Section 2.05(b)(i).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 10.07(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.07(b)(iii)); provided that, in any event, Eligible Assignees shall not include (x) any natural person, (y) any Disqualified Institution unless consented to in writing by the Borrower in its sole discretion (which consent shall be required regardless of whether a Default or Event of Default shall be continuing), or (z) any Defaulting Lender or any Subsidiary thereof.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Claim” means any administrative, regulatory or judicial action, suits, demand letter, claim, lien, notice of noncompliance or violation, investigation (other than internal reports prepared by any Loan Party or any of its Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceeding with respect to any Environmental Liability (hereinafter “Claims”), including (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law.

“Environmental Laws” means Laws relating to the protection of the environment.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract or other written agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations, units or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in, including any limited or general partnership interest and any limited liability company membership interest) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities, but excluding debt securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with the Borrower is treated as a single employer within the meaning of Section 414 of the Code or that is treated as under common control within the meaning of Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any of its ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to a complete or partial withdrawal by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan, written notification of the Borrower or any of its ERISA Affiliates concerning the imposition of Withdrawal Liability or written notification that a Multiemployer Plan is insolvent or is in reorganization within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or Section 4041A of ERISA, or the receipt by the Borrower or any of its ERISA Affiliates from the PBGC of any notice relating to the intention to terminate a Pension Plan or Multiemployer Plan; (e) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any of its ERISA Affiliates; (f) the application for a minimum funding waiver under Section 302(c) of ERISA with respect to a Pension Plan; (g) the imposition of a lien under Section 303(k) of ERISA with respect to any Pension Plan or (h) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) which could result in liability to the Borrower or any of its ERISA Affiliates.

“Euros” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income of the Borrower for such period; plus

(ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period; plus

(iii) decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions or Dispositions by the Borrower and the Subsidiaries completed during such period or the application of purchase accounting); plus

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income (other than to the extent such Disposition is subject to Section 2.05(b)(ii)); plus

(v) the amount deducted as tax expense in determining Consolidated Net Income to the extent in excess of cash taxes paid or payable in respect of such periods; plus

(vi) cash receipts in respect of Swap Contracts during such fiscal year to the extent not otherwise included in arriving at such Consolidated Net Income; minus

(b) the sum, without duplication; of:

(i) an amount equal to the amount of all non-cash gains or credits included in arriving at such Consolidated Net Income (but excluding any non-cash gains or credit to the extent representing the reversal of an accrual or reserve described in clause (a)(ii) above) and cash charges, losses or expenses excluded by virtue of clauses (a) through (q) of the definition of “Consolidated Net Income”; plus

(ii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures, Capitalized Software Expenditures or acquisitions of intellectual property accrued or made in cash during such period by the Borrower or the Subsidiaries to the extent not financed with long-term Indebtedness (other than revolving Indebtedness); plus

(iii) the aggregate amount of all principal payments of Indebtedness of the Borrower and the Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases, (B) the amount of any repayment of Loans pursuant to Section 2.07, and (C) the amount of any mandatory prepayment of Loans pursuant to Section 2.05(b)(ii) to the extent required due to a Disposition or Casualty Event that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase, but excluding (X) all other prepayments of Term Loans (other than those specified in preceding clauses (B) and (C)) and all voluntary prepayments of Refinancing Equivalent Debt and Incremental Equivalent Debt, and (Y) payments of Indebtedness constituting Indebtedness expressly subordinated to the Obligations, except in each case to the extent permitted to be paid pursuant to Section 7.13(a)) made during such period, in each case to the extent not financed with long-term Indebtedness (other than revolving Indebtedness); plus

(iv) an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and the Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income; plus

(v) increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions or Dispositions by the Borrower and the Subsidiaries completed during such period or the application of purchase accounting); plus

(vi) cash payments by the Borrower and the Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income; plus

(vii) without duplication of amounts deducted pursuant to clauses (viii) and (xi) below in prior fiscal years, the amount of Investments made in cash (in each case, other than Investments in Subsidiaries) pursuant to Sections 7.02(b), (f), (i), (j), (m), (n), (s), (u), (v), (bb), (dd), (ff) and (gg), and the amount of acquisitions made during such period to the extent that such Investments and acquisitions were not financed with long-term Indebtedness (other than revolving Indebtedness); plus

(viii) reserved; plus

(ix) the aggregate amount of expenditures, fees and expenses actually made or paid by the Borrower and the Subsidiaries with long-term Indebtedness (other than revolving Indebtedness) during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed (or exceed the amount that is expensed) during such period or are not deducted in calculating Consolidated Net Income; plus

(x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Subsidiaries during such period that are made in connection with any prepayment of Indebtedness not prohibited hereunder to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income and such prepayments reduced Excess Cash Flow pursuant to clause (b)(iii) above or reduced the mandatory prepayment required by Section 2.05(b)(i); plus

(xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, at the option of the Borrower, the aggregate consideration required to be paid in cash by the Borrower or any of the Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period or otherwise budgeted to be paid in cash, in either case, relating to tax expenses, interest payments, Investments, Restricted Payments, Capital Expenditures, Capitalized Software Expenditures or acquisitions of intellectual property expected to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that, to the extent the aggregate amount of cash actually utilized to finance such tax expenses, interest payments, Investments, Restricted Payments, Capital Expenditures, Capitalized Software Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration or amount otherwise budgeted for, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters; plus

(xii) the amount of cash taxes paid or tax reserves set aside or payable (without duplication) in such period, to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period; plus

(xiii) cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income.

“Exchange” has the meaning specified in the preliminary statements to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means that certain Exchange Agreement, dated as of the date hereof, by and among the Borrower, the lenders party thereto and the Existing Agent.

“Excluded Accounts” means (a) any deposit account or securities account specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements) to or for the benefit of any Loan Party’s or any of its Subsidiaries’ employees, (b) any deposit account or securities account specifically and exclusively used for paying employer’s payroll, sales and other applicable taxes to be paid to the IRS or other applicable government agencies, (c) any deposit account or securities account which is specifically and exclusively used as a zero balance account, (d) any deposit account or securities account constituting (and the balance of which consists solely of funds set aside to be used in connection with) a custodian, trust, fiduciary or other escrow account established solely for the benefit of third parties, (e) any deposit account or securities account constituting a cash collateral account subject to Liens permitted by Section 7.01, and (f) any deposit accounts or securities accounts at any time with an aggregate amount not in excess of $100,000 for any one account and $250,000 in the aggregate for all such accounts.

“Excluded Assets” means any of the following:

(a) any lease, license, franchise, charter, authorization, contract or agreement to which any Loan Party is a party, and any of its rights or interest thereunder, or any property subject to a purchase money security interest, capital lease obligation or other arrangement, or any other asset, if and to the extent that the pledge thereof or the grant of a security interest, (i) (A) is prohibited by or in violation of any Laws (including financial assistance laws, corporate benefit laws or otherwise), rule or regulation applicable to any Loan Party, except to the extent such prohibition is rendered ineffective under the Uniform Commercial Code, (B) would be prohibited by the enforceable anti-assignment provisions of any contract or Laws, rule or regulation applicable to any Loan Party or with respect to any assets, to the extent such a grant or security interest would violate the terms of any contract with respect to such assets or would trigger termination of such contract (including any purchase money security interest, capital lease obligation or other arrangement) or any such material rights therein pursuant to any “change of control” or other provision or applicable Laws (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Law), or (C) requires any governmental or third party consent, license or authorization (unless such consent, license or authorization has been obtained), or (ii) is prohibited by or in violation of a term, provision or condition of any such lease, license, franchise, charter, authorization, contract or agreement; provided, however, that the Collateral shall include (and such security interest shall attach) at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach to any portion of such lease, license, franchise, charter, authorization, contract, agreement or other asset not subject to the prohibitions specified in (i) or (ii) above (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Laws in any relevant jurisdiction); provided, further, that the exclusions referred to in this clause (a) shall not include any proceeds of any such lease, license, franchise, charter, authorization, contract or agreement (unless such proceeds would independently constitute Excluded Assets);

(b) (i) Equity Interests in any Person other than the Equity Interests in any Loan Party directly owned by any other Loan Party and each of their respective Subsidiaries (other than wholly owned Subsidiaries that are Captive Insurance Subsidiaries, not-for-profit organizations, or special purpose entities used for a securitization transaction or similar special purpose), and (ii) Margin Stock;

(c) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d), or an “Amendment to Allege Use” pursuant to Section 1(c), of the Lanham Act, to the extent that, and during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal Laws;

(d) (i) any leasehold interest (including any ground lease interest) in real property (it being agreed that no Loan Party shall be required to deliver landlord lien waivers, estoppels or collateral access letters), (ii) any fee interest in owned real property that is not Material Real Property and (iii) any fixtures affixed to any real property to the extent a security interest in such fixtures may not be perfected by a UCC-1 financing statement in the jurisdiction of organization of the applicable Loan Party, or, solely in the case of fixtures affixed to any Material Real Property, to the extent a security interest in such fixtures may not be perfected by the recording of a Mortgage in the jurisdiction where such Material Real Property is located;

(e) assets subject to certificates of title or ownership, except to the extent a security interest therein can be perfected by the filing of a Uniform Commercial Code financing statement or a financing statement under Australian PPSA Law;

(f) letters of credit and letter of credit rights except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such other Collateral may be accomplished by the filing of a Uniform Commercial Code financing statement or a financing statement under Australian PPSA Law;

(g) assets, if and to the extent that a security interest in such asset (i) is prohibited by or in violation of any Law, rule or regulation applicable to any Loan Party or (ii) requires a consent of any Governmental Authority or any third party that has not been obtained, except, in the case of clauses (i) and (ii), to the extent such prohibition or consent is rendered ineffective under the Uniform Commercial Code;

(h) commercial tort claims that, in the reasonable determination of the Borrower, are not expected to result in a judgment in excess of $1,000,000;

(i) assets, receivables, accounts or other property located or held in Russia, or that would otherwise result in a violation of Sanctions by any Person (including any Agent, Lender, Lead Arranger, advisor or other individual or entity participating in the Borrowings);

(j) assets for which the grant would result in material adverse tax or regulatory costs or consequences as reasonably determined by the Borrower and the Administrative Agent; and

(k) particular assets if and for so long as, in the reasonable judgment of the Administrative Agent and the Borrower, the cost, difficulty, burden or consequences of obtaining, perfecting or maintaining a security interest in such assets exceeds the practical benefits to the Lenders afforded thereby.

“Excluded Subsidiary” means (a) any Subsidiary that is prohibited or restricted by Law, regulation or Contractual Obligation (so long as, in respect to any such Contractual Obligation, such prohibition existed on the Closing Date or, if later, on the date the applicable Subsidiary is acquired and is not incurred in contemplation of such acquisition) from providing a Guaranty or that would require a governmental (including regulatory) consent, approval, license or authorization in order to provide a Guaranty (including, in each case, under any financial assistance, corporate benefit or thin capitalization rule), in each case, for so long as such prohibition or circumstance exists, (b) any Subsidiary to the extent it is not within the legal capacity of such Person to provide a guarantee, or would conflict with the fiduciary duties of such Person’s directors or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer or director of such Person, (c) any Subsidiary that is not a wholly owned Subsidiary of the Borrower or any Guarantor and was formed for, or has, a bona fide business purpose, (d) any Foreign Subsidiary not incorporated in or otherwise organized under the laws of an Additional Asset Jurisdiction, (e) any Subsidiary that is a not-for-profit organization, (f) Captive Insurance Subsidiaries, (g) any Subsidiary that is a special purpose entity for a securitization transaction or a similar special purpose, (h) any Subsidiary with respect to which providing a Guaranty would result in material adverse tax consequences to the Borrower and its Subsidiaries (taken as a whole) as reasonably determined by the Borrower (in consultation with the Administrative Agent) and (i) any other Subsidiary with respect to which, as reasonably determined by the Administrative Agent and the Borrower, the burden or cost of providing a Guaranty outweighs the benefits afforded to the Lenders thereby.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Existing Credit Agreement” has the meaning specified in the preliminary statements to this Agreement.

“Existing Term Loan Facility” has the meaning specified in Section 2.17(a).

“Exit Fee” means an exit fee in cash equal to (a) the principal amount of Initial Term Loans (including any fees or interest paid-in-kind and added to the principal balance thereof) being prepaid, repaid or accelerated, multiplied by (b)(i) prior to or on December 31, 2023, 0.00%, (ii) after December 31, 2023 but prior to or on March 31, 2024, 3.00%, (iii) after March 31, 2024 but prior to or on June 30, 2024, 5.00%, (iv) after June 30, 2024 but prior to or on September 30, 2024, 8.00%, (v) after September 30, 2024 but prior to or on December 31, 2024, 10.00%, (vi) after December 31, 2024 but prior to or on March 31, 2025, 15.00%, (vii) after March 31, 2025 but prior to or on June 30, 2025, 17.50%, (viii) after June 30, 2025, 20.00%; provided that the maximum percentage provided in clause (b) shall apply if the Exit Fee is due and payable pursuant to any Prepayment Event (other than clause (a) of the definition thereof) regardless of when such Prepayment Event shall have occurred.

“Ex-Im Laws” means (a) the U.S. Export Administration Regulations administered by the U.S. Department of Commerce, the International Traffic in Arms Regulations administered by the U.S. Department of State, the export control laws administered by the European Union and its Member States, and any other Laws related to export controls administered or enforced by an applicable Governmental Authority; and (b) Section 307 of the Tariff Act of 1930 (19 U.S.C. 1307) and the Withhold Release Orders (WROs) issued thereunder, Uyghur Forced Labor Prevention Act and all other import controls and customs Laws administered by U.S. Customs and Border Protection, the European Union and its Member States, and any other applicable Governmental Authority.

“Extended Term Commitment” means one or more commitments hereunder to convert Term Loans under an Existing Term Loan Facility to Extended Term Loans of a given Term Loan Extension Series pursuant to an Extension Amendment.

“Extended Term Loans” has the meaning specified in Section 2.17(a).

“Extending Term Lender” has the meaning specified in Section 2.17(b).

“Extension” means the establishment of a Term Loan Extension Series by amending a Loan or a Commitment pursuant to Section 2.17 and the applicable Extension Amendment.

“Extension Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Lender that agrees to provide any Extended Term Commitments or Extended Term Loans being incurred pursuant thereto, in accordance with Section 2.17.

“Extension Minimum Condition” means a condition to consummating any Extension Amendment that a minimum amount (to be determined and specified in the relevant Extension Request, in the Borrower’s sole discretion) of any or all applicable Classes be submitted for Extension.

“Extension Request” means a notice to the Administrative Agent setting forth the proposed terms of Extended Term Loans in accordance with Section 2.17(a).

“Facility” means the Initial Term Loans, any Refinancing Term Loans, any Extended Term Loans, any New Term Loans, any New Revolving Credit Loans or any Replacement Term Loans, as the context may require.

“FATCA” means Section 1471 through Section 1474 of the Code as in effect on the date hereof or any amended or successor provision that is substantively comparable and not materially more onerous to comply with (and, in each case, any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements with respect thereto between the United States and another jurisdiction).

“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to zero for the purposes of calculating such rate.

“Fee Letters” means the (i) Second Amended and Restated Fee Letter, dated June 6, 2023, between JPMorgan Chase Bank, N.A. and the Borrower and (ii) Letter Agreement, dated as of the Closing Date, between Delaware Trust Company and the Borrower.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

“First Amendment to Existing Credit Agreement” means that certain First Amendment dated on or about the date hereof, amending the Existing Credit Agreement.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto and (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of the Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of the Adjusted Term SOFR Rate and the Adjusted Daily Simple SOFR shall be 2.00% per annum.

“Foreign Lender” has the meaning specified in Section 3.01(c)(i).

“Foreign Plan” means any retirement benefit or pension plan maintained or contributed to by, or entered into with, the Borrower or any Subsidiary with respect to any employees employed outside the United States which under applicable Laws is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“FTI” means FTI Consulting, Inc.

“FTI Engagement Letter” means the Engagement Letter dated April 15, 2023, by and among Akin Gump Strauss Hauer & Feld LLP and FTI (and acknowledged and agreed to as to certain provisions thereof by the Borrower).

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” means, in respect of any Person, all third-party Indebtedness of such Person for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“Further Adjusted Liquidity Metric” has the meaning specified in Section 7.11(a).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through conforming changes made consistent with International Financial Reporting Standards) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through conforming changes made consistent with International Financial Reporting Standards), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended pursuant to good faith negotiations between the Borrower and the Administrative Agent to accomplish any such required change.

“Governmental Authority” means the government of the United States, Australia, or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 10.07(g).

“Guarantee” means, as to any Person, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (d) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement” and shall include each Subsidiary that shall have become a Guarantor pursuant to Section 6.11. For avoidance of doubt, the Borrower may cause any Subsidiary that is not a Guarantor to Guarantee the Obligations by causing such Subsidiary to execute a Guaranty, and any such Subsidiary shall be a Guarantor and Loan Party hereunder for all purposes. On the Closing Date, the Guarantors are each of the entities listed on Schedule 1.01B.

“Guaranty” means (a) the guaranty of the Obligations made by the Guarantors in favor of the Administrative Agent on behalf of the Secured Parties pursuant to clause (b) of the definition of “Collateral and Guarantee Requirement,” substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to this Agreement or any other Loan Document.

“Hazardous Materials” means any substance, material or waste that is regulated, classified, or otherwise characterized as “hazardous,” “toxic,” a “pollutant,” a “contaminant,” “radioactive” or “explosive” pursuant to any Environmental Law.

“Hedge Bank” means any Person that is an Agent, a Lender, the Lead Arranger or an Affiliate of any of the foregoing at the time it enters into a Secured Hedge Agreement, in its capacity as a party to a Secured Hedge Agreement (or, in the case of Secured Hedge Agreements existing on the Closing Date, on the Closing Date), whether or not such Person subsequently ceases to be an Agent, a Lender, the Lead Arranger or an Affiliate of any of the foregoing.

“Identified Participating Lenders” has the meaning specified in Section 2.05(a)(iv)(C)(3).

“Identified Qualifying Lender” has the meaning specified in Section 2.05(a)(iv)(D)(3).

“Incremental Amendment” has the meaning specified in Section 2.14(c).

“Incremental Amount Date” has the meaning specified in Section 2.14(c).

“Incremental Equivalent Debt” means one or more series of senior unsecured notes or loans, secured junior lien notes or loans, subordinated notes or loans, or secured (junior lien) or unsecured mezzanine Indebtedness, in the case of securities, whether issued in a public offering, Rule 144A or other private placement in lieu of the foregoing or otherwise, secured by the Collateral (if at all) on a junior basis with the Obligations pursuant to an indenture, loan agreement, credit agreement, note purchase agreement or otherwise; provided that:

(i) the aggregate principal amount of all Incremental Equivalent Debt issued pursuant to this Agreement shall not exceed the Available Incremental Equivalent Debt Amount,

(ii) such Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than a Loan Party,

(iii) subject to clause (iv) below, the interest rate (including margin and floors) applicable to any such Incremental Equivalent Debt will be determined by the Borrower and the Persons providing such Incremental Equivalent Debt,

(iv) the All-In Yield applicable to any such Incremental Equivalent Debt that is paid in cash (as opposed to accruing until maturity or payable in kind as additional Indebtedness) shall not exceed Adjusted Term SOFR Rate plus 11.00% per annum,

(v) in the case of Incremental Equivalent Debt that is secured, (A) the obligations in respect thereof shall not be secured by any Lien on any asset of the Borrower or any Subsidiary other than any asset constituting Collateral, (B) the security agreements relating to such Incremental Equivalent Debt shall be substantially the same as the Collateral Documents (with such differences as are appropriate to reflect the nature of such Incremental Equivalent Debt and are otherwise reasonably satisfactory to the Administrative Agent) and (C) such Incremental Equivalent Debt shall be subject to the Superpriority Intercreditor Agreement or to other customary intercreditor agreements or arrangements reasonably acceptable to the Borrower and the Administrative Agent (acting at the direction of the Required Lenders), both immediately before and immediately after the incurrence of such Indebtedness (or, in the case of a permitted Investment, on the date of the execution of (x) the definitive agreement in connection therewith and (y) any commitment in respect of such Incremental Equivalent Debt), no Event of Default under Section 8.01(a) or Section 8.01(f) shall exist,

(vi) no Lender of Initial Term Loans will be required to participate in any such Incremental Equivalent Debt but no Incremental Equivalent Debt may be incurred without first offering each Lender of Initial Term Loans the right to provide its pro rata portion of such Incremental Equivalent Debt on the same terms as offered to any other prospective lender; provided that, to the extent that any such Lender elects not to provide its pro rata portion of any such Incremental Equivalent Debt (and if such Lender has not accepted or declined such offer within ten (10) days following receipt of written notice of such offer, such Lender will be deemed to have declined such offer), the other such Lenders shall have the right to provide such Lender’s pro rata portion of the Incremental Equivalent Debt (and if such other Lender does not accept or decline such offer within three (3) Business Days following receipt of written notice of such offer from the Borrower, such other Lender will be deemed to have declined such offer),

(vii) the covenants and events of default applicable to such Incremental Equivalent Debt shall be either substantially similar to, and not more favorable to the lenders thereunder than the Term Loans, or, if more favorable, may be materially different from those of the Term Loans, to the extent such differences are reasonably acceptable to the Administrative Agent (acting at the direction of the Required Lenders) (it being understood that (x) terms applicable only after the Latest Maturity Date are acceptable in any event) unless such covenants and events of default for such Incremental Equivalent Debt are reflective of market terms and conditions for the type of Indebtedness incurred or issued at the time of issuance or incurrence thereof (in each case, as determined by the Borrower in good faith); provided that a certificate of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material covenants of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has reasonably determined in good faith that such covenants and defaults satisfy the foregoing requirement shall be conclusive evidence that such covenants and defaults satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees),

(viii) such Incremental Equivalent Debt shall not mature earlier than the Original Term Loan Maturity Date (prior to any extension thereto), and

(ix) such Incremental Equivalent Debt shall have a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the Initial Term Loans (prior to any extension thereto).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions that may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation until such obligation is not paid after becoming due and payable and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt, (B) in the case of Non-Loan Parties, exclude loans and advances made by Loan Parties having a term not exceeding 364 days (inclusive of any roll over or extensions of terms) and made in the ordinary course of business and (C) exclude amounts otherwise constituting Indebtedness to the extent that cash has been irrevocably deposited to defease or otherwise prepay or discharge such amounts in full. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value (as determined by such Person in good faith) of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnitees” has the meaning specified in Section 10.05.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is independent of the Borrower and its Affiliates.

“Information” has the meaning specified in Section 10.08.

“Initial Liquidity Metric” has the meaning specified in Section 7.11(a).

“Initial Term Commitment” means, as to each Term Lender, its obligation to make (or deem to make pursuant to the Exchange) an Initial Term Loan to the Borrower pursuant to Section 2.01 in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 (as in effect on the Closing Date) under the caption “Initial Term Commitment,” as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Initial Term Commitments is $218,848,371.05; it being understood and agreed, for the avoidance of doubt, that the “Initial Term Commitment” does not take into account the Closing Date Prepayment or any fees contemplated by Sections 2.09(a) or 2.09(b).

“Initial Term Loan” and “Initial Term Loans” have the meanings specified in Section 2.01.

“Intellectual Property” has the meaning specified in the Security Agreement.

“Intellectual Property Security Agreements” has the meaning specified in the Security Agreement.

“Intercompany Note” means any intercompany note substantially in the form of Exhibit I.

“Intercreditor Agreements” means the Pari Passu Intercreditor Agreement, the Superpriority Intercreditor Agreement and other customary intercreditor agreements or arrangements reasonably acceptable to the Borrower and the Administrative Agent (acting at the direction of the Required Lenders), collectively, in each case to the extent then in effect.

“Interest Payment Date” means, (a) as to any SOFR Rate Loan of any Class, the last day of each Interest Period applicable to such Loan, and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a SOFR Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan of any Class, fifteen (15) days after the last Business Day of each March, June, September and December (commencing with the last Business Day of September 2023), and the Maturity Date of the Facility under which such Loan was made and (c) as to any RFR Loan of any Class (solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 3.03), each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to any Borrowing of SOFR Rate Loans, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability thereof), as specified in the applicable Loan Notice; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Maturity Date and (iv) no tenor that has been removed from this definition pursuant to Section 2.20(d) shall be available for specification in such Loan Notice. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing.

“Investment” means, as to any Person, the acquisition or investment by such Person, by means of (a) the purchase or other acquisition (including by merger or otherwise) of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and the Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions, including by merger or otherwise) of all or substantially all of the property and assets of another Person or assets constituting a business unit, line of business or division of such Person; provided that, in the event that any Investment is made by the Borrower or any Subsidiary in any Person through substantially concurrent interim transfers of any amount through the Borrower or any Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 7.02. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made (which, in the case of any Investment constituting the contribution of an asset or property, shall be based on the Borrower’s good faith estimate of the fair market value of such asset or property at the time such Investment is made)), without adjustment for subsequent changes in the value of such Investment, net of any Returns with respect to such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating agency selected by the Borrower.

“IP Rights” has the meaning specified in Section 5.15.

“Ireland” means Ireland excluding, for the avoidance of doubt, Northern Ireland.

“Irish Companies Act” means the Companies Act 2014 of Ireland, as amended from time to time.

“Irish Debenture” means the Irish law governed mortgage debenture executed by the Irish Guarantor, substantially in the form of Exhibit G-2, as amended, restated amended and restated, supplemented or otherwise modified from the time to time.

“Irish Guarantor” means Casa Communications Limited, a company incorporated under the laws of Ireland with registered number 580601 and its registered address at Unit 1 Kilmurry Business Centre, National Technology Centre, Castletroy, Co. Limerick, Ireland.

“IRS” means the Internal Revenue Service of the United States.

“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Borrower or any of the Subsidiaries and (b) any Person in whom the Borrower or any of the Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.

“JPM Engagement Letter” means the Amended and Restated Engagement Letter, dated March 14, 2023, between JPMorgan Chase Bank, N.A. and the Borrower.

“Judgment Currency” has the meaning specified in Section 10.18.

“Junior Financing” has the meaning specified in Section 7.13(a).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Latest Maturity Date” means, at any date of determination and, with respect to the specified Loans or Commitments (or in the absence of any such specification, all outstanding Loans and Commitments hereunder), the latest Maturity Date applicable to any such Loans or Commitments hereunder at such time, including the latest maturity or expiration date of any Initial Term Loan, any New Revolving Credit Commitment, any New Term Commitment, any New Term Loan, any New Revolving Credit Loan, any Refinancing Term Loan, any Refinancing Term Commitments, any Extended Term Loan or any Replacement Term Loan, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lead Arranger” means JPMorgan Chase Bank, N.A. in its capacity as lead arranger under this Agreement.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, its respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.” Each Additional Lender shall be a Lender to the extent any such Person has executed and delivered a Refinancing Amendment, an Incremental Amendment or an amendment to this Agreement in respect of Replacement Term Loans, as the case may be, and to the extent such Refinancing Amendment, Incremental Amendment or amendment to this Agreement in respect of Replacement Term Loans shall have become effective in accordance with the terms hereof and thereof, and Extending Term Lender shall continue to be a Lender. As of the Closing Date, Schedule 2.01 sets forth the name of each Lender.

“Lender-Related Person” has the meaning specified in Section 10.05(a).

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent by not less than five (5) Business Days’ written notice.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest (including, without limitation, any “security interest” as defined in Section 12(1) and 12(2) of the Australian PPSA) or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself be deemed a Lien.

“Limited Conditionality Transaction” means (i) any permitted Investment by the Borrower or any of its Subsidiaries the consummation of which is not conditioned on the availability of, or on obtaining, third party financing and (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Liquidity” means the sum of all cash and Cash Equivalents of the Loan Parties held in any deposit account or securities account in which the Collateral Agent has a perfected security interest for the benefit of the Secured Parties, excluding any cash and Cash Equivalents listed as Restricted (or any like caption) on the balance sheet of any such Person. Notwithstanding anything to the contrary set forth herein, solely for the period from the Closing Date until the earlier of (x) the date required by Section 6.11(c) and (y) the date on which Section 6.11(c) is satisfied by the Loan Parties, “Liquidity” shall include all cash and Cash Equivalents of the Loan Parties that is held in a deposit account or securities account which does not constitute an Excluded Account, excluding any cash and Cash Equivalents listed as Restricted (or any like caption) on the balance sheet of any such Person.

“Loan” means an extension of credit by a Lender to the Borrower under Article II hereof.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) any Refinancing Amendment, Incremental Amendment, Extension Amendment or amendment to this Agreement in respect of Replacement Term Loans, (d) the Collateral Documents, (e) the Guaranty, (f) the Intercompany Note and (g) the Board Observation Rights Letter.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of SOFR Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, (a) the Borrower and (b) each Guarantor.

“Management Stockholders” means any of (i) any current or former director, officer, employee or member of management of the Borrower, any of its Subsidiaries or any direct or indirect parent thereof who, at any time, is an investor in the Borrower or any direct or indirect parent thereof, (ii) any trust, partnership, limited liability company, corporate body or other entity established by any such director, officer, employee or member of management of the Borrower or any of its Subsidiaries (or by any Person described in the succeeding clauses (iii) and (iv), as applicable) to hold an investment in the Borrower or any direct or indirect parent thereof in connection with such Person’s estate or tax planning, (iii) any spouse, parents or grandparents of any such director, officer, employee or member of management of the Borrower or any of its Subsidiaries and any and all descendants of the foregoing, together with any spouse of any of the foregoing Persons, who are transferred an investment in the Borrower or any direct or indirect parent thereof by any such director, officer, employee or member of management of the Borrower or any of its Subsidiaries in connection with such Person’s estate or tax planning and (iv) any Person who acquires an investment in the Borrower or any direct or indirect parent thereof by will or by the Laws of intestate succession as a result of the death of an employee of the Borrower or any of its Subsidiaries.

“Margin Stock” has the meaning set forth in Regulation U of the FRB, or any successor thereto.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, and (b) a material adverse effect on the rights and remedies of the Lenders, the Administrative Agent and the Collateral Agent, taken as a whole, under any Loan Document.

“Material Debt Instrument” means any physical instrument evidencing obligations in excess of $1,000,000.

“Material Real Property” means any fee-owned real property located in the United States that is owned by a Loan Party and which has a fair market value (estimated in good faith by the Borrower) in excess of $1,000,000 as of the time such property is acquired (or, if such property is owned by a Person at the time it becomes a Loan Party pursuant to Section 6.11, as of such date); provided however that the Borrower’s real property located in Andover, Massachusetts (the “HQ Property”) shall not be deemed to be Material Real Property prior to the date of September 20, 2023 (the “SLB Deadline”) so long as the Borrower is actively pursuing a sale-leaseback transaction in respect to such HQ Property; further provided, that from the date of the SLB Deadline (unless otherwise agreed by the Collateral Agent (at the direction of the Required Lenders) to extend the SLB Deadline), the HQ Property shall be deemed to be Material Real Property and the Borrower shall then comply with the requirements of Section 6.13(b).

“Maturity Date” means (i) with respect to the Initial Term Loans that have not been extended pursuant to Section 2.17, December 20, 2027 (the “Original Term Loan Maturity Date”); provided that such maturity date shall instead be December 20, 2025 (the “Springing Maturity Date”) if, unless otherwise waived by the Lenders holding at least 75% of the Outstanding Amount of the Initial Term Loans on the date of determination, (x)(1) the Total Net First Lien Leverage Ratio is greater than 1.00:1.00, or (2) the Total Net Leverage Ratio is greater than 1.50:1.00, in each case, as of September 30, 2025 or (y) a Default or Event of Default has occurred and is continuing hereunder as of December 20, 2025, (ii) with respect to any Extended Term Loans of a given Term Loan Extension Series, the final maturity date as specified in the applicable Extension Amendment accepted by the respective Lender or Lenders, (iii) with respect to any Refinancing Term Loans, the final maturity date as specified in the applicable Refinancing Amendment, (iv) with respect to any New Term Loan, New Revolving Credit Commitments or New Revolving Credit Loans, the final maturity date as specified in the applicable Incremental Amendment and (v) with respect to Replacement Term Loans, the final maturity date as specified in the applicable amendment to this Agreement in respect of such Replacement Term Loans; provided, in each case, that if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately preceding such day.

“Maximum Rate” has the meaning specified in Section 10.10.

“Monthly Compliance Date” means the last day of any calendar month ending after the Closing Date.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” has the meaning specified in Section 6.13(b)(ii).

“Mortgages” means collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered pursuant to Section 6.11 and Section 6.13.

“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which the Borrower or any of its ERISA Affiliates makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset by the Borrower or any of the Subsidiaries or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash and Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any of the Subsidiaries) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by a Lien on the asset subject to such Disposition or Casualty Event and required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents and Refinancing Equivalent Debt), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Subsidiary in connection with such Disposition or Casualty Event and restoration costs following a Casualty Event, (C) taxes (including Restricted Payments in respect thereof pursuant to Section 7.06) paid or reasonably estimated to be payable in connection therewith (including taxes imposed on the distribution or repatriation of any such Net Cash Proceeds), (D) in the case of any Disposition or Casualty Event by a non-wholly owned Subsidiary, the pro-rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (D)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Subsidiary as a result thereof, and (E) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (E);

(b) with respect to the incurrence, issuance or sale of any Indebtedness by the Borrower or any Subsidiary or any Permitted Equity Issuance by the Borrower or any Permitted Parent, the excess, if any, of (A) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (B) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by the Borrower or any Subsidiary in connection with such incurrence or issuance; and

(c) with respect to any Permitted Equity Issuance by any Permitted Parent, the amount of cash from such Permitted Equity Issuance contributed to the capital of the Borrower.

For purposes of calculating the amount of Net Cash Proceeds, fees, commissions and other costs and expenses payable to the Borrower or any Subsidiary shall be disregarded.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

“New Refinancing Term Commitments” has the meaning specified in Section 2.15(a).

“New Revolving Credit Commitments” has the meaning specified in Section 2.14(a).

“New Revolving Credit Lender” means each existing Lender or Additional Lender that provides New Revolving Credit Commitments.

“New Revolving Credit Loans” means any revolving credit loan made by New Revolving Credit Lenders pursuant to New Revolving Credit Commitments.

“New Term Commitments” has the meaning specified in Section 2.14(a).

“New Term Lender” means each existing Lender or Additional Lender that provides New Term Loans.

“New Term Loans” has the meaning specified in Section 2.14(a).

“Non-Bank Certificate” has the meaning specified in Section 3.01(c)(i).

“Non-Cash Compensation Liabilities” means any liabilities recorded in connection with stock-based awards, partnership interest-based awards, awards of profits interests, deferred compensation awards and similar incentive based compensation awards or arrangements.

“Non-Consenting Lender” has the meaning specified in the penultimate paragraph of Section 3.07.

“Non-Defaulting Lender” means and includes each Lender other than a Defaulting Lender.

“Non-Loan Party” means any Subsidiary that is not a Loan Party.

“Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit D hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day; provided that, if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, if any of the aforesaid rates shall be less than zero, such rate shall be deemed to zero for the purposes of calculating such rate.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all (a) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees (including, without limitation, the Exit Fee) and expenses that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and expenses are allowed claims in such proceeding, (b) for purposes of the Collateral Documents and Section 8.03 only, obligations of any Loan Party arising under any Secured Hedge Agreement and (c) for purposes of the Collateral Documents and Section 8.03 only, obligations under Secured Cash Management Agreements; provided that in the case of clauses (b) and (c), only to the extent that, and for so long as, the other Obligations are so secured or guaranteed, and any release of Collateral or Guarantees effected in a manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Hedge Agreements or obligations under Secured Cash Management Agreements; provided further that the Obligations shall exclude all Excluded Swap Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include the obligation (including guarantee obligations) to pay principal, interest, commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document.

“Observer” has the meaning specified in the Board Observation Rights Letter.

“Offered Amount” has the meaning specified in Section 2.05(a)(iv)(D)(1).

“Offered Discount” has the meaning specified in Section 2.05(a)(iv)(D)(1).

“OID” means original issue discount.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction).

“Original Term Loan Maturity Date” has the meaning specified in the definition of “Maturity Date.”

“Other Taxes” has the meaning specified in Section 3.01(e).

“Outstanding Amount” means, with respect to the Term Loans of any Class, the principal thereof (including any fees or interest paid-in-kind and added to the principal balance thereof) after giving effect to any borrowings and prepayments or repayments of Term Loans of any Class, as the case may be, occurring on such date.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Pari Passu Intercreditor Agreement” means any pari passu intercreditor agreement entered into after the date hereof, in form and substance reasonably acceptable to the Borrower and the Administrative Agent (acting at the direction of the Required Lenders).

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(e).

“Participating Lender” has the meaning specified in Section 2.05(a)(iv)(C)(2).

“Participating Member State” means each state so described in any EMU Legislation.

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment” has the meaning assigned to such term in Section 10.27(a).

“Payment Notice” has the meaning assigned to such term in Section 10.27(b).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any of its ERISA Affiliates or to which the Borrower or any of its ERISA Affiliates contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time in the preceding five plan years.

“Perfection Certificate” means a certificate in the form of Exhibit V-1 to the Security Agreement or any other form reasonably approved by the Administrative Agent, as the same shall be supplemented from time to time.

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of the Borrower or any Permitted Parent, in each case to the extent not prohibited hereunder.

“Permitted Holder” means any of (i) Summit Partners, (ii) the Management Stockholders, (iii) Liberty Global Inc. or any of its Affiliates and (iv) any “group” (within the meaning of Section 13(d) or Section 14(d) of the Exchange Act) of which any of the foregoing are members; provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” such Persons specified in clauses (i), (ii), and/or (iii) above, collectively, have beneficial ownership, directly or indirectly, of more than 50% of the aggregate ordinary voting power for election of directors represented by the issued and outstanding Equity Interests of the Borrower held, directly or indirectly, by such “group”.

“Permitted Junior Secured Refinancing Debt” has the meaning specified in Section 2.15(i).

“Permitted Parent” means any Person organized or existing under the Laws of the United States or any state thereof formed for the sole purpose of owning 100% of the issued and outstanding Equity Interests of the Borrower so long as, immediately after the acquisition by such Person of 100% of the issued and outstanding Equity Interests of the Borrower, the issued and outstanding Equity Interests in such Person are owned by the equity holders of the Borrower immediately prior to such acquisition in substantially the same proportions as their ownership of Equity Interests in the Borrower at such time.

“Permitted Pari Passu Secured Refinancing Debt” has the meaning specified in Section 2.15(i).

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, replacement, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, replaced, renewed or extended except by an amount equal to unpaid accrued interest, fees, premium (including call and tender premiums) thereon, defeasance costs, and fees and expenses incurred (including OID, upfront fees and similar items), in connection with such modification, refinancing, refunding, replacement, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(b) and Section 7.03(e), such modification, refinancing, refunding, replacement, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended, and (c) if such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is Junior Financing, (i) to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is contractually subordinated in right of payment to the Obligations, such modification, refinancing, refunding, replacement, renewal, or extension is contractually subordinated in right of payment to the Obligations on terms, taken as a whole, at least as favorable to the Lenders, in all material respects, as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended, (ii) to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is secured by Liens, (x) such modification, refinancing, refunding, replacement, renewal or extension is unsecured or is secured by Liens otherwise permitted under Section 7.01 to the extent the Indebtedness being modified, refinanced, refunded, replaced or extended would have been permitted to be secured by such Lien and (y) to the extent that such Liens are contractually subordinated to the Liens securing the Obligations, such modification, refinancing, refunding, replacement, renewal or extension is either unsecured or secured by Liens that are contractually subordinated to the Liens securing the Obligations on terms, taken as a whole, at least as favorable to the Lenders, in all material respects, as those contained in the documentation (including any intercreditor or similar agreements) governing the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended, (iii) to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is unsecured, such Indebtedness must be unsecured except to the extent permitted under Section 7.01(gg), Section 7.01(jj), Section 7.01(oo) or Section 7.01(pp), (iv) the covenants and defaults of any such modified, refinanced, refunded, replaced, renewed or extended Indebtedness with an original principal amount outstanding in excess of the Threshold Amount (taken as a whole) are (x) not materially more restrictive with respect to the Borrower and the Subsidiaries, as reasonably determined by the Borrower in good faith, than the covenants and defaults of the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended or (y) reflective of market terms and conditions for the type of Indebtedness incurred or issued at the time of issuance or incurrence thereof (as determined by the Borrower in good faith); provided that a certificate of the Borrower delivered to the

Administrative Agent at least three (3) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material covenants of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has reasonably determined in good faith that such covenants and defaults satisfy the foregoing requirement shall be conclusive evidence that such covenants and defaults satisfy the foregoing requirement unless the Administrative Agent (acting at the direction of the Required Lenders) notifies the Borrower within such three (3) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees) and (v) such modification, refinancing, refunding, replacement, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended and no additional obligors become liable for such Indebtedness except to the extent such Person guaranteed the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended (or such guarantee would have otherwise been permitted under Section 7.03). Any reference to a Permitted Refinancing in this Agreement or any other Loan Document shall be interpreted to mean (a) a Permitted Refinancing of the subject Indebtedness and (b) any further refinancings constituting a Permitted Refinancing of the Indebtedness resulting from a prior Permitted Refinancing.

“Permitted Unsecured Refinancing Debt” has the meaning specified in Section 2.15(i).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership (including any exempted limited partnership), Governmental Authority or other entity.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Platform” has the meaning specified in the last paragraph of Section 6.02.

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Equity” has the meaning specified in the Security Agreement.

“Prepayment Event” means the occurrence of any of the following events prior to the Initial Term Loan’s Maturity Date: (a) any of the principal balance of the Initial Term Loans is refinanced, repaid, prepaid or replaced or modified by operation of Law or reduced for any reason, (b) any Initial Term Loans are satisfied as a result of a foreclosure sale, deed in lieu or by any other means, (c) the Obligations are accelerated in accordance with Section 8.02 or by operation of Law, (d) an Event of Default has occurred and is continuing under Section 8.01(f), (e) there is a foreclosure or enforcement of any Lien on the Collateral pursuant to the Loan Documents or any other exercise of remedies with respect to the Collateral, (f) there is a sale of the Collateral in any proceeding under Debtor Relief Laws or (g) there is a restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure or arrangement in any proceeding under Debtor Relief Laws.

“Prime Rate” has the meaning specified in the definition of “Base Rate”.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation of any ratio hereunder, or the calculation of Consolidated EBITDA hereunder, the determination or calculation of such test, covenant, ratio or Consolidated EBITDA (including in connection with Specified Transactions) in accordance with Section 1.08.

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments of all Lenders under the applicable Facility or Facilities and, if applicable and without duplication, Term Loans of all Lenders at such time.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in the last paragraph of Section 6.02.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 10.26.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualifying Lender” has the meaning specified in Section 2.05(a)(iv)(D)(3).

“Quarterly Financial Statements” means the unaudited consolidated balance sheets and related statements of operations and cash flows of the Borrower and its Subsidiaries for the fiscal quarter ended March 31, 2023.

“Refinanced Debt” has the meaning specified in Section 2.15(a).

“Refinanced Loans” has the meaning specified in Section 2.15(i).

“Refinancing Amendment” has the meaning specified in Section 2.15(f).

“Refinancing Equivalent Debt” has the meaning specified in Section 2.15(i).

“Refinancing Facility Closing Date” has the meaning specified in Section 2.15(d).

“Refinancing Loan Request” has the meaning specified in Section 2.15(a).

“Refinancing Term Commitments” has the meaning specified in Section 2.15(a).

“Refinancing Term Lender” has the meaning specified in Section 2.15(c).

“Refinancing Term Loan” has the meaning specified in Section 2.15(b).

“Refunding Capital Stock” has the meaning specified in Section 7.06(n)(i).

“Register” has the meaning specified in Section 10.07(c).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and between the Borrower and the Lenders party hereto on the Closing Date.

“Related Person” of any Person means (a) any controlling Person or controlled affiliate of such Person, (b) the respective directors, officers, members, or employees of such Person or any of its controlling Persons or controlled affiliates and (c) the respective agents or representatives of such Person or any of its controlling Persons or controlled affiliates, in the case of this clause (c), acting at the instructions of such Person, controlling Person or such controlled affiliate; provided that each reference to a controlled affiliate, director, officer or employee or controlling Person in this definition shall pertain to a controlled affiliate, director, officer or employee or controlling Person involved in the negotiation or syndication of this Agreement and the Facilities.

“Relevant Governmental Body” means the FRB or the NYFRB, or a committee officially endorsed or convened by the FRB or the NYFRB, or any successor thereto.

“Relevant Rate” means (i) with respect to any Term SOFR, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Loan, the Adjusted Daily Simple SOFR, as applicable.

“Replaced Term Loans” has the meaning specified in Section 10.01(B)(c).

“Replacement Term Loans” has the meaning specified in Section 10.01(B)(c).

“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Representative” means, with respect to any series of Indebtedness and any Permitted Refinancing of the foregoing, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Request for Credit Extension” means, with respect to a Borrowing, conversion or continuation of Term Loans, a Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings; provided that the unused Commitment, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Lenders to the extent set forth in Section 10.07(i).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, chief operating officer, chief administrative officer or treasurer or other similar officer or Person performing similar functions of a Loan Party (or, in the case of any such Person that is a Foreign Subsidiary, a director or managing partner or similar official or in the case of any such Person that is an Australian Loan Party, a director). With respect to any document delivered by a Loan Party on the Closing Date, Responsible Officer shall include any secretary or assistant secretary of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

“Restricted” means, when referring to cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents (i) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the Borrower or such Subsidiary (unless such appearance is related to the Loan Documents (or the Liens created thereunder) or other Indebtedness permitted under Section 7.03 which is permitted to be secured by a Lien on the Collateral) or (ii) are subject to any Lien (other than non-consensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), (e), (f), (k), (l), (m), (o), (s), (u), (cc) (which shall be pari passu Liens to the extent secured by the Collateral), (ff) (solely with respect to Liens originally permitted by Section 7.01(pp) that are pari passu with or junior to the Liens securing the Obligations), (gg), (jj), (mm) and (pp) (in the case of Liens permitted by Section 7.01(pp), to the extent such Liens are pari passu with or junior to the Liens securing the Obligations); so long as, in the case of any of the foregoing Liens permitted by Sections 7.01(ff) and (pp) that are secured pari passu with or junior to the Liens securing the Obligations, either (x) neither of such Liens on such cash or Cash Equivalents are perfected or (y) the Liens on such cash or Cash Equivalents securing the Obligations are perfected).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any of the Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s or any Subsidiary’s equity holders, partners or members (or the equivalent Persons thereof), other than the payment of compensation in the ordinary course of business to holders of any such Equity Interests who are employees of the Borrower or any Subsidiary and other than payments of intercompany indebtedness permitted under this Agreement.

“Retained Cash Amount” has the meaning specified in the last paragraph of Section 2.05.

“Retired Capital Stock” has the meaning specified in Section 7.06(n)(i).

“Return” means, with respect to any Investment, any dividend, distribution, interest, fee, premium, return of capital, repayment of principal, income, profit (from a disposition or otherwise) and any other amount received or realized in respect thereof.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.

“S&P” means Standard & Poor’s Financial Services LLC or any successor thereto.

“Same Day Funds” means disbursements and payments in immediately available funds.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of comprehensive Sanctions (including, at the time of this Agreement, Crimea, the so-called Luhansk People’s Republic, the so-called Donetsk People’s Republic and such other regions of Ukraine over which any Sanctions authority imposes comprehensive Sanctions, Cuba, Iran, North Korea and Syria), any country, region or territory whose government is the subject or target of Sanctions (including Venezuela) or any country, region or territory that is otherwise the subject or target of broad Sanctions restrictions (including Afghanistan, Russia and Belarus).

“Sanctioned Person” means, at any time, (a) any Person who is the subject or target of Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the U.S. Department of Commerce, by the United Nations Security Council, the European Union, any European Union member state, United Kingdom (including His Majesty’s Treasury of the United Kingdom), Canada, the federal government of Australia or New Zealand, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (including, without limitation for purposes of defining a Sanctioned Person, as ownership and control may be defined and/or established in and/or by any relevant Sanctions).

“Sanctions” has the meaning specified in Section 5.20(c).

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Obligation that is entered into by and between any Loan Party and any Cash Management Bank and designated by the Borrower and the Cash Management Bank in writing to the Administrative Agent as a “Secured Cash Management Agreement.” The designation of any Secured Cash Management Agreement shall not create in favor of such Cash Management Bank any rights in connection with the management or release of Collateral or of the obligations of any Loan Party under the Loan Documents (other than any such rights of such Cash Management Bank in its capacity as a Lender hereunder, if applicable).

“Secured Hedge Agreement” means any Swap Contract that is entered into by and between any Loan Party and any Hedge Bank and designated by the Borrower and the Hedge Bank in writing to the Administrative Agent as a “Secured Hedge Agreement.” The designation of any Secured Hedge Agreement shall not create in favor of such Hedge Bank any rights in connection with the management or release of Collateral or of the obligations of any Loan Party under the Loan Documents (other than any such rights of such Hedge Bank in its capacity as a Lender hereunder, if applicable).

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, each Hedge Bank, each Cash Management Bank and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties, substantially in the form of Exhibit G-1, together with any Security Agreement Supplement executed and delivered pursuant to Section 6.11, as amended, restated amended and restated, supplemented or otherwise modified from the time to time.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR.”

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR.”

“SOFR Rate Loan” means a Loan that bears interest based on the Adjusted Term SOFR Rate other than pursuant to clause (c) of the definition of “Base Rate”.

“Solicited Discount Proration” has the meaning specified in Section 2.05(a)(iv)(D)(3).

“Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.05(a)(iv)(D)(1).

“Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.05(a)(iv)(D) substantially in the form of Exhibit L.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit M, submitted following the Auction Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.05(a)(iv)(D)(1).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“SPC” has the meaning specified in Section 10.07(g).

“Specified Discount” has the meaning specified in Section 2.05(a)(iv)(B)(1).

“Specified Discount Prepayment Amount” has the meaning specified in Section 2.05(a)(iv)(B)(1).

“Specified Discount Prepayment Notice” means a written notice of the Borrower of an offer of Specified Discount prepayment made pursuant to Section 2.05(a)(iv)(B) substantially in the form of Exhibit N.

“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit O, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning specified in Section 2.05(a)(iv)(B)(1).

“Specified Discount Proration” has the meaning specified in Section 2.05(a)(iv)(B)(3).

“Specified Legal Expenses” means, to the extent not constituting an extraordinary, non-recurring or unusual loss, charge or expense, all attorneys’ and experts’ fees and expenses and all other costs, liabilities (including all damages, penalties, fines and indemnification and settlement payments) and expenses paid or payable in connection with any threatened, pending, completed or future claim, demand, action, suit, proceeding, inquiry or investigation (whether civil, criminal, administrative, governmental or investigative) arising from, or related to, facts and circumstances existing on or prior to the Closing Date.

“Specified Representations” means those representations and warranties made by and solely in respect of the Borrower in Section 5.01(a) (with respect to organizational existence only), Section 5.02(a), Section 5.04, Section 5.13, Section 5.16, Section 5.19 and Section 5.20.

“Specified Transaction” means any Investment that results in a Person becoming a Subsidiary, any Disposition that results in a Subsidiary ceasing to be a Subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of the Borrower or a Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, or any incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, New Term Loan, New Revolving Credit Commitments, New Revolving Credit Loans or other event that by the terms of this Agreement requires Consolidated EBITDA or a financial ratio or test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Subject Transaction” has the meaning specified in Section 1.09(a).

“Submitted Amount” has the meaning specified in Section 2.05(a)(iv)(C)(1).

“Submitted Discount” has the meaning specified in Section 2.05(a)(iv)(C)(1).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Summit Investors” means any of Summit Partners Private Equity Fund VII-A, L.P., Summit Partners Private Equity Fund VII-B, L.P., Summit Investors I, LLC, Summit Investors I (UK), L.P. and any of their respective Affiliates.

“Summit Partners” means any of Summit Partners, L.P., any of its Affiliates and any funds, investment vehicles or partnerships managed, advised or sub-advised by any of them or any of their respective Affiliates but not including, however, any operating portfolio company of any of the foregoing.

“Superpriority Intercreditor Agreement” means the Intercreditor Agreement, substantially in the form of Exhibit Q hereto, dated as of the date hereof, among the Collateral Agent, as first lien collateral agent and first-priority representative, and the Existing Agent, as second lien collateral agent and second-priority representative, and acknowledged by the Borrower and the Guarantors from time to time party thereto.

“Supported QFC” has the meaning assigned to it in Section 10.26.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Taxes” has the meaning specified in Section 3.01(a).

“Tax Consolidated Group” means the Consolidated Group of which the relevant Australian Loan Parties are members.

“Term Lender” means, at any time, any Lender that has a Commitment for a Term Loan or a Term Loan at such time.

“Term Loan” means (i) the Initial Term Loans and (ii) any New Term Loan, Refinancing Term Loan, Extended Term Loan or Replacement Term Loan effected pursuant to Section 2.14, Section 2.15, Section 2.17 or Section 10.01(B)(c) as applicable, and the related Incremental Amendment, Refinancing Amendment, Extension Amendment or amendment to this Agreement in respect of Replacement Term Loans.

“Term Loan Extension” means any establishment of Extended Term Commitments and Extended Term Loans pursuant to Section 2.17 and the applicable Extension Amendment.

“Term Loan Extension Election” has the meaning specified in Section 2.17(b).

“Term Loan Extension Series” has the meaning specified in Section 2.17(a).

“Term Loan Increase” has the meaning specified in Section 2.14(a).

“Term SOFR” means, with respect to any SOFR Rate Loan and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Adjustment” means a percentage equal to (i) in the case of an interest period of one month, 0.11448% per annum, (ii) in the case of an interest period of three months, 0.26161% per annum and (iii) in the case of an interest period of six months, 0.42826% per annum.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of “Term SOFR Reference Rate.”

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any SOFR Rate Loan and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Termination Date” has the meaning specified in Section 9.11(b).

“Test Period” in effect at any time means the most recent period of (a) four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 6.01(a) or (b), as applicable; provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 6.01(a) or (b), the Test Period in effect shall be the period of four consecutive fiscal quarters of the Borrower ended March 31, 2023, or (b) in the case of determining Liquidity, the five (5) consecutive Business Days ending on the last day of such calendar month then ended.

“Threshold Amount” means $5,000,000.

“Total Net First Lien Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA of the Borrower and the Subsidiaries for such Test Period.

“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA of the Borrower and the Subsidiaries for such Test Period.

“Total Net Senior Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Senior Secured Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA of the Borrower and the Subsidiaries for such Test Period.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Transaction” means, collectively (a) the execution and delivery by the Loan Parties of the Loan Documents to which they will be a party on the Closing Date, (b) the incurrence by the Borrower of the Initial Term Loans, (c) the execution and delivery of the First Amendment to Existing Credit Agreement and the exchange of Existing Term Loans pursuant to the Exchange Agreement, (d) the issuance of the Warrants, and (e) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Transaction Expenses” means any fees, premiums, expenses and other transaction costs incurred or paid by the Borrower or any of its Subsidiaries in connection with the Transaction (including to fund any OID and upfront fees), this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a SOFR Rate Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” has the meaning specified in Section 3.01(c)(iii).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning assigned to it in Section 10.26.

“Warrant Agent” has the meaning assigned to it in the definition of “Warrant Agreement”.

“Warrant Agreement” means that certain Warrant Agreement substantially in the form attached as Exhibit B, by and between Borrower and American Stock Transfer & Trust Company, LLC, a New York limited liability company, as warrant agent (the “Warrant Agent”).

“Warrants” means the warrants issued from time to time pursuant to, and subject to the terms and conditions of, the Warrant Agreement in favor of each of the Lenders holding Initial Term Loans on the Closing Date or an Affiliate of such Lenders or other assignee, transferee or designee, pursuant to which the Lenders or their respective Affiliates or other assignee, transferee or designee, as applicable, shall be entitled to purchase common stock of the Borrower, par value $0.001, as set forth therein.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (the “Applicable Indebtedness”), the effects of any prepayments or amortization made on such Applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) nominal shares issued to foreign nationals to the extent required by applicable Laws) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such term is defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) References in this Agreement and any other Loan Document to the introductory paragraph, preliminary statements, an Exhibit, Schedule, Article, Section, clause or sub-clause refer (A) to the appropriate introductory paragraph, preliminary statements, Exhibit or Schedule to, or Article, Section, clause or sub-clause in, this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears.

(iii) The terms “include,” “includes” and “including” are by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(v) The words “assets” and “property” shall be construed to have the same meaning and effect.

(vi) The word “or” is not exclusive.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.

Section 1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, documents (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, amendments and restatements, extensions, supplements, replacements, refinancings and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, extensions, supplements, replacements, refinancings, and other modifications are not prohibited by any Loan Document; (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law and (c) references to any Person shall include such Person’s successors and permitted assigns.

Section 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.07 Reserved.

Section 1.08 Pro Forma Calculations. (a) Notwithstanding anything to the contrary herein, Consolidated EBITDA and any financial ratios or tests, including the amount of outstanding Indebtedness, the Total Net Leverage Ratio, the Total Net First Lien Leverage Ratio and the Total Net Senior Secured Leverage Ratio, shall be calculated in the manner prescribed by this Section 1.08.

(b) For purposes of calculating Consolidated EBITDA and any financial ratios or tests, including the amount of outstanding Indebtedness, the Total Net Leverage Ratio, the Total Net Senior Secured Leverage Ratio and the Total Net First Lien Leverage Ratio, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith, subject to clause (d) of this Section 1.08) that have been made (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of Consolidated EBITDA or any such ratio or test is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period.

(c) Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Responsible Officer of the Borrower and may include, for the avoidance of doubt, the amount of “run rate” cost savings, operating expense reductions, restructuring charges and expenses and cost synergies projected by the Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions, restructuring charges and expenses and cost synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, restructuring charges and expenses and synergies were realized during the entirety of such period) relating to such Specified Transaction, and “run rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements), net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests (and in respect of any subsequent pro forma calculations in which such Specified Transaction is given pro forma effect) and during any applicable subsequent Test Period in which the effects thereof are expected to be taken or realized) relating to such specified action; provided that (A) such amounts are reasonably identifiable and factually supportable (in the good faith determination of the Borrower), (B) such actions are taken, committed to be taken or expected to be taken no later than twelve (12) months after the date of such Specified Transaction, (C) no amounts shall be added pursuant to this clause (C) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA, whether through a pro forma adjustment or otherwise, with respect to such period (and no amount shall be added back in respect of this clause (C), as it relates to adjustments of the type permitted under clauses (a)(v) and (a)(xi) of the definition of Consolidated EBITDA, in excess of (and shall be aggregated with) the cap on such amounts set forth in the definition of Consolidated EBITDA) and (D) it is understood and agreed that, subject to compliance with the other provisions of this Section 1.08(c), amounts to be included in pro forma calculations pursuant to this Section 1.08(c) may be included in Test Periods in which the Specified Transaction to which such amounts relate to is no longer being given pro forma effect pursuant to Section 1.08(b).

(d) In the event that the Borrower or any Subsidiary incurs (including by assumption or guarantees) or repays (including by repurchase, redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of the Total Net Leverage Ratio, the Total Net Senior Secured Leverage Ratio and the Total Net First Lien Leverage Ratio, as the case may be, (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the Total Net Leverage Ratio, the Total Net Senior Secured Leverage Ratio and the Total Net First Lien Leverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date such calculation is being made had been the applicable rate for the entire period (taking into account any Swap Contract applicable to such Indebtedness). Interest on a Capitalized Lease shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, SOFR, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.

(e) Notwithstanding anything to the contrary herein (including in connection with any calculation made on a Pro Forma Basis), to the extent that the terms of this Agreement require (i) compliance with any financial ratio or test (including, any Total Net First Lien Leverage Ratio test, any Total Net Leverage Ratio test, any Total Net Senior Secured Leverage Ratio test) and/or any cap expressed as a percentage of Consolidated EBITDA or (ii) the absence of a Default or Event of Default (or any type of Default or Event of Default) as a condition to the consummation of any Limited Conditionality Transaction (and any transaction relating thereto, including the incurrence or repayment of Indebtedness and the making of Restricted Payments), the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such Limited Conditionality Transaction or (y) the consummation of such Limited Conditionality Transaction, in each case, after giving effect to the relevant Limited Conditionality Transaction (and any transaction relating thereto) on a Pro Forma Basis; provided that such pro forma effect shall be deemed to continue at all times thereafter for purposes of determining ratio-based conditions and baskets (including baskets that are determined on the basis of Consolidated EBITDA of the Borrower and the Subsidiaries) until such Limited Conditionality Transaction is consummated or such definitive agreement is terminated.

Section 1.09 Currency Equivalents Generally. (a) Any amount specified in this Agreement (other than in Articles II, IX and X or as set forth in clause (b) of this Section) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Reuters World Currency Page for such currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower). Notwithstanding the foregoing, for purposes of determining compliance with Section 7.01, Section 7.02, Section 7.03, Section 7.05, Section 7.06, Section 7.08 and Section 7.13 with respect to the amount of any Lien, Investment, Indebtedness, Disposition, Restricted Payment, Affiliate transaction or prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness (a “Subject Transaction”) in a currency other than Dollars, (i) the Dollar-equivalent amount of a Subject Transaction in a currency other than Dollars shall be calculated based on the relevant currency exchange rate in effect on the date of such

Subject Transaction and, in the case of the incurrence of Indebtedness, on the date incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a currency other than Dollars, and such extension, refunding, replacement, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of unpaid and accrued interest, premium (including tender and call premiums) thereon, defeasance costs and fees and expenses incurred (including OID, upfront fees and similar interest), in connection with such extension, replacement, refunding, refinancing, renewal or defeasance and (ii) for the avoidance of doubt, it is agreed no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time of such Subject Transaction (so long as such Subject Transaction, at the time incurred, made, acquired, committed or entered into (or declared in the case of a Restricted Payment) was permitted hereunder).

(b) For purposes of determining Liquidity, the Total Net Leverage Ratio, the Total Net Senior Secured Leverage Ratio and the Total Net First Lien Leverage Ratio, amounts denominated in a currency other than Dollars will be converted to Dollars at the currency exchange rates used in preparing the Borrower’s financial statements corresponding to the Test Period with respect to the applicable date of determination and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Swap Contracts permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.

Section 1.10 Certifications. All certificates and other statements required to be made by any director, officer, employee or member of management of a Loan Party pursuant to any Loan Document are and will be made on the behalf of such Loan Party and not in such officer’s, director’s, employee’s or member of management’s individual capacity.

Section 1.11 Payment or Performance. When the payment of any obligation or the performance of any action, covenant, duty or obligation under any Loan Document is stated to be due or performance required on a day which is not a Business Day (other than as described in the definition of “Interest Period”), the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be.

Section 1.12 Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

Section 1.13 Interest Rates; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.20(a) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.14 Australian Banking Code of Practice. The parties acknowledge and agree that the Australian Banking Code of Practice (published by the Australian Banking Association, as amended, revised or amended and restated from time to time) does not apply to the Loan Documents or the transactions contemplated therein.

ARTICLE II

The Commitments and Borrowings

Section 2.01 The Loans. The Borrowings. Subject to the terms and conditions set forth herein, each Term Lender with an Initial Term Commitment shall receive term loans issued hereunder (each such term loan, an “Initial Term Loan” and, collectively, the “Initial Term Loans”) as consideration for the sale and assignment of its Existing Term Loans through the purchase and assumption by the Borrower pursuant to and in accordance with the Exchange Agreement. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed. Initial Term Loans may be Base Rate Loans, SOFR Rate Loans or, solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 3.03, RFR Loans, as further provided herein.

Section 2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Borrowing, each conversion of Loans of a given Class from one Type to the other, and each continuation of SOFR Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent (provided that the notice in respect of the initial Borrowings on the Closing Date, or in connection with any acquisition permitted under this Agreement, or in connection with any Borrowing or Credit Extension, as applicable, under an Incremental Amendment, Refinancing Amendment, amendment in respect of Replacement Term Loans or Extension Offer, may be conditioned on, with respect to the funding of the initial Borrowing under this Agreement, the closing of the Transaction or, with respect to any future Borrowing under this Agreement, such acquisition or any such Borrowing or Extension under an Incremental Amendment, Refinancing Amendment, amendment in respect of Replacement Term Loans or Extension Offer, as applicable), which may be given by telephone. Each such notice must be received by the Administrative Agent (i) not later than 12:00 p.m. (New York City time) three (3) U.S. Government Securities Business Days prior to the requested date of any Borrowing or continuation of SOFR Rate Loans denominated in Dollars or any conversion of Base Rate Loans to SOFR Rate Loans, (ii) not later than 12:00 p.m. (New York City time) on the requested date of any Borrowing of Base Rate Loans or conversion of any SOFR Rate Loans (or RFR Loans) to Base Rate Loans, (iii) solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 3.03, not later than 12:00 p.m. (New York City time) five (5) U.S. Government Securities Business Days prior to the requested date of any Borrowing of

RFR Loans or any conversion of Base Rate Loans to RFR Loans and (iv) one (1) Business Day prior to the Closing Date with respect to any Loans incurred on the Closing Date. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Except as provided in Sections 2.14 and 2.15 and except for the Initial Term Loans made on the Closing Date, each Borrowing of, conversion to or continuation of SOFR Rate Loans (or RFR Loans) shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, if applicable, the entire then outstanding amount of the Loans). Except as provided in Sections 2.14 and 2.15, each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, if applicable, the entire then outstanding amount of the Loans). Each Loan Notice (whether telephonic or written) shall specify (i) the Class of the Borrowing requested and whether the Borrower is requesting the making of new Loans of the respective Class, a conversion of Term Loans (of a given Class) from one Type to the other, or a continuation of SOFR Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans shall be made as, or converted to, Base Rate Loans (unless the Loan being continued is a SOFR Rate Loan, in which case it shall be continued as a SOFR Rate Loan with an Interest Period of one (1) month). If the Borrower requests a Borrowing of, conversion to, or continuation of SOFR Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic continuation of Loans described in Section 2.02(a). In the case of each Borrowing (other than the borrowing of the Initial Term Loans), each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. (New York City time) on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (or, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c) Except as otherwise provided herein, a SOFR Rate Loan may be continued or converted only on the last day of an Interest Period for such SOFR Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. Upon the occurrence and during the continuation of an Event of Default, the Required Lenders may require that no Loans may be converted to or continued as SOFR Rate Loans.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for SOFR Rate Loans upon determination of such interest rate. The determination of the Adjusted Term SOFR Rate, Term SOFR, the Adjusted Daily Simple SOFR, Daily Simple SOFR or the Base Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time when Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the “prime rate” used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Term Loans of a given Class from one Type to the other, and all continuations of Term Loans of a given Class as the same Type, there shall not be more than ten (10) Interest Periods in effect unless otherwise agreed between the Borrower and the Administrative Agent; provided that after the establishment of any new Class of Loans pursuant to an Incremental Amendment, a Refinancing Amendment, an Extension Amendment or an amendment to this Agreement in respect of Replacement Term Loans, the number of Interest Periods otherwise permitted by this Section 2.02(e) shall increase by three (3) Interest Periods for each applicable Class so established.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share or other applicable share provided for under this Agreement available to the Administrative Agent on the date of such Borrowing in accordance with clause (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.03 Warrants; Tax Treatment.

(a) Warrant to Purchase Shares. In connection with the advance of the Initial Term Loans, the Borrower has authorized the issuance and sale of common stock of the Borrower, par value $0.001, pursuant to the terms and conditions set forth in the Warrant Agreement. At the written election of each Lender (or its Affiliate or other assignee, transferee or designee) holding Initial Term Loans on the Closing Date, the Borrower shall issue the Warrants to which such Lender is entitled to receive to such Lender (or its Affiliate or other assignee, transferee or designee) (and shall cause the Warrant Agent to take such actions as are required pursuant to the Warrant Agreement in connection with such issuance), to the extent elected to be received (x) on the Closing Date, on the Closing Date or (y) after the Closing Date, within three (3) Business Days following the Borrower’s receipt of such written election, in each case, subject to the terms and conditions (including, for the avoidance of doubt, the vesting schedule) set forth in the Warrant Agreement.

(b) Allocation; Tax Treatment. The Lenders and Borrower acknowledge that the Warrants and the Initial Term Loans are intended to be part of an “investment unit” within the meaning of Section 1273(c)(2) of the Code. The Loan Parties and Lenders further agree that (i) (A) the fair market values of the Warrants determined for purposes of Section 1273(c)(2)(B) of the Code and Treasury Regulations Section 1.1273-2(h) and (B) the “issue price” and “original issue discount” of the Initial Term Loans will be determined in good faith by the parties after the Closing Date, (ii) the calculation by Borrower of the (x) fair market values of the Warrants and (y) amount of original issue discount for any accrual period of the Loans shall be subject to the review and approval of FTI, in each case in its reasonable discretion, (iii) the Loans are not treated as “contingent payment debt instruments” within the meaning of Treasury Regulation Section 1.1275-4, and (iv) the Loans do not bear any “contingent interest” within the meaning of Section 871(h)(4) of the Code. The Loan Parties and Lenders shall file or cause to be filed all federal, state and local tax returns consistent with the tax treatment provided in this Section 2.03(b) unless otherwise required by applicable Law. The inclusion of this Section 2.03(b) is not an admission by any Lender that it is subject to United States taxation.

Section 2.04 Reserved.

Section 2.05 Prepayments.

(a) Optional.

(i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans in whole or in part without premium or penalty (except as provided in Section 2.23, if applicable); provided that (1) such notice must be received by the Administrative Agent not later than 12:00 p.m. (New York City time) (I) three (3) U.S. Government Securities Business Days prior to any date of prepayment of SOFR Rate Loans, (II) on the day of prepayment of Base Rate Loans and (III) solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 3.03, five (5) U.S. Government Securities Business Days prior to any date of prepayment of RFR Loans; (2) any partial prepayment of SOFR Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid and the manner in which such prepayment shall be applied to repayments thereof required pursuant to Section 2.07; provided that in the event such notice fails to specify the manner in which the respective prepayment of Term Loans shall be applied to repayments thereof required pursuant to Section 2.07, such prepayment of Term Loans shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such prepayment. Any prepayment of a SOFR Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the Loans of a given Class pursuant to this Section 2.05(a) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares.

(ii) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind, or extend the date for prepayment specified in, any notice of prepayment under Section 2.05(a)(i), if such prepayment would have resulted from a refinancing of all or any portion of any Facility or Facilities which refinancing shall not be consummated or shall otherwise be delayed.

(iii) Voluntary prepayments shall be applied to the remaining scheduled installments of principal thereof pursuant to Section 2.07 to reduce the scheduled installments of principal in direct order of maturity on a pro rata basis among each Class of Term Loans then outstanding or, if so agreed by the Lenders of any Class of Term Loans, on a less than pro rata basis to such Class of Term Loans, and as to the Term Loans in any Class being so prepaid, on a pro rata basis.

(iv) Notwithstanding anything in any Loan Document to the contrary, so long as no Event of Default has occurred and is continuing, the Borrower may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon acquisition by the Borrower) (or any of its Subsidiaries may purchase such outstanding Term Loans and immediately cancel them) on the following basis:

(A) Any Borrower Party shall have the right to make a voluntary prepayment of Term Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Loan Prepayment”), in each case made in accordance with this Section 2.05(a)(iv); provided that no Borrower Party shall initiate any action under this Section 2.05(a)(iv) in order to make a Discounted Loan Prepayment (other than with respect to actions under this Section 2.05(a)(iv) in order to make the first Discounted Loan Prepayment hereunder) unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Loan Prepayment as a result of a prepayment made by a Borrower Party on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date the Borrower Party was notified that no Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Borrower Party’s election not to accept any Solicited Discounted Prepayment Offers.

(B) (1) Subject to the proviso to clause (A) above, any Borrower Party may from time to time offer to make a Discounted Loan Prepayment by providing the Auction Agent with five (5) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Borrower Party, to (x) each Term Lender and/or (y) each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this clause), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to such Lenders (which date may be extended for a period not exceeding three (3) Business Days upon notice by the Borrower Party to, and with the consent of, the Auction Agent) (the “Specified Discount Prepayment Response Date”).

(2) Each Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(3) If there is at least one Discount Prepayment Accepting Lender, the relevant Borrower Party will make a prepayment of outstanding Term Loans pursuant to this clause (B) to each Discount Prepayment Accepting Lender on the Discounted Prepayment Effective Date in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to clause (2) above; provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within four (4) Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Borrower Party of the respective Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower Party and such Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower Party shall be due and payable by such Borrower Party on the Discounted Prepayment Effective Date in accordance with clause (F) below (subject to clause (J) below).

(C) (1) Subject to the proviso to subclause (A) above, any Borrower Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Borrower Party, to (x) each Lender and/or (y) each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by such Borrower Party (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this clause), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to such Lenders (which date may be extended for a period not exceeding three (3) Business Days upon notice by the Borrower Party to, and with the consent of, the Auction Agent) (the “Discount Range Prepayment Response Date”). Each Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount. Any Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(2) The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subclause (C). The relevant Borrower Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent within the Discount Range by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subclause (3)) at the Applicable Discount (each such Lender, a “Participating Lender”).

(3) If there is at least one Participating Lender, the relevant Borrower Party will prepay the respective outstanding Term Loans of each Participating Lender on the Discounted Prepayment Effective Date in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the

“Discount Range Proration”). The Auction Agent shall promptly, and in any case within six (6) Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Borrower Party of the respective Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Borrower Party and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower Party shall be due and payable by such Borrower Party on the Discounted Prepayment Effective Date in accordance with subclause (F) below (subject to subclause (J) below).

(D) (1) Subject to the proviso to subclause (A) above, any Borrower Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Borrower Party, to (x) each Lender and/or (y) each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this clause), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by the Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time on the third Business Day after the date of delivery of such notice to such Lenders (which date may be extended for a period not exceeding three (3) Business Days upon notice by the Borrower Party to, and with the consent of, the Auction Agent) (the “Solicited Discounted Prepayment Response Date”). Each Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (for example, an offer of 99% of the outstanding principal amount would equate to a 1% discount to par) (the “Offered Discount”) at which such Lender is willing to allow prepayment of its then outstanding Term Loans and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount. Any Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(2) The Auction Agent shall promptly provide the relevant Borrower Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Borrower Party shall review all such Solicited Discounted Prepayment Offers and select the smallest of the Offered Discounts specified by the relevant responding Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Borrower Party in its sole discretion (the “Acceptable Discount”), if any. If the Borrower

Party elects in its sole discretion to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by such Borrower Party from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this clause (2) (the “Acceptance Date”), the Borrower Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Borrower Party by the Acceptance Date, such Borrower Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within four (4) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Borrower Party at the Acceptable Discount in accordance with this Section 2.05(a)(iv)(D). If the Borrower Party elects to accept any Acceptable Discount, then the Borrower Party agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Borrower Party will prepay outstanding Term Loans pursuant to this subclause (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with such Borrower Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Borrower Party of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Borrower Party and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Borrower Party shall be due and payable by such Borrower Party on the Discounted Prepayment Effective Date in accordance with subclause (F) below (subject to subclause (J) below).

(E) In connection with any Discounted Loan Prepayment, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Loan Prepayment the payment of customary, reasonable and documented fees and out-of-pocket expenses from a Borrower Party in connection therewith.

(F) If any Term Loan is prepaid in accordance with clauses (B) through (D) above, a Borrower Party shall prepay such Term Loans on the Discounted Prepayment Effective Date without premium or penalty. The relevant Borrower Party shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 2:00 p.m. (New York City time) on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Term Loans pursuant to Section 2.07(a) in an amount equal to the principal amount of the applicable Term Loans in accordance with Section 2.05(a)(iii); provided that to the extent prepayments are applied to scheduled installments of principal other than in forward order of maturity, the applicable Borrower Party shall so specify in the applicable offer. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a)(iv) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Term Loans of such Lenders in accordance with their respective Pro Rata Share or other applicable share provided for under this Agreement. The aggregate principal amount of the tranches and installments of the relevant Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Loan Prepayment. In connection with each prepayment pursuant to this Section 2.05(a)(iv), the relevant Borrower Party shall (a) either (I) make a representation to the Lenders that it does not possess material non-public information with respect to the Borrower and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information) or (II) disclose that it cannot make such representation and (b) waive any right with to bring any action against the Administrative Agent, in its capacity as such, in connection with any such Discounted Loan Prepayment (other than in connection with any breach of its obligations under this Agreement).

(G) To the extent not expressly provided for herein, each Discounted Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(a)(iv), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the applicable Borrower Party.

(H) Reserved.

(I) Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.05(a)(iv), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(J) The Borrower and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.05(a)(iv) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Loan Prepayment provided for in this Section 2.05(a)(iv) as well as activities of the Auction Agent.

(K) Each Borrower Party shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date, Discount Range Prepayment Response Date or Solicited Discounted Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Borrower Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.05(a)(iv) shall not constitute a Default under Section 8.01 or otherwise).

(b) Mandatory.

(i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a)(i), the Borrower shall, subject to clause (b)(vi) of this Section 2.05, prepay an aggregate principal amount of Term Loans in an amount (the “ECF Payment Amount”) equal to (A) 75.0% of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (but limited in the case of the fiscal year ending December 31, 2023, solely to the period commencing on the Closing Date and ending on December 31, 2023) minus (B) the sum of all voluntary prepayments of Term Loans, Refinancing Equivalent Debt and Incremental Equivalent Debt during such fiscal year (to the extent not deducted pursuant to this clause (B) in respect of the prior year) or after such fiscal year end and prior to the time the payment pursuant to this Section 2.05(b) is due (including the amount of any voluntary prepayments or cancellation of Term Loans, Refinancing Equivalent Debt and Incremental Equivalent Debt made at a discount to par (in an amount equal to the discounted amount actually paid in respect of the principal amount of such Indebtedness)); provided that a prepayment of the aggregate principal amount of Term Loans pursuant to this Section 2.05(b)(i) in respect of any fiscal year shall only be required in the amount by which the ECF Payment Amount for such fiscal year exceeds $2,000,000 (and only in such amount by which the ECF Payment Amount for such fiscal year exceeds $2,000,000).

(ii) (A) If (x) the Borrower or any of its Subsidiaries Disposes of any property or assets pursuant to Section 7.05(f) or (j) (or in a Disposition not permitted by this Agreement) or (y) any Casualty Event occurs, which results in the realization or receipt by the Borrower or such Subsidiary of Net Cash Proceeds, the Borrower shall prepay on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds, subject to clause (b)(vi) of this Section 2.05, an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds realized or received.

(B) With respect to any Net Cash Proceeds realized or received with respect to any Casualty Event, at the option of the Borrower, the Borrower may reinvest all or any portion of such Net Cash Proceeds in assets useful for its or any of its Subsidiary’s business within (x) eighteen (18) months following receipt of such Net Cash Proceeds or (y) if the Borrower or a Subsidiary enters into a legally binding commitment to reinvest such Net Cash Proceeds within eighteen (18) months following receipt thereof, within the later of (1) eighteen (18) months following receipt thereof and (2) one hundred and eighty (180) days after the expiration of such eighteen (18) month period; provided, that if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, and subject to clauses (iv) and (vi) of this Section 2.05(b), an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Loans as set forth in this Section 2.05(b)(ii).

(iii) (A) If the Borrower or any Subsidiary incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds and (B) if the Borrower incurs or issues any (x) Equity Interests (other than (1) issuances pursuant to employee stock plans, dividend reinvestment plans, other benefit or employee incentive arrangements, or issued as compensation to officers and/or non-employee directors or upon conversion or exercise of outstanding options or other equity awards, (2) issuances of directors’ qualifying shares and/or other nominal amounts required to be held by persons other than the Borrower or its subsidiaries under applicable Law and (3) Equity Interests issued upon any exercise of the Warrants), (y) Incremental Equivalent Debt or (z) Refinancing Term Loans or Refinancing Equivalent Debt to refinance any Class (or Classes) of Loans resulting in Net Cash Proceeds (as opposed to such Refinancing Term Loans or Refinancing Equivalent Debt arising out of an exchange of existing Term Loans for such Refinancing Term Loans or Refinancing Equivalent Debt), the Borrower shall cause to be prepaid an aggregate principal amount of such Class (or Classes) of Loans in an amount equal to 100% of the Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by the Borrower of such Net Cash Proceeds; provided, in the case of clauses (B)(x) and (y), such percentage shall be reduced to 75% if the Outstanding Amount of the Initial Term Loans is less than or equal to $100,000,000 as of the date such prepayment is due.

(iv) Except as may otherwise be set forth in any Refinancing Amendment, any Extension Amendment, any Incremental Amendment or any amendment in respect of Replacement Term Loans, (A) each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied ratably to each Class of Term Loans (provided that (i) any prepayment of Term Loans with the Net Cash Proceeds of, or in exchange for, Refinancing Term Loans, Refinancing Equivalent Debt or Replacement Term Loans shall be applied solely to each applicable Class or Classes of Term Loans being refinanced as selected by the Borrower, and (ii) any Class of Extended Term Loans, Refinancing Term Loans, New Term Loans and Replacement Term Loans may specify that one or more other Classes of Term Loans may be prepaid prior to such Class of Extended Term Loans, Refinancing Term Loans, New Term Loans or Replacement Term Loans), (B) with respect to each Class of Term Loans, each prepayment pursuant to clauses (i) through (iii) of this Section 2.05(b) shall be applied first, to accrued interest and fees due on the amount of such prepayment of such Class of Term Loans and second, to the remaining scheduled installments of principal of such Class of Term Loans in a manner determined at the sole discretion of the Borrower (although in all cases on a pro rata basis to the respective Term Lenders of such Class) and specified in the notice of prepayment; provided that, if the Borrower does not specify the order in which to apply prepayments to reduce scheduled installments of principal, the Borrower shall be deemed to have elected that such prepayment be applied to reduce the scheduled installments of principal in direct order of maturity; and (C) each such prepayment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares of such prepayment, subject to clauses (vi) and (vii) of this Section 2.05(b).

(v) Reserved.

(vi) Notwithstanding any other provisions of this Section 2.05(b), (A) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Subsidiary giving rise to a prepayment event pursuant to Section 2.05(b)(ii) (a “Foreign Disposition”), the Net Cash Proceeds of any Casualty Event from a Subsidiary (a “Foreign Casualty Event”) or Excess Cash Flow attributable to Subsidiaries are prohibited or delayed by (I) applicable local Law or (II) with respect to non-wholly owned Subsidiaries only, the material constituent documents of (or other material agreements binding on) such non-wholly owned Subsidiary, in any case, from being repatriated to the Borrower, an amount equal to the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Subsidiary so long, but only so long, as (x) the applicable local Law will not permit repatriation to the Borrower (the Borrower hereby agreeing to use commercially reasonable efforts to cause the applicable Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation) or (y) the material constituent documents of the applicable non-wholly owned Subsidiary or any other material agreements binding upon the applicable non-wholly owned Subsidiary will not permit repatriation to the Borrower, and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local Law or applicable material constituent documents or other material agreement, such repatriation will be immediately effected and an amount equal to such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two (2) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05(b) to the extent provided herein and (B) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition, any Foreign Casualty Event or Excess Cash Flow attributable to Foreign Subsidiaries would have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) (as determined in good faith by the Borrower) with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Foreign Subsidiary until such time as it may repatriate such amount without incurring such material adverse tax consequences (at which time such amount shall be repatriated to the Borrower and applied to repay the Term Loans to the extent provided herein).

(vii) The Borrower shall give notice to the Administrative Agent of any mandatory prepayment of the Term Loans pursuant to Section 2.05(b)(i), (ii) or (iii), three (3) Business Days prior to the date on which such payment is due; provided that the Borrower may rescind, or extend the date for prepayment specified in, any notice of prepayment under Section 2.05(b)(iii) if such prepayment would have resulted from a refinancing of all or any portion of any Facility or Facilities, which refinancing shall not be consummated or shall otherwise be delayed. Such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall immediately give notice to each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the prepayment.

(c) Closing Date Prepayment. On the Closing Date, the Borrower shall prepay the Initial Term Loans in an aggregate principal amount equal to $40,000,000 (the “Closing Date Prepayment”).

(d) Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a SOFR Rate Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such SOFR Rate Loan pursuant to Section 3.05.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of SOFR Rate Loans is required to be made under this Section 2.05 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such SOFR Rate Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made hereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05.

Further notwithstanding the foregoing, after the Borrower has prepaid the Initial Term Loans in an aggregate principal amount equal to or greater than $20,000,000 (in addition to the Closing Date Prepayment), the Borrower shall be permitted (but not required) to retain Net Cash Proceeds (other than those derived pursuant to clause (a) of the definition thereof) during the term of this Agreement (and accordingly no mandatory prepayment shall be due and payable pursuant to Section 2.05(b) in respect of such retained Net Cash Proceeds) in an aggregate amount equal to the sum of (i) $25,000,000, plus (ii) the lesser of (x) the Available Debt Repayment Amount and (y) the outstanding principal amount of the Existing Term Loans after giving effect to the Exchange (collectively, such amount being the “Retained Cash Amount”); provided that, any amounts retained pursuant to clause (ii) shall be used solely to repay the Existing Term Loans required to be repaid at the scheduled maturity date thereof.

Section 2.06 Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent one (1) Business Day prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $100,000 in excess thereof or, if less, the entire amount thereof. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all or any portion of any Facility or Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

(b) Mandatory. The Initial Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the making (or deemed making pursuant to the Exchange) of such Term Lender’s Initial Term Loans pursuant to Section 2.01.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify all Lenders of the termination or reduction of unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07).

Section 2.07 Repayment of Loans.

(a) Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of September 2023, an aggregate amount equal to 0.25% of the aggregate principal amount of all Initial Term Loans (including any fees or interest paid-in-

kind and added to the principal balance thereof) outstanding on the Closing Date after giving effect to the Closing Date Prepayment (as such repayment amount shall be reduced as a result of the application of prepayments in accordance with the order of priority determined under Section 2.05); provided that at the time of any effectiveness of any Extension Amendment, the scheduled amortization with respect to the Initial Term Loans set forth above shall be reduced ratably to reflect the percentage of Initial Term Loans converted to Extended Term Loans (but will not affect the amount of amortization received by a given lender with outstanding Initial Term Loans), (ii) the amortization for any new Class of Term Loans established pursuant to an Incremental Amendment, a Refinancing Amendment, an Extension Amendment or an amendment to this Agreement in respect of Replacement Term Loans shall be as agreed in accordance with the terms and conditions hereof and specified in such Incremental Amendment, Refinancing Amendment, Extension Amendment or amendment to this Agreement in respect of Replacement Term Loans, as applicable, and (iii) on the Maturity Date for each Class of Term Loans, the aggregate principal amount of all such Term Loans outstanding on such date; provided that the repayments under this clause may be adjusted to account for the addition of any New Term Loans, including any increase to payments to the extent, and as required pursuant to, the terms of any applicable Incremental Amendment involving a Term Loan Increase to the Initial Term Loans.

(b) Any repayment of Loans pursuant to this Section 2.07 shall be subject to the payment of the Exit Fee in accordance with Section 2.23.

(c) All Loans shall be repaid, whether pursuant to this Section 2.07 or otherwise, in the currency in which they were made.

Section 2.08 Interest. (a) Subject to the provisions of Section 2.08(b), (i) each SOFR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Term SOFR Rate for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) The Borrower shall pay interest on past due amounts hereunder owing at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws (provided, for the avoidance of doubt, that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender). Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) Reserved.

(e) All computations of interest hereunder shall be made in accordance with Section 2.10.

Section 2.09 Fees.

(a) Original Issue Discount. The parties hereby agree that a fee equal to 3.00% of the aggregate principal amount of the Initial Term Loans (after giving effect to the Closing Date Prepayment) shall be paid pro rata to the Lenders of Initial Term Loans (in accordance with their share of the Initial Term Loans at such time). It being understood that such fee shall be paid-in-kind on the Closing Date (after giving effect to the Closing Date Prepayment) by adding such amount to the principal amount of such Initial Term Loans and shall be treated as original issue discount.

(b) Other Fees. The Borrower shall pay to the Agents, the Lead Arranger and certain of the Lenders such fees as shall have been separately agreed upon in writing (including pursuant to the Fee Letters) in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent, Lead Arranger or the relevant Lenders, as the case may be).

Section 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is based on the Prime Rate shall be made on the basis of a year of three hundred and sixty-five (365) days or three hundred and sixty-six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. In computing interest on any Loan, the day such Loan is made or converted to a Loan of a different Type shall be included for purposes of calculating interest on a Loan of such different Type and the date such Loan is repaid or converted to a Loan of a different Type, as the case may be, shall be excluded. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11 Evidence of Indebtedness. (a) Subject to Section 10.07(c), the Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as a non-fiduciary agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note or Notes payable to such Lender, which shall evidence such Lender’s Loans of the applicable Class or Classes in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) Reserved.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.11(a), and by each Lender in its account or accounts pursuant to Section 2.11(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

(d) Notwithstanding anything to the contrary contained above in this Section 2.11 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request, maintain, obtain or produce a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Loan Documents.

Section 2.12 Payments Generally. (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly set forth herein or in any Fee Letters, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office for payment in Dollars and in Same Day Funds not later than 2:00 p.m. (New York City time) on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of SOFR Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i) If the Borrower failed to make such payment, such Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Federal Funds Rate from time to time in effect; and

(ii) If any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share.

Section 2.13 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The provisions of this clause shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Laws, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.14 Incremental Credit Extensions. (a) The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) one or more additional tranches of term loans (the “New Term Loans”), which may be of the same facility as any existing Term Loans (a “Term Loan Increase”) or a separate class of Term Loans (collectively with any Term Loan Increase, the “New Term Commitments”) or (ii) the establishment of one or more new revolving credit facilities or one or more increases to the commitments under such revolving credit facilities (each such new commitment, a “New Revolving Credit Commitments”); provided that both immediately before and immediately after the effectiveness of any Incremental Amendment referred to below (or, in the case of a permitted Investment, on the date of the execution of (x) the definitive agreement in connection therewith and (y) any Commitment in respect of New Term Loans or New Revolving Credit Commitments therefor), no Default shall exist and all Specified Representations (conformed as reasonably necessary for such Investment to reflect at the option of the Borrower customary “SunGard” representations) shall be true and correct in all material respects (provided that, any such Specified Representation that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects); provided that, notwithstanding the above, with respect to any incurrence of Loans pursuant to an Incremental Amendment the purpose of which is to finance a permitted Investment, for purposes of funding any such Loans, this condition may be waived in full or in part (subject to compliance with Section 10.01(A)(i) hereof) by Lenders holding more than 50% of the applicable aggregate Commitments in respect of Loans to be incurred pursuant to such Incremental Amendment (other than with respect to any (I) Event of Default under Section 8.01(a) or 8.01(f) and (II) Specified Representations (conformed as reasonably necessary for such Investment to reflect at the option of the Borrower customary “SunGard” representations) which may only be waived with the consent of the Required Lenders). Each tranche of New Term Loans shall be in an aggregate principal amount that is not less than $10,000,000 (provided that such amount may be less than $10,000,000 if such lesser amount is approved by the Administrative Agent or such amount represents all remaining availability under the limit set forth in the next sentence) and each New Revolving Credit Commitments shall be in an aggregate principal amount that is not less than $5,000,000 (provided that such amount may be less than $5,000,000 if such lesser amount is approved by the Administrative Agent or such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of the New Term Loans, when added to the aggregate amount of New Revolving Credit Commitments incurred prior to or substantially simultaneously with the incurrence of such New Term Loans and/or New Revolving Credit Commitments, as applicable, shall not exceed the Available Incremental Amount.

(b) The terms and provisions of New Term Commitments or New Revolving Credit Commitments (and the Loans in respect of the foregoing), as the case may be, of any Class shall be as agreed between the Borrower and the lenders providing such New Term Commitments or New Revolving Credit Commitments; provided, that:

(i) such New Term Commitments and New Revolving Credit Commitments shall (x) rank pari passu in right of payment and of security with the Initial Term Loans made on the Closing Date and (y) may not be (I) secured by any assets other than Collateral or (II) guaranteed by any Person other than a Guarantor,

(ii) New Term Loans shall not mature earlier than the Original Term Loan Maturity Date (prior to any extension thereto),

(iii) New Term Loans shall have a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the Initial Term Loans (prior to any extension thereto),

(iv) the currency, discounts, premiums, fees, optional prepayment and redemptions terms and, subject to clauses (ii) and (iii) above, the amortization schedule applicable to any New Term Loans and New Revolving Credit Commitments shall be determined by the Borrower and the Lenders thereunder,

(v) the interest rate (including margin and floors) applicable to any New Term Loans will be determined by the Borrower and the Lenders providing such New Term Loans; provided that, if the All-In Yield applicable to such New Term Loans exceeds the All-In Yield of the Initial Term Loans made on the Closing Date at such time by more than 50 basis points, then the interest rate margins for the Initial Term Loans shall be increased to the extent necessary so that the All-In Yield of the Initial Term Loans is equal to the All-In Yield of such New Term Loans minus 50 basis points; provided that any increase in All-In Yield to any Initial Term Loan due to the application or imposition of a SOFR or Base Rate floor on any New Term Loan shall be effected, at the Borrower’s option, (x) through an increase in (or implementation of, as applicable) any SOFR or Base Rate floor applicable to such Initial Term Loan, (y) through an increase in the Applicable Rate for such Initial Term Loan or (z) any combination of (x) and (y) above, and in each case, solely to the extent that the application or imposition of such floor would cause an increase in the interest rate then in effect under the Initial Term Loans,

(vi) the New Term Loans may provide for the ability to participate on a pro rata basis or less than pro rata basis (but not greater than a pro rata basis) in any voluntary repayments or prepayments of principal of Initial Term Loans hereunder and on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis except in the case of a prepayment under Section 2.05(b)(iii)(B)) in any mandatory repayments or prepayments of principal of Initial Term Loans hereunder,

(vii) except as set forth above, the material terms of any such New Term Commitments (and the Loans in respect thereof) shall be (taken as a whole) no more favorable (as reasonably determined by the Borrower in good faith) to the New Term Lenders than those applicable to the Term Loans, (except for (1) covenants or other provisions applicable only to periods after the Latest Maturity Date of the Term Loans and (2) pricing, fees, rate floors, premiums, optional prepayment or redemption terms); provided that (A) except as provided in preceding clauses (i) through (vi), the terms and conditions applicable to such New Term Commitments, New Term Loans shall be either substantially similar to, and not more favorable to the lenders thereunder than the Term Loans or, if more favorable, may be materially different from those of the Term Loans to the extent such differences are reasonably acceptable to the Administrative Agent (acting at the direction of the Required Lenders) (it being understood that (x) terms applicable only after the Latest Maturity Date of the existing Term Loans and (y) the modification of the terms of the then-existing Term Loans to receive the benefit of such more favorable terms, in each case, are acceptable in any event) and (B) in the case of a Term Loan Increase, the terms, provisions and documentation of such Term Loan Increase shall be identical (other than with respect to upfront fees and OID and underwriting, commitment, amendment, arrangement, structuring or similar fees payable in connection therewith) to the applicable Term Loans being increased, in each case, as existing on the Incremental Facility Closing Date; and

(viii) no Lender of Initial Term Loans will be required to participate in any such New Term Commitments or New Revolving Credit Commitment (and the Loans in respect thereof) but no New Term Commitments or New Revolving Credit Commitment (and the Loans in respect thereof) may be incurred without first offering each Lender of Initial Term Loans the right to provide their pro rata portion of such New Term Commitments or New Revolving Credit Commitment (and the Loans in respect thereof) on the same terms as offered to any other prospective lender; provided that, to the extent that any such Lender elects not to provide its pro rata portion of any such New Term Commitments or New Revolving Credit Commitment (and the Loans in respect thereof) (and if such Lender has not accepted or declined such offer within ten (10) days following receipt of written notice of such offer, such Lender will be deemed to have declined such offer), the other such Lenders shall have the right to provide such Lender’s pro rata portion of the New Term Commitments or New Revolving Credit Commitment (and the Loans in respect thereof) (and if such other Lender does not accept or decline such offer within three (3) Business Days following receipt of written notice of such offer from the Borrower, such other Lender will be deemed to have declined such offer).

(c) Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant New Term Loans or New Revolving Credit Commitments and the date on which the Borrower proposes that the same shall be effective (each, an “Incremental Amount Date”). New Term Loans may be made, and New Revolving Credit Commitments may be provided, by any existing Lender (but each existing Term Lender shall not have an obligation to make a portion of any New Term Loan or New Revolving Credit Commitments on terms permitted in this Section 2.14) or, subject to clause (b)(viii) of this Section 2.14, by any Additional Lender; provided that the Administrative Agent shall have consented (not to be unreasonably conditioned, withheld or delayed) to such Lender’s or Additional Lender’s making such New Term Loans or providing such New Revolving Credit Commitments if such consent would be required under Section 10.07(b) for an assignment of Loans to such Lender or Additional Lender. Commitments in respect of New Term Loans and New Revolving Credit Commitments shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each existing Lender agreeing to provide such Commitment, if any, each Additional Lender agreeing to provide such Commitment, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.14 (including, if any New Revolving Credit Commitments are established, to provide for customary revolving loan mechanics and provisions and to modify Sections 2.15 and 2.17 of this Agreement to provide for customary refinancing and extension mechanics applicable to revolving facilities). The effectiveness of (and, in the case of any Incremental Amendment for New Term Loans or New Revolving Credit Commitments, any Credit Extension under) any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions as the Borrower and the Lenders providing such Commitment shall agree, including, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (a)(i) customary officer’s certificates and board resolutions and (ii) customary opinions of counsel to the Loan Parties, in each case, consistent with those delivered on the Closing Date (other than changes to legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent) and (b) supplemental or reaffirmation agreements and/or such amendments to the Collateral Documents and/or the Guaranty as may be reasonably requested by the Administrative Agent (including Mortgage amendments) in order to ensure that any New Term Commitment or New Revolving Credit Commitments are provided with the benefit of the applicable Loan Documents. The Borrower shall use the proceeds (if any) of the New Term Loans or New Revolving Credit Commitments for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any New Term Loans or New Revolving Credit Commitments unless it so agrees.

(d) Reserved.

(e) Any New Term Commitment may be designated a separate Class of Term Loans for all purposes of this Agreement. This Section 2.14 shall supersede any provisions in Section 2.05, Section 2.12, Section 2.13, Section 8.03 or Section 10.01 to the contrary.

Section 2.15 Refinancing Amendments. (a) The Borrower may, at any time or from time to time after the Closing Date, by notice to the Administrative Agent (a “Refinancing Loan Request”), request (A) the establishment of one or more new Classes of term loans under this Agreement (any such new Class, “New Refinancing Term Commitments”) or (B) increases to one or more existing Classes of term loans under this Agreement (provided that the loans under such new commitments shall be fungible for U.S. federal income tax purposes with the existing Class of Term Loans proposed to be increased on the Refinancing Facility Closing Date for such increase) (any such increase to an existing Class, collectively with New Refinancing Term Commitments, “Refinancing Term Commitments”), in each case, established in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, as selected by the Borrower, any one or more then existing Class or Classes of Loans or Commitments (with respect to a particular Refinancing Term Commitments or Refinancing Term Loan, such existing Loans or Commitments, “Refinanced Debt”), whereupon the Administrative Agent shall promptly deliver a copy of each such notice to each of the Lenders.

(b) Any Refinancing Term Loans made pursuant to New Refinancing Term Commitments made on a Refinancing Facility Closing Date shall be designated a separate Class of Refinancing Term Loans for all purposes of this Agreement. On any Refinancing Facility Closing Date on which any Refinancing Term Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.15, (i) each Refinancing Term Lender of such Class shall make a Term Loan to the Borrower (a “Refinancing Term Loan”) in an amount equal to its Refinancing Term Commitment of such Class and (ii) each Refinancing Term Lender of such Class shall become a Lender hereunder with respect to the Refinancing Term Commitment of such Class and the Refinancing Term Loans of such Class made pursuant thereto.

(c) Each Refinancing Loan Request from the Borrower pursuant to this Section 2.15 shall set forth the requested amount and proposed terms of the relevant Refinancing Term Loans and identify the Refinanced Debt with respect thereto. Refinancing Term Loans may be made by any existing Lender (but each existing Term Lender shall not have an obligation to make a portion of any Refinancing Term Loan on terms permitted in this Section 2.15) or by any Additional Lender; provided that the Administrative Agent shall have consented (not to be unreasonably conditioned, withheld or delayed) to such Lender’s or Additional Lender’s making such Refinancing Term Loans if such consent would be required under Section 10.07(b) for an assignment of Loans to such Lender or Additional Lender (each such existing Lender or Additional Lender providing such Commitment or Loan, a “Refinancing Term Lender”).

(d) The effectiveness of any Refinancing Amendment, and the Refinancing Term Commitments thereunder, shall be subject to the satisfaction on the date thereof (a “Refinancing Facility Closing Date”) of each of the following conditions, together with any other conditions set forth in the Refinancing Amendment:

(i) after giving effect to such Refinancing Term Commitments, the conditions of Sections 4.02(a) and (b) shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the applicable Refinancing Facility Closing Date),

(ii) each Refinancing Term Commitments shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $10,000,000 and not in an increment of $1,000,000 if such amount is equal to the entire outstanding principal amount of Refinanced Debt),

(iii) to the extent reasonably requested by the Administrative Agent, the receipt by the Administrative Agent (A) (I) customary officer’s certificates and board resolutions and (II) customary opinions of counsel to the Loan Parties, in each case, consistent with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent) and (B) supplemental or reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent (including Mortgage amendments, if applicable) in order to ensure that any Refinancing Term Commitment is provided with the benefit of the applicable Loan Documents, and

(iv) the Refinancing Term Loans made pursuant to any increase in any existing Class of Term Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans under the respective Class so incurred on a pro rata basis (based on the principal amount of each Borrowing) so that each Lender under such Class will participate proportionately in each then outstanding Borrowing of Term Loans under such Class.

(e) The terms and provisions of the Refinancing Term Commitments (and the Loans in respect of the foregoing), of any Class shall be as agreed between the Borrower and the lenders providing such Refinancing Term Commitments; provided, that:

(i) such Refinancing Term Commitments shall (x) rank pari passu in right of payment and of security with the Term Loans made on the Closing Date and (y) may not be (I) secured by any assets other than Collateral or (II) guaranteed by any Person other than a Guarantor,

(ii) except with respect to customary bridge loans, Refinancing Term Loans shall not mature earlier than the Maturity Date of the applicable Refinanced Debt (prior to any extension thereto),

(iii) except with respect to customary bridge loans, Refinancing Term Loans shall have a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the applicable Refinanced Debt (prior to any extension thereto),

(iv) the currency, discounts, premiums, fees, optional prepayment and redemptions terms and, subject to clauses (ii) and (iii) above, the amortization schedule applicable to any Refinancing Term Loans shall be determined by the Borrower and the Lenders thereunder,

(v) the interest rate (including margin and floors) applicable to any Refinancing Term Loans will be determined by the Borrower and the Lenders providing such Refinancing Term Loans,

(vi) the Refinancing Term Loans may provide for the ability to participate on a pro rata basis or less than pro rata basis (but not greater than a pro rata basis) in any voluntary repayments or prepayments of principal of Term Loans hereunder and on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis except in the case of a prepayment under Section 2.05(b)(iii)(B)) in any mandatory repayments or prepayments of principal of Term Loans hereunder,

(vii) Refinancing Term Loans shall not have a greater principal amount than the principal amount of the applicable Refinanced Debt plus any accrued but unpaid interest and fees on such Refinanced Debt plus existing commitments unutilized under such Refinanced Debt to the extent permanently terminated at the time of incurrence of such new Indebtedness plus the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such Refinanced Debt and any defeasance costs and any reasonable fees and expenses (including OID, upfront fees or similar fees) incurred in connection with the issuance of such Refinancing Term Loans,

(viii) except as set forth above, the material terms and conditions of any such Refinancing Term Commitments (and the Loans in respect thereof) shall be (taken as a whole) no more favorable (as reasonably determined by the Borrower in good faith) to the Refinancing Term Lender providing such Refinancing Term Commitments than those applicable to the applicable Refinanced Debt (except for (1) covenants or other provisions applicable only to periods after the Maturity Date of the applicable Refinanced Debt and (2) pricing, fees, rate floors, premiums, optional prepayment or redemption terms); provided that except as provided in preceding clauses (i) through (vii) above, the terms and conditions applicable to such Refinancing Term Commitments and Refinancing Term Loans may be materially different from those of the applicable Refinanced Debt to the extent such differences are reflective of market terms and conditions at the time of incurrence or issuance thereof, in each case, as determined by the Borrower; provided, that no financial maintenance covenant applicable to the Borrower may be added to such Refinancing Term Commitments (and the Loans in respect thereof) pursuant to this proviso without also being included in the Term Loans (which may be achieved by an amendment solely among the Borrower and the Administrative Agent).

(f) Commitments in respect of Refinancing Term Loans shall become Commitments under this Agreement pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each existing Lender agreeing to provide such Commitment, if any, each Additional Lender agreeing to provide such Commitment, if any, and the Administrative Agent. The Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15. The Borrower will, on or prior to the date which is five (5) Business Days after the receipt of such proceeds, use the proceeds, if any, of the Refinancing Term Loans in exchange for, or to extend, renew, replace, repurchase, retire or refinance, and shall permanently terminate applicable commitments under, the applicable Refinanced Debt.

(g) Reserved.

(h) Any Refinancing Term Commitment may be designated a separate Class of Term Loans for all purposes of this Agreement.

(i) In lieu of incurring any Refinancing Term Loans, the Borrower may, upon notice to the Administrative Agent, at any time or from time to time after the Closing Date issue, incur or otherwise obtain (A) secured Indebtedness in the form of one or more series of senior secured notes that are secured on a pari passu basis with the Obligations (but without regard to the control of remedies) (such notes,

“Permitted Pari Passu Secured Refinancing Debt”), (B) secured Indebtedness in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans (such notes or loans, “Permitted Junior Secured Refinancing Debt”) and (C) unsecured or subordinated Indebtedness in the form of one or more series of unsecured or subordinated notes or loans (such notes or loans, “Permitted Unsecured Refinancing Debt” and together with Permitted Pari Passu Secured Refinancing Debt and Permitted Junior Secured Refinancing Debt, “Refinancing Equivalent Debt”), in each case, in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, any existing Class or Classes of Loans (such Loans, “Refinanced Loans”).

(i) Any Refinancing Equivalent Debt:

(A) (1) except with respect to customary bridge loans, shall not have a final scheduled maturity date earlier than the Maturity Date of the Refinanced Loans, (2) except with respect to customary bridge loans, shall not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of the Refinanced Loans (prior to any extension thereto), (3) shall not be guaranteed by Persons other than Guarantors, (4) if in the form of subordinated Permitted Unsecured Refinancing Debt, shall be subject to a subordination agreement or provisions as reasonably agreed by the Administrative Agent, (5) shall not have a greater principal amount than the principal amount of the Refinanced Loans plus any accrued but unpaid interest and fees on such Refinanced Loans plus existing commitments unutilized under such Refinanced Loans to the extent permanently terminated at the time of incurrence of such new Indebtedness plus the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such Refinanced Loans and any defeasance costs and any reasonable fees and expenses (including OID, upfront fees or similar fees) incurred in connection with the issuance of such Refinancing Equivalent Debt, and (6) the covenants and events of default applicable to such Refinancing Equivalent Debt shall not be, when taken as a whole, materially more favorable, to the holders of such Indebtedness than those applicable to the Refinanced Loans unless such terms and conditions for such Refinancing Equivalent Debt are reflective of market terms and conditions for the type of Indebtedness incurred or issued at the time of incurrence or issuance thereof, in each case, as determined by the Borrower in good faith (it being understood that terms applicable only after the Maturity Date of the applicable Refinanced Debt are acceptable in any event); provided, that no financial maintenance covenant applicable to the Borrower may be added to such Refinancing Equivalent Debt pursuant to this proviso without also being included in the Term Loans (which may be achieved by an amendment solely among the Borrower and the Administrative Agent); provided, further, that a certificate of the Borrower delivered to the Administrative Agent at least three (3) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material covenants of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has reasonably determined in good faith that such covenants and defaults satisfy the foregoing requirement shall be conclusive evidence that such covenants and defaults satisfy the foregoing requirement unless the Administrative Agent (acting at the direction of the Required Lenders) notifies the Borrower within such three (3) Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees).

(B) (1) if either Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, shall be subject to security agreements substantially the same as the Collateral Documents (with such differences as are appropriate to reflect the nature of such Refinancing Equivalent Debt and are otherwise reasonably satisfactory to the Administrative Agent), (2) if Permitted Pari Passu Secured Refinancing Debt, (x) shall be secured by the Collateral on a pari passu basis (but without regard to control of remedies) with the

Obligations and shall not be secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, and (y) shall be subject to a Pari Passu Intercreditor Agreement or to other customary intercreditor agreements or arrangements reasonably acceptable to the Borrower and the Administrative Agent (acting at the direction of the Required Lenders), and (3) if Permitted Junior Secured Refinancing Debt, (x) shall be secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations and shall not be secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, and (y) shall be subject to the Superpriority Intercreditor Agreement or to other customary intercreditor agreements or arrangements reasonably acceptable to the Borrower and the Administrative Agent (acting at the direction of the Required Lenders).

(C) shall be incurred, and the proceeds thereof used, solely to repay, repurchase, retire or refinance the Refinanced Loans and terminate all commitments thereunder within five (5) Business Days after the receipt by the Borrower of such proceeds.

(j) This Section 2.15 shall supersede any provisions in Section 2.05, Section 2.12, Section 2.13, Section 8.03 or Section 10.01 to the contrary.

Section 2.16 Reserved.

Section 2.17 Extended Term Loans. (a) The Borrower may at any time and from time to time request that all or a portion of the Term Loans of a given Class (each, an “Existing Term Loan Facility”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.17. In order to establish any Extended Term Loans, the Borrower shall provide an Extension Request to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Facility) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such applicable Existing Term Loan Facility (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders) and offered pro rata to each Lender under such Existing Term Loan Facility and (y) be identical to the Term Loans under the Existing Term Loan Facility from which such Extended Term Loans are to be converted, except that: (i) the scheduled amortization payments of principal, if any, and/or scheduled final maturity date of the Extended Term Loans shall be as set forth in the applicable Extension Amendment, subject to the provisos below, (ii) the All-In Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, funding discounts, OID, prepayment premiums or otherwise) may be different than the All-In Yield for the Term Loans of such Existing Term Loan Facility, in each case, to the extent provided in the applicable Extension Amendment, (iii) the applicable Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans), and (iv) Extended Term Loans may have optional prepayment terms (including call protection and prepayment premiums) and mandatory repayment terms (other than as to scheduled amortization and final maturity date) as may be agreed by the Borrower and the Lenders thereof; provided that no Extended Term Loans may be optionally prepaid or mandatorily repaid (other than scheduled amortization and in the case of a prepayment under Section 2.05(b)(iii)(B)) prior to the date on which all Term Loans with an earlier final stated maturity (including Term Loans under the Existing Term Loan Facility from which they were converted) are repaid in full, unless such prepayment or repayment is in accordance with the theretofore existing provisions of this Agreement or is accompanied by at least a pro rata prepayment or repayment of such other Term Loans, as applicable; provided, further, that (A) in no event shall the final maturity date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the final maturity of the Existing Term Loan Facility being extended and (B) scheduled amortization applicable to such Extended Term Loans shall not exceed (or occur on different dates than) the scheduled amortization (exclusive of payments required at maturity) which previously applied to the Term Loans that are being extended (which regular amortization in the same amounts may continue after the date referenced in clause (x) below) at any time prior to the final maturity of the Existing Term Loan Facility being extended. Any Class of Extended Term Loans converted pursuant to any Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans converted from an Existing Term Loan Facility may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Facility (in which case scheduled amortization with respect thereto shall be proportionally increased). Each Term Loan Extension Series of Extended Term Loans incurred under this Section 2.17 shall be in an aggregate principal amount that is not less than $10,000,000 (or, in the case of any Class of Term Loans with an entire outstanding principal amount of less than $10,000,000 that is to be extended in full, such outstanding principal amount) (unless such extension is made pursuant to clause (e) below) and the Borrower may impose an Extension Minimum Condition with respect to any Extension Request for Extended Term Loans, which may be waived by the Borrower in its sole discretion.

(b) The Borrower shall provide the applicable Extension Request (which may be in the form of a term sheet posted to a website for the benefit of the Lenders) at least five (5) Business Days prior to the date on which Lenders under the Existing Term Loan Facility are requested to respond (although any changes to terms previously announced shall only require two (2) Business Days’ notice), and shall agree to such procedures, if any, as may be reasonably requested by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.17. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Facility converted into Extended Term Loans pursuant to any Extension Request or offer made pursuant to clause (e) below. Any Lender (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Facility subject to such Extension Request converted into Extended Term Loans shall notify the Administrative Agent (each, a “Term Loan Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Facility which it has elected to request be converted into Extended Term Loans (subject to any customary minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Facility in respect of which applicable Term Lenders shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans requested to be extended pursuant to the Extension Request, Term Loans subject to Term Loan Extension Elections shall be converted to Extended Term Loans on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans included in each such Term Loan Extension Election.

(c) Extended Term Loans shall be established pursuant to an Extension Amendment amending the terms of this Agreement among the Borrower, the Administrative Agent and each Extending Term Lender providing an Extended Term Loan thereunder, which shall be consistent with the provisions set forth in Section 2.17(a) above and reasonably satisfactory to the Administrative Agent. Each such Extension Amendment shall include representations (x) as to the accuracy of representations and warranties set forth in Article V of this Agreement and in the other Loan Documents in all material respects immediately before and after giving effect to such Extension Amendment and the transactions contemplated thereby and (y) that no Default shall have occurred and be continuing as of the effective date of such Extension Amendment, after giving effect to such Extension Amendment and the transactions contemplated thereby. The effectiveness of any Extension Amendment shall be subject to any Extension Minimum Condition (unless waived by the Borrower) and, to the extent reasonably requested by the Administrative Agent, be subject to receipt by the Administrative Agent of (i) board resolutions and officers’ certificates consistent with those delivered on the Closing Date, (ii) customary opinions of counsel to the Loan Parties reasonably acceptable to the Administrative Agent and (iii) supplemental or reaffirmation agreements and/or such amendments to the Collateral Documents and/or the Guaranty as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each such Extension Amendment. Each of the parties hereto hereby (A) agrees that, notwithstanding anything to the contrary set forth in Section 10.01, this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent reasonably required to (i) reflect the existence and terms of the Extended Term Loans incurred pursuant thereto (including changes and additional terms as agreed by the relevant Lenders and permitted pursuant to Section 2.17(a)) and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section, and the Lenders hereby expressly and irrevocably, for the benefit of all parties hereto, authorize the Administrative Agent to enter into such Extension Amendment and (B) consents to the transactions contemplated by this Section 2.17 (including payment of interest, fees or premiums in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Amendment).

(d) No conversion of Loans pursuant to any Term Loan Extension in accordance with this Section 2.17 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(e) Notwithstanding anything to the contrary contained above, at any time following the establishment of a Term Loan Extension Series (and so long as the last sentence of Section 2.17(b) was not applicable thereto), the Borrower may offer any Lender of the relevant Existing Term Loan Facility (without being required to make the same offer to any or all other Lenders) who failed to make a Term Loan Extension Election in respect of all or a portion of its Term Loans on or prior to the date specified in the Extension Request relating to such Term Loan Extension Series the right to convert all or any portion of its Term Loans under the respective Existing Term Loan Facility into Extended Term Loans under such Term Loan Extension Series; provided that (A) such offer and any related acceptance (x) shall be in accordance with such procedures, if any, as may be reasonably requested by, or acceptable to, the Administrative Agent, (y) shall be on identical terms (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders) to those offered to the Lenders who agreed to convert their Term Loans under the Existing Term Loan Facility into Extended Term Loans pursuant to the respective Extension Request and (z) shall result in proportionate increases to the scheduled amortization payments, if any, otherwise owing with respect to the Term Loan Extension Series, (B) any Lender which agrees to an extension pursuant to this clause (e) shall enter into a joinder agreement to the respective Extension Amendment in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and executed by such Lender, the Administrative Agent, the Borrower (and the Required Lenders hereby irrevocably authorize the Administrative Agent to enter into any such joinder agreement) and (C) the Term Loans of any such Lender that are converted pursuant to this clause (e) shall be in an aggregate principal amount that is not less than $1,000,000 (or, if such Lender’s outstanding Term Loans amount is less than $1,000,000, such lesser amount), unless each of the Borrower and the Administrative Agent otherwise consents.

(f) In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Term Loans of a given Term Loan Extension Series to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of a Term Loan Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Amendment, then the Administrative Agent, the Borrower and such affected

Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, notwithstanding anything to the contrary set forth in Section 10.01, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Term Loan Extension Amendment”) within 15 days following the effective date of such Extension Amendment, which Corrective Term Loan Extension Amendment shall (i) provide for the conversion and extension of Term Loans under the applicable Existing Term Loan Facility in such amount as is required to cause such Lender to hold Extended Term Loans of the applicable Term Loan Extension Series into which such other Term Loans were initially converted, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Amendment in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Borrower and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Amendment described in Section 2.17(c)), and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the last sentence of Section 2.17(c).

(g) This Section 2.17 shall supersede any provisions in Section 2.05, Section 2.12, Section 2.13, Section 8.03 or Section 10.01 to the contrary.

Section 2.18 Reserved.

Section 2.19 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender of a given Class is a Defaulting Lender:

(a) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, modification, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders;

(b) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise), shall not be paid or distributed to that Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated non-interest bearing account until the Termination Date and shall be applied at such time or times as may be reasonably determined by the Administrative Agent and the Borrower as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, after the Termination Date, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.19(b) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto; and

(c) Certain Fees. That Defaulting Lender shall not be entitled to receive any fee pursuant to Section 2.09 for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

Section 2.20 Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Contract shall be deemed not to be a “Loan Document” for purposes of this Section 2.20), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the reference time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes in consultation with the Borrower from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.20(d) and (v) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.20, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.20.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Adjusted Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for (i) a Borrowing of SOFR Rate Loans or conversion to or continuation of SOFR Rate Loans to be made, converted or continued or (ii) solely if applicable following a Benchmark Replacement or otherwise pursuant to this Section 2.20, a Borrowing of RFR Loans or conversion to RFR Loans, during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request for a Borrowing of SOFR Rate Loans into a request for a Borrowing of or conversion to (A) an RFR Loan so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) a Borrowing of Base Rate Loans if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Furthermore, if any SOFR Rate Loan (or, solely if applicable pursuant to this Section 2.20, RFR Loan) is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such SOFR Rate Loan (or RFR Loan), then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.20, (1) any SOFR Rate Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Loan so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a Base Rate Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) solely if applicable following a Benchmark Replacement or otherwise pursuant to this Section 2.20, any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan.

Section 2.21 Reserved.

Section 2.22 Reserved.

Section 2.23 Exit Fee. Borrower agrees to pay the Exit Fee in cash to the Administrative Agent (for further distribution to the Lenders in accordance with their pro rata share of the Initial Term Loans) upon any prepayment or repayment of any portion or all of the Initial Term Loans, whether at maturity, as a prepayment (including any prepayment under Sections 2.05(a) and 2.05(b)), repayment, acceleration or termination of the Initial Term Loans (including, but not limited to, any prepayment or repayment after the occurrence of an Event of Default or after acceleration of the Initial Term Loans, including in connection with the commencement of any insolvency proceeding or other proceeding pursuant to any Debtor Relief Laws) (the occurrence of any such events, an “Exit Fee Event”). The Exit Fee shall be fully earned, due and payable on the date such Exit Fee Event occurs and non-refundable when made. The parties acknowledge and agree that the Lenders forwent receiving additional compensation, fees and pricing on the Closing Date in return for the parties agreeing to the Exit Fee. The parties further acknowledge and agree that the Agents and the Lenders would not have entered into this Agreement and the Lenders would not have provided the Initial Term Loans without the Loan Parties agreeing to pay the Exit Fee in the aforementioned instances. The parties also acknowledge and agree that the Exit Fee set forth in this Section 2.23 is not intended to act as a penalty or to punish the Borrower or any other Loan Party for any such payment, repayment, redemption, prepayment or termination.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

Section 3.01 Taxes. (a) Except as required by law, any and all payments by the Borrower or any Guarantor to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges imposed by any Governmental Authority, and all liabilities (including additions to tax, penalties and interest) with respect thereto (“Taxes”), excluding, in the case of each Agent and each Lender, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes or branch profits Taxes, in each case imposed by the jurisdiction (or any political subdivision thereof) under the laws of which it is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (ii) Taxes (other than those described in clause (i)) imposed by reason of any connection between such Agent or Lender and any taxing jurisdiction other than a connection arising solely by having executed or entered into any Loan Document, having received payments thereunder or having been a party to, having performed its obligations under, having received or perfected a security interest under, having entered into any other transaction pursuant to and/or having enforced, any Loan Documents, (iii) with respect to any Lender, any withholding Tax that is or would be required to be withheld pursuant to Laws in effect at the time such Lender becomes a party hereto (or changes its applicable Lending Office), except to the extent that such Lender’s assignor (if any), immediately prior to the assignment to such Lender, or such Lender, immediately prior to such Lender’s change in Lending Office, was entitled to additional amounts in respect of such withholding Tax pursuant to this Section 3.01(a), (iv) any withholding Taxes imposed as a result of the failure of any Agent or Lender to comply with the provisions of Section 3.01(b), Section 3.01(c)(i) and Section 3.01(c)(ii) (in the case of any Foreign Lender, as defined below) or the provisions of Section 3.01(c)(iii) (in the case of any U.S. Lender, as defined below), (v) any withholding Taxes imposed pursuant to FATCA, (vi) any U.S. backup withholding taxes, and (vii) additions to tax, penalties and interest on the foregoing amounts in clauses (i) through (vi) (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges and liabilities being hereinafter referred to as “Indemnified Taxes”). If the Borrower, a Guarantor or any other applicable withholding agent is required to deduct any Indemnified Taxes or Other Taxes (as defined below) from or in respect of any sum payable by the Borrower or applicable Guarantor under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 3.01(a)), each of such Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions, (iii) the applicable withholding agent shall pay the full amount deducted to the relevant taxing authority, and (iv) within thirty (30) days after the date of any such payment by the Borrower or any Guarantor (or, if receipts or evidence are not available within thirty (30) days, as soon as practicable thereafter), the Borrower or Guarantor shall furnish to such Agent or Lender (as the case may be) the original or a facsimile copy of a receipt evidencing payment thereof to the extent such a receipt has been made available to the Borrower or Guarantor (or other evidence of payment reasonably satisfactory to the Administrative Agent). If the Borrower or any Guarantor fails to pay any Indemnified Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to any Agent or any Lender the required receipts or other required documentary evidence that has been made available to the Borrower or Guarantor, the Borrower or Guarantor shall indemnify such Agent and such Lender for any incremental Taxes that may become payable by such Agent or such Lender arising out of such failure.

(b) Any Agent or Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Agent or Lender, if reasonably requested by Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Agent or Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(c) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(c) Without limiting the generality of the foregoing:

(i) To the extent it is legally eligible to do so, each Agent or Lender that is not a U.S. Person (each a “Foreign Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent on or prior to the date on which the Foreign Lender becomes a party hereto, two (2) accurate and complete signed copies of whichever of the following is applicable: (i) IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or successor form certifying that it is entitled to benefits under an income tax treaty to which the United States is a party; (ii) IRS Form W-8ECI or successor form certifying that the income receivable pursuant to any Loan Document is effectively connected with the conduct of a trade or business in the United States; (iii) if the Foreign Lender is not (A) a bank described in Section 881(c)(3)(A) of the Code, (B) a 10-percent shareholder described in Section 871(h)(3)(B) of the Code, or (C) a controlled foreign corporation related to the Borrower within the meaning of Section 881(c)(3)(C)) of the Code, a certificate to that effect in substantially the form attached hereto as Exhibit H (a “Non-Bank Certificate”) and an IRS Form W-8BEN or IRS Form W-8BEN-E(as applicable) or successor form, certifying that the Foreign Lender is not a United States person; (iv) to the extent a Foreign Lender is not the beneficial owner for U.S. federal income tax purposes, IRS Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by, as and to the extent applicable, a Form W-8BEN or IRS Form W-8BEN-E (as applicable), Form W-8ECI, Non-Bank Certificate (provided, that if the Foreign Lender is a partnership (and not a Participating Lender), the Foreign Lender may provide a Non-Bank Certificate on behalf of its beneficial owners), IRS Form W-9, Form W-8IMY (or other successor forms) and any other required supporting information from each beneficial owner (it being understood that a Foreign Lender need not provide certificates or supporting documentation from beneficial owners if (x) the Foreign Lender is a “qualified intermediary” or “withholding foreign partnership” for U.S. federal income tax purposes and (y) such Foreign Lender is as a result able to establish, and does establish, that payments to such Foreign Lender are, to the extent applicable, entitled to an exemption from or, if an exemption is not available, a reduction in the rate of, U.S. federal withholding taxes without providing such certificates or supporting documentation); or (v) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

(ii) (1) In addition, each such Foreign Lender shall, to the extent it is legally eligible to do so, (i) promptly submit to the Borrower and the Administrative Agent two (2) accurate and complete signed copies of such other or additional forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant taxing authorities) as may then be applicable or available to secure an exemption from or reduction in the rate of U.S. federal withholding tax (A) on or before the date that such Foreign Lender’s most recently delivered form, certificate or other evidence expires or becomes obsolete or inaccurate in any material respect, (B) after the occurrence of a change in the Foreign Lender’s circumstances requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent, and (C) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (ii) promptly notify the Borrower and the Administrative Agent, in writing, of any change in the Foreign Lender’s circumstances which would modify or render invalid any claimed exemption or reduction.

(2) If a payment made to a Lender or any Agent under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or such Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or such Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender or such Agent has complied with such Lender’s or such Agent’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (2), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Agent or Lender that is a U.S. Person (each a “U.S. Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent two (2) copies of accurate and complete signed IRS Form W-9 or successor form certifying that such U.S. Lender is not subject to United States federal backup withholding tax (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or inaccurate in any material respect, (iii) after the occurrence of a change in the U.S. Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent; provided, however, that if such Agent or Lender is a disregarded entity for U.S. federal income tax purposes, it shall provide the appropriate withholding form of its owner (together with appropriate supporting documentation).

(d) Reserved.

(e) The Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise (in the nature of a documentary or similar tax), property, intangible, filing or mortgage recording taxes or charges or similar levies imposed by any Governmental Authority which arise from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (including additions to tax, penalties and interest related thereto) excluding, in each case, such amounts imposed in connection with an Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document, except to the extent that any such Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document was made at the request of the Borrower pursuant to Section 3.07 (all such non-excluded taxes described in this Section 3.01(e) being hereinafter referred to as “Other Taxes”).

(f) If any Indemnified Taxes with respect to any payment received by any Agent or Lender in respect of any Loan Document, or any Other Taxes, are directly asserted against any Agent or Lender, such Agent or Lender may pay such Indemnified Taxes or Other Taxes and the Loan Parties will jointly and severally indemnify and hold harmless such Agent or Lender for the full amount of such Indemnified Taxes and Other Taxes (and any Indemnified Taxes and Other Taxes imposed on amounts payable under this Section 3.01), and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted. Payments under this Section 3.01(f) shall be made within ten (10) days after the date the Borrower receives written demand for payment from such Agent or Lender. A certificate as to the amount of such payment or liability delivered to the Borrower by an Agent or a Lender (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

(g) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Loan Parties to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(e) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (g).

(h) If the Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded or additional amounts have been payable hereunder, the relevant Lender or the relevant Agent, as applicable, shall cooperate with the Borrower in a reasonable challenge of such Taxes if so requested by the Borrower; provided that (i) such Lender or Agent determines in its reasonable discretion that it would not be prejudiced by cooperating in such challenge, (ii) the Borrower pays all related expenses of such Agent or Lender, (iii) the Borrower indemnifies such Lender or Agent for any liabilities or other costs incurred by such party in connection with such challenge and (iv) Borrower indemnifies Lender or the relevant Agent, as applicable, for any Indemnified Taxes or Other Taxes before any such contest.

(i) If any Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or any Guarantor, as the case may be, or with respect to which the Borrower or any Guarantor, as the case may be, has paid additional amounts pursuant to this Section 3.01, it shall promptly remit such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or any Guarantor, as the case may be, under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes) incurred by such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of such Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority)

to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. Such Agent or such Lender, as the case may be, shall provide the Borrower with a copy of any notice of assessment or other evidence reasonably available of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or such Agent may delete any information therein that such Lender or such Agent deems confidential or not relevant to such refund in its reasonable discretion).

(j) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 3.01(a) with respect to such Lender, it will, if requested by the Borrower in writing, use commercially reasonable efforts (subject to legal and regulatory restrictions) to mitigate the effect of any such event, including by designating another Lending Office for any Loan affected by such event and by completing and delivering or filing any Tax-related forms which such Lender is legally eligible to deliver and which would reduce or eliminate any amount of Indemnified Taxes or Other Taxes required to be deducted or withheld or paid by the Borrower; provided that such efforts are made at the Borrower’s expense and on terms that, in the reasonable judgment of such Lender, do not cause such Lender and its Lending Office(s) to suffer any economic, legal or regulatory disadvantage; and provided, further that nothing in this Section 3.01(j) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Sections 3.01(a) or (f). Notwithstanding any other provision of this Agreement, the Borrower and the Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents, subject to the provisions of this Section 3.01.

(k) Subject to clause (l), each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under the Loan Documents.

(l) With respect to any Lender’s claim for compensation under this Section 3.01, the Borrower shall not be required to compensate such Lender for any amount incurred unless such Lender notifies the Borrower of the event that gives rise to such claim within 180 days after such Lender obtains knowledge of such event.

(m) Reserved.

(n) Without limiting the provisions of Sections 3.01(a) or (f) above, each Lender shall indemnify the Borrower, and shall make payment in respect thereof within ten (10) days after demand therefor, against any and all taxes excluded from the definition of Taxes under clauses (iii), (iv) or (vi) of the first sentence of Section 3.01(a) (and any related additions to tax, penalties and interest under clause (vii) thereof) imposed in respect of such Lender, and any reasonable expenses arising therefrom or with respect thereto, that are incurred by or asserted against the Borrower by any Governmental Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the Borrower pursuant to Sections 3.01(b), (c)(i), (c)(ii) or (c)(iii).

Section 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR Rate or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR Rate or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make SOFR Rate Loans, and any right of the Borrower to continue SOFR

Rate Loans or to convert Base Rate Loans to SOFR Rate Loans, shall be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”, in each case until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Rate Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Rate Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Rate Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.03 Inability to Determine Rates. Subject to Section 2.20, if:

(a) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to the commencement of any Interest Period for any SOFR Rate Loan, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time (solely if applicable following a Benchmark Replacement or otherwise pursuant to this Section 3.03), that adequate and reasonable means do not exist for ascertaining the Adjusted Daily Simple SOFR, or

(b) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for any SOFR Rate Loan, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time (solely if applicable following a Benchmark Replacement or otherwise pursuant to this Section 3.03), the Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing, then, in each case, the Administrative Agent will promptly so notify the Borrower and each Lender by telephone, telecopy or electronic mail and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Loan Notice in accordance with the terms of Section 2.02, (1) any Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a SOFR Rate Loan and any Loan Notice that requests a SOFR Rate Loan shall instead be deemed to be a Loan Notice for (x) an RFR Loan so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.03(a) or (b) above or (y) a Base Rate Loan if the Adjusted Daily Simple SOFR also is the subject of Section 3.03(a) or (b) above and (2) solely if applicable following a Benchmark Replacement or otherwise pursuant to this Section 3.03, any Loan Notice that requests an RFR Loan shall instead be deemed to be a Loan Notice for a Base Rate Loan; provided that, if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any SOFR Rate Loan (or, solely if applicable following a Benchmark Replacement or otherwise pursuant to this Section 3.03, RFR Loan) is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 3.03 with respect to the Relevant Rate applicable to such SOFR Rate Loan (or RFR Loan), then until (x) the Administrative Agent notifies the Borrower and the

Lenders that the circumstances giving rise to such notice no longer exist with respect to such Relevant Rate and (y) the Borrower delivers a new Loan Notice in accordance with the terms of Section 2.02, (1) any SOFR Rate Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Loan so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.03(a) or (b) above or (y) a Base Rate Loan if the Adjusted Daily Simple SOFR also is the subject of Section 3.03(a) or (b) above, on such day, and (2) solely if applicable following a Benchmark Replacement or otherwise pursuant to this Section 3.03, any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan.

Section 3.04 Increased Cost and Reduced Return; Capital Adequacy, etc.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any SOFR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except, in each case, for Indemnified Taxes, amounts excluded from the definition of Indemnified Taxes pursuant to clauses (i) through (vi) of the first sentence of Section 3.01(a) (and any additions to tax, penalties and interest on the foregoing amounts in said clauses (i) through (vi)) that are imposed with respect to payments for or on account of any Agent or any Lender under any Loan Document and any Other Taxes and amounts excluded from the definition of Other Taxes pursuant to Section 3.01(e)); or

(iii) impose on any Lender any increase in the cost to such Lender of agreeing to make or making, funding or maintaining SOFR Rate Loans;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs or such reduction in amount (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. At any time that any SOFR Rate Loan is affected by the circumstances described in this Section 3.04(a), the Borrower may, subject to Section 3.05, either (i) if the affected SOFR Rate Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower receives any such demand from such Lender or (ii) if the affected SOFR Rate Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert such SOFR Rate Loan into a Base Rate Loan, if applicable.

(b) Capital Requirements. If any Lender reasonably determines that the introduction of any Change in Law regarding capital adequacy or liquidity requirements, or any change therein or the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender, or any corporation or holding company controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subclause (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. Unless otherwise provided, the Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Reserved.

(e) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof). No Lender shall demand compensation pursuant to this Section 3.04 unless such Lender is generally making corresponding demands on similar types of borrowers for similar amounts pursuant to similar provisions in other loan documents to which such Lender is a party.

(f) Mitigation. If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan affected by such event; provided that such efforts are made at the Borrower’s expense and on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 3.04(f) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Sections 3.04(a), (b), (c), or (e).

Section 3.05 Compensation for Losses. In the event of (a) the payment of any principal of any SOFR Rate Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Rate Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any SOFR Rate Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any SOFR Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 3.07, then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss or expense (excluding loss of anticipated profits or margin) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain such Loan.

Section 3.06 Matters Applicable to All Requests for Compensation.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material economic, legal or regulatory respect.

(b) Suspension of Lender Obligations. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue SOFR Rate Loans from one Interest Period to another Interest Period, or to convert Base Rate Loans into SOFR Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue from one Interest Period to another Interest Period any SOFR Rate Loan, or to convert Base Rate Loans into SOFR Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s SOFR Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such SOFR Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s SOFR Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s SOFR Rate Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another Interest Period by such Lender as SOFR Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into SOFR Rate Loans shall remain as Base Rate Loans.

(d) Conversion of SOFR Rate Loans. If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s SOFR Rate Loans no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when SOFR Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding SOFR Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans of a given Class held by the Lenders of such Class holding SOFR Rate Loans and by such Lenders are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Pro Rata Shares.

(e) Notwithstanding anything contained herein to the contrary, a Lender shall not be entitled to any compensation pursuant to Section 3.04 to the extent such Lender is not imposing such charges or requesting such compensation from borrowers (similarly situated to the Borrower hereunder) under comparable syndicated credit facilities.

Section 3.07 Replacement of Lenders under Certain Circumstances. If (i) any Lender becomes a Defaulting Lender, (ii) any Lender requests compensation under Section 3.04 or ceases to make SOFR Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (iii) the Borrower is required to pay any Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iv) any Lender is a Non-Consenting Lender or (v) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to one or more Eligible Assignees (none of whom shall be a Defaulting Lender) that shall assume such obligations (any of which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.07(b)(iv);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees (including the Exit Fee, if any) and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts payable under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) such Lender being replaced pursuant to this Section 3.07 shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent (or a lost or destroyed note indemnity in lieu thereof); provided that the failure of any such Lender to deliver such Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Notes shall be deemed to be canceled upon such failure;

(d) pursuant to any Assignment and Assumption executed pursuant to Section 3.07(c), (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender;

(e) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(f) such assignment does not conflict with applicable Laws.

(g) In connection with any such replacement, if any such Lender being replaced pursuant to this Section 3.07 does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Lender being replaced pursuant to this Section 3.07, then such Lender being replaced pursuant to this Section 3.07 shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of such Lender.

In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment or modification thereto, (ii) the consent, waiver or amendment or modification in question requires the agreement of each Lender, all affected Lenders or all the Lenders in accordance with the terms of Section 10.01 with respect to a certain Class or Classes of the Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment or modification, then any Lender who does not agree to such consent, waiver or amendment or modification shall be deemed a “Non-Consenting Lender.” If any applicable Lender shall be deemed a Non-Consenting Lender and is required to assign all or any portion of its Initial Term Loans pursuant to this Section 3.07, in connection with any such waiver, amendment or modification, the Borrower shall pay to such Non-Consenting Lender the fee set forth in Section 2.23 to the extent applicable.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 3.08 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent or the Collateral Agent.

ARTICLE IV

Conditions Precedent to Credit Extensions

Section 4.01 Conditions to Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder on the Closing Date is subject to satisfaction (or due waiver in accordance with Section 10.01 hereof) of each of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles or electronic copies in “.pdf” or “.tif” format by electronic mail (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (if applicable):

(i) a Loan Notice relating to the initial Credit Extension and which shall be delivered on the Closing Date;

(ii) a Note executed by the Borrower in favor of each Lender that has requested a Note at least two (2) Business Days in advance of the Closing Date;

(iii) executed counterparts of this Agreement duly executed by the Borrower;

(iv) the fully executed Exchange Agreement;

(v) the fully executed Superpriority Intercreditor Agreement;

(vi) each Guaranty and other Collateral Document set forth on Schedule 1.01B required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party party thereto as of the Closing Date, together with:

(A) certificates, if any, representing the Pledged Equity referred to therein (except as otherwise set forth on Schedule 1.01B) accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank (except as otherwise set forth on Schedule 1.01B); and

(B) evidence that all other actions, recordings and filings (except as otherwise set forth in Schedule 1.01B) that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(vii) such documents and certification (including Organization Documents) as the Administrative Agent may reasonably require to evidence that the Borrower and each Guarantor is duly incorporated, organized or formed, such certificates of good standing or status (to the extent that such concepts exist) from the applicable secretary of state (or equivalent authority) of the jurisdiction of organization of each Loan Party (in each case, to the extent applicable), certificates of customary resolutions (or, in the case of an Australian Loan Party, extracts thereof) or other customary action, incumbency certificates and/or other customary certificates of Responsible Officers of each Loan Party evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(viii) a customary opinion from Sidley Austin LLP, counsel to the Loan Parties and Matheson LLP, Ireland counsel to the Loan Parties;

(ix) evidence that all insurance (other than title insurance) required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

(x) copies of recent Uniform Commercial Code, tax and intellectual property Lien searches, searches of the Australian PPS Register and copies of judgment searches, in each case, in each jurisdiction reasonably requested by the Administrative Agent in respect of the Loan Parties;

(xi) the fully executed Perfection Certificate;

(xii) the fully executed Intercompany Note;

(xiii) the fully executed Registration Rights Agreement; and

(xiv) a certificate attesting to the Solvency of the Borrower and its Subsidiaries, on a consolidated basis, on the Closing Date after giving effect to the Transaction, from the chief financial officer of the Borrower.

(b) All fees, premiums, expenses (including Attorney Costs of Akin and local counsel in each Additional Asset Jurisdiction, title premiums, survey charges and recording taxes and fees) and other transaction costs incurred in connection with the Transaction (including to fund any OID and upfront fees) and fees and expenses required to be paid under the FTI Engagement Letter, JPM Engagement Letter and the Fee Letters on the Closing Date to the Agents (including Attorney Costs of Paul Hastings LLP as counsel to Delaware Trust Company), the Lead Arranger and the Lenders to the extent invoiced in reasonable detail at least two (2) Business Days before the Closing Date (except as otherwise reasonably agreed to by the Borrower) shall have been paid in full to the extent then due.

(c) Prior to, or substantially concurrently with, the initial Credit Extensions, the Borrower shall have amended the Existing Credit Agreement pursuant to the First Amendment to Existing Credit Agreement.

(d) The Administrative Agent and Lenders shall have received at least three (3) days prior to the Closing Date (x) all documentation and other information about the Borrower and each Guarantor reasonably requested in writing by them at least ten (10) Business Days prior to the Closing Date in order to comply with Anti-Money Laundering Laws and (y) if the Borrower or any Guarantor qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower or any Guarantor shall have delivered to the Administrative Agent and each Lender that so requests a Beneficial Ownership Certification in relation to the Borrower or such Guarantor.

(e) Since May 8, 2023, there not having occurred any event, change, condition, occurrence or circumstance which, either individually or in the aggregate, has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f) The Borrower shall have delivered a business plan acceptable to each Lender of Initial Term Loans, which shall include a 13-week cash flow forecast in form and substance acceptable to the Lenders.

(g) The Borrower shall have paid in cash all accrued and unpaid interest on the Existing Term Loans that are exchanged pursuant to the Exchange.

(h) To the extent any Lender has elected to receive Warrants on the Closing Date, such Warrants (if any) shall have been issued by the Borrower to each such Lender.

(i) No Default (as defined in the Existing Credit Agreement) shall have occurred and be continuing under the Existing Credit Agreement as of the date hereof.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

Section 4.02 Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, a continuation of SOFR Rate Loans or a Borrowing pursuant to any Incremental Amendment) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(b) At the time of and immediately after giving effect to any Borrowing, no Default or Event of Default shall have occurred and be continuing.

(c) The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of SOFR Rate Loans or a Borrowing in connection with any Incremental Amendment) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

Representations and Warranties

On the Closing Date and to the extent required pursuant to Section 4.02 hereof, the Borrower represents and warrants to the Administrative Agent, the Collateral Agent, and the Lenders that:

Section 5.01 Existence, Qualification and Power. Each Loan Party and each of its respective Subsidiaries (a) is a Person duly organized, incorporated or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction), (b) has all corporate or other organizational power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (to the extent such concept exists in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clauses (a) (other than with respect to the due organization, formation, incorporation or existence of the Loan Parties), (b)(i), (c) or (d), to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.02 Authorization; No Contravention. (a) The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party and the consummation of the Transaction have been duly authorized by all necessary corporate or other organizational action.

(b) The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party and the consummation of the Transaction do not and will not (A) materially contravene the terms of any of its Organization Documents; (B) conflict with or result in any breach or contravention of, or the creation of any material Lien upon any of the property or assets of such Loan Party or any of the Subsidiaries (other than as permitted by Section 7.01) under (I) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (II) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (C) violate any applicable Laws; except with respect to any conflict, breach, contravention or violation (but not creation of Liens) referred to in clauses (B) and (C), to the extent that such conflict, breach, contravention or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.03 Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, except for (i) filings or other actions necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement), (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings described in the Collateral Documents, and (iv) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party that is party hereto and thereto in accordance with its respective terms, except as such enforceability may be limited by Debtor Relief Laws or other Laws affecting creditors’ rights generally and by general principles of equity and principles of good faith and fair dealing.

Section 5.05 Financial Statements; No Material Adverse Effect. (a) The Annual Financial Statements and the Quarterly Financial Statements fairly present in all material respects the financial position of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein (subject, in the case of the Quarterly Financial Statements to changes resulting from normal year-end adjustments and the absence of footnotes).

(b) Since May 8, 2023, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

Section 5.06 Litigation. There are no actions, suits, proceedings, claims, investigations or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of the Subsidiaries or against any of their properties that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.07 Labor Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened.

Section 5.08 Ownership of Property; Liens. Each of the Borrower and the Subsidiaries has good record and indefeasible title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for Liens permitted by Section 7.01 and except where the failure to have such title or other property interests described above would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.09 Environmental Matters. (a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Borrower and the Subsidiaries are in compliance with all Environmental Laws in all jurisdictions in which the Borrower and each of the Subsidiaries, as the case may be, is currently doing business (including having obtained all Environmental Permits required for the operation of the business) and (ii) neither the Borrower nor any of the Subsidiaries is subject to any pending, or to the knowledge of the Borrower, threatened Environmental Claim or other Environmental Liability.

(b) Neither the Borrower nor any of the Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any of its current or former real estate or facilities in a manner that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10 Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower and the Subsidiaries have timely filed all federal and state and other Tax returns and reports required to be filed, and have timely paid all federal and state and other Taxes, assessments, fees and other governmental charges (including satisfying its withholding Tax obligations) levied or imposed on their properties, income or assets or otherwise due and payable, except those which are being contested in good faith by appropriate actions and for which adequate reserves have been provided in accordance with GAAP.

Section 5.11 ERISA Compliance. (a) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has failed to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan; (iii) neither the Borrower nor any of its ERISA Affiliates has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. of ERISA with respect to a Multiemployer Plan; and (iv) neither the Borrower nor any of its ERISA Affiliates has engaged in a transaction that is subject to Section 4069 or Section 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(a), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Except where noncompliance or the incurrence of a material obligation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable Laws, and neither the Borrower nor any Subsidiary has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan.

Section 5.12 Subsidiaries. As of the Closing Date, (a) neither the Borrower nor any other Loan Party has any Subsidiaries other than those specifically disclosed on Schedule 5.12, (b) all of the outstanding Equity Interests in the Subsidiaries have been validly issued and are fully paid and (if applicable) nonassessable, and (c) all outstanding Equity Interests owned by the Borrower or any other Loan Party in any of their respective Subsidiaries are owned free and clear of all Liens of any Person except (x) to the extent permitted by the Collateral and Guarantee Requirement, (y) those created under the Collateral Documents and (z) any nonconsensual Lien that is permitted under Section 7.01. As of the Closing Date, Schedule 5.12 and Schedule 4 to the Perfection Certificate (a) sets forth the name and jurisdiction of each Subsidiary, (b) sets forth the ownership interest of the Borrower in each of its Subsidiaries, including the percentage of such ownership and (c) identifies each Subsidiary that is a Subsidiary the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.

Section 5.13 Margin Regulations; Investment Company Act; Affected Financial Institutions. (a) As of the Closing Date, not more than 25% of the value of the Collateral of the Borrower and its Subsidiaries, on a consolidated basis, is Margin Stock. No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, in each case, in a manner that would violate Regulation U, and no proceeds of any Borrowings will be used, directly or, to the knowledge of the Borrower and the Subsidiaries, indirectly for any purpose that violates Regulation U.

(b) No Loan Party is an “investment company” as defined in the Investment Company Act of 1940.

(c) No Loan Party is an Affected Financial Institution.

Section 5.14 Disclosure. No written information or written data furnished or concerning the Loan Parties that has been made available to any Agent or any Lender by or on behalf of any Loan Party in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made (after giving effect to all supplements and updates thereto); provided, that (a) with respect to financial estimates, projected financial information, forecasts and other forward-looking information, the Borrower represents and warrants only that such information, when taken as a whole, was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time of preparation and at the time such financial estimates, projected financial information, forecasts and other forward looking information are made available to any Agent or Lender; it being understood that (i) such projections are not to be viewed as facts, (ii) such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, (iii) no assurance can be given that any particular projections will be realized and (iv) actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material and (b) no representation or warranty is made with respect to information of a general economic or general industry nature. As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is, to the knowledge of the Borrower, true and correct in all respects.

Section 5.15 Intellectual Property; Licenses, Etc. The Borrower and the Subsidiaries have good and marketable title to, or a valid license or right to use, all patents, patent rights, trademarks, service marks, trade names, copyrights, technology, software, know-how database rights, rights of privacy and publicity, licenses and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of their respective businesses as currently conducted, except where the failure to have any such rights, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The operation of the respective businesses of the Borrower or any of its Subsidiaries as currently conducted does not infringe upon, misuse, misappropriate or violate any rights held by any Person except for such infringements, misuses, misappropriations or violations that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (except that, with respect to patents, the foregoing representation is made to the knowledge of the Borrower). No claim or litigation regarding any IP Rights is pending or threatened in writing against the Borrower or any of its Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.16 Solvency. On the Closing Date, after giving effect to the Transaction, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

Section 5.17 Use of Proceeds. All proceeds of the Facilities shall be used as provided in Section 6.17.

Section 5.18 Compliance with Laws. Each Loan Party and each Subsidiary is in compliance with the requirements of all applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate actions diligently conducted or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 5.19 Collateral Documents. Subject to the terms of Section 4.01 and except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the delivery to the Administrative Agent of any Pledged Debt and any Pledged Equity required to be delivered pursuant to the applicable Collateral Documents), are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid, enforceable and, to the extent applicable under applicable Laws, perfected Lien on the Collateral with the ranking or priority required by the relevant Collateral Documents (subject to Liens permitted by Section 7.01) on all right, title and interest of the Borrower and the other applicable Loan Parties, respectively, in the Collateral described therein (other than such Collateral in which a security interest cannot be perfected under the Uniform Commercial Code or by possession or control).

Notwithstanding anything herein (including this Section 5.19) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Subsidiary that is not a Loan Party, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law, (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or (C) on the Closing Date and until required pursuant to Section 6.11, 6.13 or 4.01(a)(vi), the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Closing Date pursuant to Section 4.01(a)(vi).

Section 5.20 Anti-Money Laundering Laws; Anti-Corruption Laws; Ex-Im Laws; Sanctions.

(a) Each of the Borrower and the Subsidiaries and, to the knowledge of the Borrower, each director, officer, agent, employee and controlled Affiliate of the Borrower and the Subsidiaries has been for the past five years in compliance in all material respects, and is in compliance, with Anti-Money Laundering Laws.

(b) Each of the Borrower and the Subsidiaries and, to the knowledge of the Borrower, each director, officer, agent, employee and controlled Affiliate of the Borrower and the Subsidiaries has been for the past five years in compliance in all material respects, and is in compliance, with the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; the U.K. Bribery Act 2010, and the rules and regulations thereunder; and all other Laws of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption (collectively, “Anti-Corruption Laws”).

(c) None of the Borrower or any of the Subsidiaries nor any director, officer, employee or controlled Affiliate, nor, to the knowledge of Borrower, any agent, of the Borrower or any of the Subsidiaries, is currently the subject of any economic or financial sanctions or trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the U.S. Department of Commerce, or (b) the United Nations Security Council, the European Union, any European Union member state, United Kingdom (including His Majesty’s Treasury of the United Kingdom), Canada, the federal government of Australia or New Zealand (collectively, “Sanctions”) or is a Sanctioned Person. Each of the Borrower and the Subsidiaries and each director, officer, agent, employee and controlled Affiliate of the Borrower and the Subsidiaries, has been for the past five years in compliance in all material respects, and is in compliance, with all Sanctions and Ex-Im Laws. Neither the Borrower nor any of its Subsidiaries or Controlled Affiliates (a) has assets located in, or otherwise directly or indirectly derives revenues from or engages in, investments, dealings, activities, or transactions in or with, any Sanctioned Country; or (b) directly or indirectly derives revenues from or engages in investments, dealings, activities, or transactions with, any Sanctioned Person.

(d) There has not been during the past five years, and there is no, pending or threatened action, suit, proceeding or investigation before any court or other Governmental Authority against the Borrower or any of its Subsidiaries, or any of their respective directors, officers, agents, employees and controlled Affiliates, or any informal or formal investigation by Borrower or any of its Subsidiaries or any of their Controlled Affiliates, or their respective legal or other representatives or a Governmental Authority involving the foregoing, that relates to a potential or actual violation of Anti-Corruption Laws, Anti-Money Laundering Laws, Ex-Im Laws or Sanctions; nor does a basis for any such claim exist; provided that, the foregoing representation is limited to Borrower’s knowledge with respect to any agents of the Borrower and its Subsidiaries.

ARTICLE VI

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Obligations under Secured Cash Management Agreements) shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02, Section 6.03 and Section 6.15) cause each of the Subsidiaries to:

Section 6.01 Financial Statements. Deliver to the Administrative Agent for prompt further distribution, subject to Section 10.07(l), to each Lender each of the following and shall take the following actions:

(a) within one hundred twenty (120) days after the end of each fiscal year of the Borrower (commencing with the fiscal year of the Borrower ending December 31, 2023), a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year together with related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by an opinion of an independent registered public accounting firm of nationally recognized standing, which opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than as may be required as a result of (x) a prospective default or event of default with respect to any financial covenant, (y) an actual Default with respect to the financial covenant set forth in Section 7.11 or (z) the impending maturity of the Loans, any Incremental Equivalent Debt and Refinancing Equivalent Debt);

(b) within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ending June 30, 2023), a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year (in the case of consolidated statements of income or operations) and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial position, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) within one hundred twenty (120) days after the end of each fiscal year (beginning with the fiscal year of the Borrower ending December 31, 2023), a consolidated budget for the then-current fiscal year as customarily prepared by management of the Borrower and setting forth the material underlying assumptions based on which such consolidated budget was prepared (including projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of each calendar month in the then-current fiscal year and the related consolidated statements of projected operations or income and projected cash flow, which projected financial statements shall be prepared in good faith on the basis of assumptions believed to be reasonable at the time of preparation of such projected financial statements, it being understood that actual results may vary from such projections and that such variations may be material); and

(d) within 30 days after the end of each of the first two (2) calendar months of each fiscal quarter (commencing with the month ending July 31, 2023), a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such month, and the related (i) consolidated statements of income or operations for such month and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such month and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year (in the case of consolidated statements of income or operations), all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial position, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; provided the Borrower shall be permitted to deliver such monthly consolidated financial statements for each month ending January 31st simultaneously with the delivery of monthly consolidated financial statements for each month ending February 28th (or 29th, as applicable); and

(e) within ten (10) Business Days after the calendar month in which Liquidity on any Compliance Date was less than $45,000,000, a 13-week cash flow forecast of Borrower and its Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent (it being understood that form delivered to the Lenders on or prior to the Closing Date is satisfactory).

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (A) the applicable financial statements of any Permitted Parent or (B) the Borrower’s or such entity’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to a parent of the Borrower, such information is accompanied by an internally prepared management summary of consolidating information that explains in reasonable detail the differences between the information relating to such parent and its Subsidiaries on a consolidated basis, on the one hand, and the information relating to the Borrower and the Subsidiaries on a consolidated basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by an opinion of an independent registered public accounting firm of nationally recognized standing, which opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than as may be required as a result of (x) a prospective default or event of default with respect to any financial covenant, (y) an actual Default with respect to the financial covenant set forth in Section 7.11 or (z) the impending maturity of the Loans, any Incremental Equivalent Debt, Refinancing Equivalent Debt and any other Indebtedness having an aggregate principal amount in excess of the Threshold Amount).

Any financial statements required to be delivered pursuant to Sections 6.01(a) or (b) shall not be required to contain purchase accounting adjustments relating to any acquisition to the extent it is not practicable to include any such adjustments in such financial statements.

Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than (i) five (5) days after the delivery of the financial statements referred to in Sections 6.01(a), (b) and (d), a duly completed Compliance Certificate and (ii) (x) five (5) Business Days after the applicable Monthly Compliance Date, (y) five (5) Business Days after November 15, 2023 and (z) two (2) Business Days after December 10, 2023, in each case, (A) for purposes of measuring Liquidity, a cash report as of the Compliance Date setting forth the amount of Liquidity and identifying the institutions at which such Liquidity is held and the amount held at each institution, and (B) for any applicable period in which a voluntary prepayment of the Loans using Additional Cash was made pursuant to Section 2.05(a), a calculation of Additional Cash, as certified by a Responsible Officer of the Borrower;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports, proxy statements and registration statements which the Borrower or any Subsidiary files with the SEC or with any similar Governmental Authority that may be substituted therefor or with any national securities exchange, as the case may be (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other provision of this Article VI;

(c) promptly after the furnishing thereof, copies of any material statements or material reports furnished to any holder of any class or series of debt securities of any Loan Party having an aggregate outstanding principal amount greater than the Threshold Amount, so long as the aggregate outstanding principal amount thereunder is greater than the Threshold Amount and not otherwise required to be furnished to the Administrative Agent pursuant to any other provision of this Article VI;

(d) together with the delivery of a Compliance Certificate with respect to the financial statements referred to in Section 6.01(a), (i) a report setting forth the information required by Section 3.03(c) of the Security Agreement (or confirming that there has been no change in such information since the Closing Date or the date of the last such report) and (ii) a list of each Subsidiary of the Borrower as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date and the date of the last such list; and

(e) promptly such additional financial information regarding any Loan Party or any Subsidiary as the Administrative Agent may from time to time on its own behalf or on behalf of any Lender reasonably request; provided that such financial information is otherwise prepared by such Loan Party in the ordinary course of business and is of a type customarily provided to lenders in similar syndicated credit facilities; provided further, that none of the Borrower or any of the Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement with any third party or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product; provided that, to the extent legally permissible, the Borrower shall notify the Administrative Agent that any such document, information or other matter is being withheld pursuant to clauses (e)(i), (e)(ii) or (e)(iii) of this Section 6.02 and shall use commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions and to eliminate such restrictions.

Documents certificates, other information and notices required to be delivered pursuant to Section 6.01 and 6.02(b) and (c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or any Permitted Parent) posts such documents, or provides a link thereto on its website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are delivered by the Borrower (or any Permitted Parent) (including by facsimile or electronic mail) to the Administrative Agent or its designee for posting) on the Borrower’s behalf on Intralinks®, Syndtrak® or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); or (iii) with respect to the items required to be delivered pursuant to Section 6.02(b) above in respect of information filed by the Borrower or any Subsidiary with any securities exchange or the SEC or any governmental or private regulatory authority (other than Form 10-K and 10-Q reports satisfying the requirements in Sections 6.01(a) and (b) respectively), such items have been made available on the website of such exchange authority or the SEC; provided that: (A) upon written request by the Administrative Agent, the Borrower shall deliver paper (which may be electronic copies delivered via electronic mail) copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent on behalf of such Lender and (B) other than with respect to items required to be delivered pursuant to Section 6.02(b) above, the Borrower (or any Permitted Parent) shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Intralinks®, Syndtrak® or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information (within the meaning of the United States federal securities laws) with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arranger and the Lenders to treat such Borrower Materials as either information that is publicly available (or could be derived from publicly available information) or not material information (although it may be confidential, sensitive and proprietary) with respect to such Person or its securities for purposes of United States federal securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); and (y) all Borrower Materials specifically marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Lender”. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

Section 6.03 Notices. Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Event of Default; and

(b) of (i) any dispute, litigation, investigation or proceeding between the Borrower or any Subsidiary and any arbitrator or Governmental Authority, (ii) the filing or commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary or any Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights, the occurrence of any non-compliance by the Borrower or any Subsidiary or any of its Subsidiaries with, or liability under, any Environmental Law or Environmental Permit, or (iii) the occurrence of any ERISA Event or with respect to a Foreign Plan, a termination, withdrawal or noncompliance with applicable Laws or plan terms that, in any such case referred to in clauses (i), (ii) or (iii), has resulted or would reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Sections 6.03(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

Section 6.04 Payment of Obligations. Timely pay, discharge or otherwise satisfy, as the same shall become due and payable, all of its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (i) any such Tax is being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP or (ii) the failure to pay or discharge the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 6.05 Preservation of Existence, Etc.. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization or incorporation and (b) take all reasonable action to obtain, preserve, renew and keep in full force and effect those of its rights (including its good standing where applicable in the relevant jurisdiction and IP Rights), licenses, permits, privileges, and franchises, which are material to the conduct of its business, except in the case of clause (a) or (b) to the extent (x) (other than with respect to the preservation of the existence of the Borrower) that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (y) pursuant to any merger, amalgamation, consolidation, liquidation, dissolution or Disposition permitted by Article VII.

Section 6.06 Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.

Section 6.07 Maintenance of Insurance.

(a) Maintain with insurance companies that the Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed or with a Captive Insurance Subsidiary, insurance with respect to its properties and business against loss or damage, of such types and in such amounts as reasonably determined in good faith by the management of the Borrower as appropriate for the business of the Borrower and its Subsidiaries (after giving effect to any self-insurance reasonable and customary for similarly situated Persons as reasonably determined in good faith by the management of the Borrower as appropriate for the business of the Borrower and its Subsidiaries), and will furnish to the Lenders, upon reasonable written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. The

Borrower shall use commercially reasonable efforts to ensure that each such policy of insurance (other than business interruption insurance (if any), director and officer insurance and worker’s compensation insurance) shall, unless otherwise agreed by the Administrative Agent, as appropriate, (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and/or (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder (in the case of property insurance with respect to the Collateral).

(b) If any portion of any Material Real Property that is subject to a Mortgage is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrower shall, or shall cause the applicable Loan Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

Section 6.08 Compliance with Laws. Comply in all material respects with its Organization Documents and the requirements of all Laws (including without limitation the Laws referred to in Section 5.20) and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, and have appropriate controls and safeguards in place designed to prevent any proceeds of any Loans from being used contrary to the representations and undertakings set forth herein, except, in each case, in instances in which (i) such requirement of Law, order, writ, injunction or decree is being contested in good faith by appropriate actions diligently conducted or (ii) the failure to comply therewith (or the failure to maintain such policies or procedures or have such appropriate controls) would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

Section 6.09 Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP in all material respects shall be made of all material financial transactions and matters involving the assets and business of the Loan Parties, as the case may be in a manner that permits preparation of the financial statements in accordance with GAAP (it being understood and agreed that certain Foreign Subsidiaries may maintain additional individual books and records in a manner that permits preparation of its financial statements in accordance with the generally accepted accounting principles that are applicable in their respective jurisdictions of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

Section 6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom (other than the records of the Board of Directors of such Loan Party or such Subsidiary), and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year absent the existence of an Event of Default and such one (1) time shall be at the Borrower’s expense (it being understood that unless an Event of Default has occurred and is continuing, the Administrative Agent shall only visit locations where books and records and/or senior officers are located); provided, further, that when an Event of Default exists, the Administrative Agent (or any of its respective representatives or independent contractors) on behalf of the Lenders may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower or any of the Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement with any third party or (c) is subject to attorney-client or similar privilege or constitutes attorney work product; provided that, to the extent legally permissible, the Borrower shall notify the Administrative Agent that any such document, information or other matter is being withheld pursuant to clauses (a), (b) or (c) of this Section 6.10 and shall use commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions and to eliminate such restrictions.

Section 6.11 Covenant to Guarantee Obligations and Give Security. From and after the Closing Date, at the Borrower’s expense, in accordance with and subject to the terms, conditions, and limitations of Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) upon the formation, incorporation or acquisition of any new direct or indirect wholly owned Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party or upon any wholly owned Subsidiary ceasing to be an Excluded Subsidiary:

(i) within the later of forty-five (45) days (or ninety (90) days in the case of any item or deliverable with respect to Material Real Property and subject to the limitations set forth in Section 6.13(b)) or the date of delivery of the Compliance Certificate for any fiscal quarter in which such formation, incorporation, acquisition or designation occurred (or, in each case, such longer period as the Administrative Agent may agree to in its reasonable discretion (provided that any extension beyond thirty (30) days from the initial due date shall be at the direction of the Required Lenders)) after such formation, incorporation, acquisition or designation:

(1) cause each such Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to furnish to the Collateral Agent a description of the Material Real Properties owned by such Subsidiary in detail reasonably satisfactory to the Collateral Agent;

(2) cause each such Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Collateral Agent Mortgages with respect to any Material Real Property, joinders to the Guaranty, Security Agreement Supplements, Intellectual Property Security Agreements and other security agreements and documents (including, with respect to Mortgages, the documents listed in Section 6.13(b) and subject to the limitation set forth therein) required by the Collateral Documents or, as reasonably requested by and in form and substance reasonably satisfactory to the Collateral Agent (consistent with the Security Agreement, Intellectual Property Security Agreements and other Collateral Documents in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(3) cause each such Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests, Certificated Marketable Security (as defined in the Australian General Security Deed) or Secured Property (as defined in the Australian General Security Deed) (to the extent certificated and required to be delivered pursuant to the Collateral Document under which a security interest has been granted over such Equity Interests, including the Australian Security Agreements) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers, blank transfer forms or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness held by such Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent;

(4) take and cause the applicable Subsidiary and each direct or indirect parent of such applicable Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the recording of Mortgages, the filing of financing statements under the Uniform Commercial Code, Australian PPSA Law or other applicable Laws and other applicable registration forms and filing statements, and delivery of stock and membership interest certificates to the extent certificated) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid, enforceable and, to the extent applicable under applicable Laws, perfected (to the extent required by the Collateral and Guarantee Requirement and the Collateral Documents) Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(ii) within (45) days (or ninety (90) days in the case of any opinion with respect to Material Real Property and subject to the limitations set forth in Section 6.13(b)) (or, in each case, such longer period as the Administrative Agent may agree to in its reasonable discretion (provided that any extension beyond thirty (30) days from the initial due date shall be at the direction of the Required Lenders) and, in any event, not prior to the date of delivery of the Compliance Certificate for any fiscal quarter in which such formation, incorporation, acquisition or designation occurred) after the reasonable request, if any, therefor by the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request;

(b) (i) to the extent not executed and delivered on the Closing Date, execute and deliver or cause to be executed and delivered the Collateral Documents, Guarantees and such other documents which the Collateral Agent may reasonably require to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, including, but not limited to, the documents set forth on Schedule 1.01B on or prior to the dates corresponding to such Collateral Documents, Guarantees and other documents set forth on Schedule 1.01B or such longer period as the Administrative Agent may agree to in its reasonable discretion (provided that any extension beyond thirty (30) days from the initial due date shall be at the direction of the Required Lenders); and

(ii) after the Closing Date, promptly after the acquisition of any Material Real Property by any Loan Party, and to the extent such Material Real Property shall not already be subject to a valid, enforceable and, to the extent applicable under applicable Law, perfected Lien pursuant to the Collateral and Guarantee Requirement, the Borrower shall give notice thereof to the Collateral Agent and will take, or cause the relevant Loan Party to take the actions referred to in Section 6.13(b).

(c) Within sixty (60) days after the Closing Date (or such longer period as agreed to in writing by the Collateral Agent (provided that any extension beyond thirty (30) days from the initial due date shall be at the direction of the Required Lenders)), the Loan Parties shall, (i) with respect to each deposit account or securities account (other than Excluded Accounts) located in a state of the United States or the District of Columbia, deliver to the Collateral Agent a Control Agreement with respect to such deposit account or securities account and (ii) for the Loan Parties which are Foreign Subsidiaries incorporated or otherwise organized under the laws of an Additional Asset Jurisdiction, take steps as required by the Collateral Documents or that are otherwise necessary or desirable in accordance with applicable local law requirements or customary market practice in the relevant jurisdiction where the account is located to make such accounts of the Loan Parties subject to a Control Agreement but only to the extent such Control Agreement is required in such jurisdiction to achieve perfection over such deposit account or securities account; provided that, to the extent a Control Agreement is not required in such jurisdiction to achieve perfection over such deposit or securities account, the applicable Loan Party shall use commercially reasonable efforts to cause the financial institution or other Person at which such account is maintained to acknowledge that the Collateral Agent has a perfected security interest in such account and shall take direction from the Collateral Agent with respect to such account upon notice from the Collateral Agent that an Event of Default has occurred.

(d) Within sixty (60) days after the Closing Date or such longer period as the Administrative Agent may agree to in its reasonable discretion (provided that any extension beyond thirty (30) days from the initial due date shall be at the direction of the Required Lenders), the Borrower shall take all necessary actions to (and shall procure that each Australian Loan Party will) complete a “whitewash” process in accordance with section 260B of the Australian Corporations Act in respect of the Loan Documents to which the Borrower and/or the Australian Loan Parties will be a party to and the transactions contemplated thereunder.

Section 6.12 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits.

Section 6.13 Further Assurances. Subject to the provisions and limitations of the Collateral and Guarantee Requirement and any applicable limitations in any Collateral Document and in each case at the expense of the Borrower:

(a) Promptly upon reasonable request by the Administrative Agent or the Collateral Agent or as may be required by applicable Laws (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

(b) In the case of any Material Real Property acquired after the Closing Date by any Loan Party, provide the Collateral Agent with a Mortgage in respect of such Material Real Property within ninety (90) days (or such longer period as the Administrative Agent may agree in its sole discretion (provided that any extension beyond thirty (30) days from the initial due date shall be at the direction of the Required Lenders)) of the acquisition of such Material Real Property in each case together with:

(i) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create a valid, enforceable and, to the extent applicable under applicable Laws, perfected Lien on such Material Real Property in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent;

(ii) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements available in the applicable jurisdiction and in amount, reasonably acceptable to the Collateral Agent (not to exceed the value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Collateral Agent, insuring the Mortgages to be valid subsisting Liens on the real property described therein in the ranking or the priority of which it is expressed to have within the Mortgage Policies, subject only to Liens permitted by Section 7.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Collateral Agent may reasonably request and is available in the applicable jurisdiction;

(iii) to the extent reasonably requested by the Administrative Agent, opinions of local counsel for the Loan Parties in states in which such Material Real Property is located, with respect to the due execution and authority, enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent;

(iv) a completed “Life-of-Loan” Federal Emergency Management Agency flood hazard determination with respect to each Material Real Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party relating thereto) and, if such Material Real Property is located in a special flood hazard area, evidence of flood insurance in accordance with Section 6.07(b);

(v) as promptly as practicable after the reasonable request therefor by the Administrative Agent or the Collateral Agent, surveys and Phase I type environmental assessment reports and appraisals (if required under FIRREA), flood certifications under Regulation H of the FRB (together with evidence of federal flood insurance for any such property located in a flood hazard area); provided that the Administrative Agent may in its reasonable discretion accept any such existing report or survey to the extent prepared as of a date reasonably satisfactory to the Administrative Agent; provided, however, that there shall be no obligation to deliver to the Administrative Agent any environmental site assessment report whose disclosure to the Administrative Agent would require the consent of a Person other than the Borrower or one of its Subsidiaries, where, despite the commercially reasonable efforts of the Borrower to obtain such consent, such consent cannot be obtained; and

(vi) such other evidence that all other actions that the Administrative Agent or Collateral Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the real property described in the Mortgages has been taken.

(c) Upon the formation or incorporation of a Permitted Parent, cause such Permitted Parent to, subject to clause (ii) below, within forty-five (45) days (or ninety (90) days in the case of any item or deliverable with respect to Material Real Property and subject to the limitations set forth in Section 6.13(b)) after such formation or incorporation:

(i) duly execute and deliver to the Collateral Agent Mortgages with respect to any Material Real Property, joinders to the Guaranty, Security Agreement Supplements, Intellectual Property Security Agreements and other security agreements and documents (including, with respect to Mortgages, the documents listed in Section 6.13(b) and subject to the limitation set forth therein) required by the Collateral Documents or, as reasonably requested by and in form and substance reasonably satisfactory to the Collateral Agent (consistent with the Security Agreement, Intellectual Property Security Agreements and other Collateral Documents in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(ii) notwithstanding the foregoing, within fifteen (15) days after such formation or incorporation, pledge to the Collateral Agent, for the benefit of the Secured Parties, 100% of the Equity Interests of the Borrower and deliver any and all certificates representing such Equity Interests, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank; and

(iii) take whatever action (including the recording of Mortgages, the filing of financing statements under the Uniform Commercial Code, Australian PPSA Law or other applicable Laws and other applicable registration forms and filing statements, and delivery of stock and membership interest certificates to the extent certificated) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid, enforceable and, to the extent applicable under applicable Laws, perfected (to the extent required by the Collateral and Guarantee Requirement and the Collateral Documents) Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

Section 6.14 Deposit Accounts and Securities Accounts. Subject to Section 6.11(c), the Borrower and each Guarantor shall not establish or maintain a deposit account or securities account (other than Excluded Accounts) without executing and delivering to the Collateral Agent, within sixty (60) days of such account being established (or such longer period as agreed to in writing by the Collateral Agent (provided that any extension beyond thirty (30) days from the initial due date shall be at the direction of the Required Lenders)) for deposit accounts or securities accounts opened after the Closing Date, a Control Agreement (but only to the extent such Control Agreement is required in such jurisdiction to achieve perfection over such deposit account or securities account; provided that, to the extent a Control Agreement is not required in such jurisdiction to achieve perfection over such deposit or securities account, the applicable Loan Party shall use commercially reasonable efforts to cause the financial institution or other Person at which such account is maintained to acknowledge that the Collateral Agent has a perfected security interest in such account and it shall take direction from the Collateral Agent with respect to such account upon notice from the Collateral Agent that an Event of Default has occurred) covering the applicable deposit account or securities account in form and substance reasonably satisfactory to the Collateral Agent.

Section 6.15 Maintenance of Ratings. Use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not a specific rating) from S&P and a public corporate family rating (but not a specific rating) from Moody’s, in each case in respect of the Borrower, and (ii) a public rating (but not a specific rating) in respect of the Initial Term Loans from each of S&P and Moody’s.

Section 6.16 Post-Closing Actions. Take each action set forth on Schedule 6.16 within the period set forth on such Schedule 6.16 for such action; provided that, in each case, the Administrative Agent may, in its sole reasonable discretion, grant extensions of the time periods set forth on such Schedule 6.16 (provided that any extension beyond thirty (30) days from the initial due date shall be at the direction of the Required Lenders) and, each representation or warranty which would be true, each covenant or agreement which would be complied with, and each condition which would be satisfied, in each case as set forth in any Loan Document, but for an action set forth on Schedule 6.16 not having been completed, will be deemed true, complied with, or satisfied, as the case may be, unless such action is not completed within the period set forth in Schedule 6.16 for such action (as such period may be extended by the Administrative Agent).

Section 6.17 Use of Proceeds. Use the proceeds of the Initial Term Loans and of any Borrowing after the Closing Date, for any purpose not otherwise prohibited under this Agreement, including for general corporate purposes, working capital needs, Capital Expenditures, permitted Investments, Restricted Payments, refinancing of indebtedness and any other transaction not prohibited by this Agreement.

Section 6.18 Quarterly Conference Calls; Board Observation Rights.

(a) Quarterly, at a time mutually agreed with the Administrative Agent that is promptly after the delivery of the financial statements referred to in Section 6.01(a) and Section 6.01(b), and with reasonable advance notice to Lenders, commencing with the delivery of information with respect to the fiscal quarter ending June 30, 2023, participate in a conference call for Lenders to discuss the financial position and results of operations of Borrower and its Subsidiaries for the most recently-ended period for which financial statements have been delivered.

(b) The Loan Parties shall comply with the terms of the Board Observation Rights Letter.

Section 6.19 Warrants.

(a) The Borrower shall issue the Warrants in accordance with Section 2.03(a), subject to the terms and conditions (including, for the avoidance of doubt, the vesting schedule) set forth in the Warrants and the Warrant Agreement.

(b) The Borrower shall, and shall cause the Warrant Agent, to maintain records related to the holders of the Warrants as required under the Warrant Agreement

(c) The Borrower shall maintain records relating to the rights of any Lender (or its Affiliates or other assignees, transferees or designees) to receive Warrants after the Closing Date in accordance with Section 2.03(a), as required under the Exchange Agreement and the Warrant Agreement.

Section 6.20 Anti-Money Laundering Laws; Anti-Corruption Laws; Ex-Im Laws; Sanctions.

(a) The Borrower shall implement within sixty (60) days and thereafter maintain policies and procedures reasonably designed to promote and achieve compliance by the Borrower and its Subsidiaries, and their respective directors, officers, agents, employees and controlled Affiliates with Anti-Corruption Laws, Anti-Money Laundering Laws, Ex-Im Laws and Sanctions.

(b) Each of the Borrower and its Subsidiaries and each director, officer, agent, employee and controlled Affiliate of the Borrower and its Subsidiaries shall remain in compliance (x) in all material respects with Ex-Im Laws, Anti-Corruption Laws and Anti-Money Laundering Laws and (y) in all respects with Sanctions.

ARTICLE VII

Negative Covenants

So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Obligations under Secured Cash Management Agreements) shall remain unpaid or unsatisfied, the Borrower shall not, nor shall the Borrower permit any Subsidiary to:

Section 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens created pursuant to any Loan Document;

(b) Liens existing on the date hereof and set forth on Schedule 7.01(b);

(c) Liens for Taxes that are not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, that are being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP or with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(d) statutory or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, or other customary Liens in favor of landlords, so long as, in each case, such Liens secure amounts not overdue for a period of more than sixty (60) days or, if more than sixty (60) days overdue (i) no other action has been taken to enforce such Lien, (ii) such Lien is being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(e) pledges or deposits (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security laws or similar legislation, health, disability or other employee benefits, (ii) in the ordinary course of business securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiaries or any other insurance or self-insurance arrangements and (iii) in respect of letters of credit or bank guarantees that have been posted by the Borrower or any Subsidiaries to support the payments of the items set forth in clauses (i) and (ii) of this Section 7.01(e);

(f) pledges or deposits (i) to secure the performance of bids, tenders, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs, bid and appeal bonds, performance and return of money bonds, performance and completion guarantees, agreements with utilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business or consistent with industry practice and (ii) in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in clause (i) of this Section 7.01(f);

(g) easements, servitudes, rights-of-way, restrictions (including zoning, building and similar restrictions), encroachments, protrusions, covenants, variations in area of measurement, declarations on or with respect to the use of property, matters of record affecting title, liens restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put, and other similar encumbrances and title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole, or the use of the property for its intended purpose, and any other exceptions to title on the Mortgage Policies accepted by the Collateral Agent in accordance with this Agreement;

(h) Liens arising from judgments or orders for the payment of money (or appeal or other surety bonds relating thereto) not constituting an Event of Default under Section 8.01(g);

(i) (i) Liens securing obligations in respect of Indebtedness permitted under Section 7.03(e); provided that (A) such Liens are created within 360 days of the acquisition, construction, repair, lease or improvement of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits and (C) such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, the proceeds and products thereof and customary security deposits) other than the assets subject to, or acquired, constructed, repaired or improved with the proceeds of such Indebtedness; provided that, in the case of each of subclauses (B) and (C), individual financings provided by one lender may be cross collateralized to other financings provided by such lender or its Affiliates and (ii) Liens on assets of Non-Loan Parties securing Indebtedness of such Subsidiaries permitted pursuant to Section 7.03 or other obligations of any Non-Loan Party not constituting Indebtedness;

(j) (i) leases, licenses, subleases or sublicenses (including with respect IP Rights) granted to others in the ordinary course of business (or other agreements under which the Borrower or any Subsidiary has granted rights to end users to access and use the Borrower’s or any Subsidiary’s products, technologies or services in the ordinary course of business) which do not (A) interfere in any material respect with the business of the Borrower and the Subsidiaries, taken as a whole, or (B) secure any Indebtedness for borrowed money and (ii) the rights reserved or vested in any Person by the terms of any lease, license, sublease, sublicense, franchise, grant or permit held by the Borrower or any other Subsidiaries or by a statutory provision, to terminate any such lease, license, sublease, sublicense, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(k) Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances, letters of credit or customs bonds (or similar obligations) issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business;

(l) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code or other similar provisions of applicable Laws on the items in the course of collection and (ii) in favor of a banking or other financial institution arising as a matter of common or statutory Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(m) Liens (i) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(f), Section 7.02(i), Section 7.02(j), Section 7.02(n), Section 7.02(p), Section 7.02(q), Section 7.02(s), Section 7.02(t), Section 7.02(u), Section 7.02(dd), Section 7.02(ff) and Section 7.02(gg) to be applied against the purchase price for such Investment or, (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien or on the date of any contract for such Investment or Disposition;

(n) Liens on property of (and Equity Interests in) any Subsidiary securing Indebtedness of such Subsidiary incurred pursuant to Section 7.03(b);

(o) Liens in favor of the Borrower or a Subsidiary securing Indebtedness permitted under Section 7.03; provided that no Loan Party shall grant a Lien in favor of any Non-Loan Party;

(p) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case after the date hereof, which at the election of the Borrower, shall be subject to a Pari Passu Intercreditor Agreement, the Superpriority Intercreditor Agreement or other lien subordination and intercreditor agreement reasonably satisfactory to the Borrower and the Administrative Agent (acting at the direction of the Required Lenders); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other property of the Borrower or any Subsidiary other than the Person(s) acquired and/or formed to make such acquisitions and Subsidiaries of such Person(s) (other than the proceeds or products thereof and other than after-acquired property of and Equity Interests in such acquired Subsidiary (it being understood and agreed that individual financings by any lender may be cross-collateralized to other financings provided by such lender or its Affiliates)) and (iii) the Indebtedness secured thereby is permitted under Section 7.03(e), (n) or (u);

(q) any interest or title (and any encumbrances on such interest or title) of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases or subleases (other than Capitalized Leases) or licenses or sublicenses entered into by the Borrower or any of the Subsidiaries in the ordinary course of business;

(r) (i) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Subsidiaries in the ordinary course of business and (ii) Liens or other similar provisions of applicable Laws under Article 2 of the Uniform Commercial Code or similar provisions of applicable Laws in favor of a seller or buyer of goods;

(s) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02 and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

(t) to the extent constituting Liens, Dispositions expressly permitted under Section 7.05;

(u) Liens that are customary contractual rights of setoff or banker’s liens (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions in the ordinary course and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit, automatic clearinghouse accounts or sweep accounts of the Borrower or any of the Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of the Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of the Subsidiaries in the ordinary course of business;

(v) Liens solely on any cash money deposits made by the Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(w) ground leases or subleases in respect of real property on which facilities or equipment owned or leased by the Borrower or any of its Subsidiaries are located;

(x) Liens evidenced by the filing of Uniform Commercial Code financing statements or similar public filings, registrations or agreements in foreign jurisdictions, in each case, relating to leases permitted under this Agreement, and other precautionary statements, filings or agreements;

(y) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(z) customary rights of first refusal and tag, drag and similar rights in joint venture agreements entered into in the ordinary course of business;

(aa) customary Liens of an indenture trustee on money or property held or collected by it to secure fees, expenses and indemnities owing to it by any obligor under an indenture;

(bb) any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any Joint Venture, Subsidiary that is not wholly owned or similar arrangement pursuant to any Joint Venture, non-wholly owned Subsidiary or similar agreement and not for Indebtedness for borrowed money, other than Indebtedness (to the extent otherwise permitted or not prohibited hereunder) of such Joint Venture or non-wholly owned Subsidiary;

(cc) Liens securing obligations in respect of any Secured Hedge Agreement and any Secured Cash Management Agreement permitted under Section 7.03(s) (or any Permitted Refinancing in respect thereof);

(dd) Liens existing on the date hereof securing Indebtedness permitted under Section 7.03(u); provided that such Liens shall be subject at all times to the Superpriority Intercreditor Agreement;

(ee) any zoning, building or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and the Subsidiaries, taken as a whole;

(ff) the modification, replacement, renewal, refinancing or extension of any Lien permitted by clauses (b), (i), (n), (p), (oo) and (pp) of this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed or refinanced by Indebtedness permitted under Section 7.03, or after-acquired property of the applicable Subsidiary to the extent the security agreements in place at the time of the acquisition of such Subsidiary required the grant of such Lien in after-acquired property, and (B) proceeds and products thereof (it being understood and agreed that individual financings by any lender may be cross-collateralized to other financings provided by such lender or its Affiliates), and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens is, if constituting Indebtedness, permitted by Section 7.03;

(gg) Liens on the Collateral securing Refinancing Equivalent Debt and related obligations and any Permitted Refinancing of any of the foregoing; provided that (x) any such Liens securing such Indebtedness that is secured by the Collateral on a pari passu basis (but without regard to control of remedies) with the Obligations shall be subject to a Pari Passu Intercreditor Agreement or to other customary intercreditor agreements or arrangements reasonably acceptable to the Borrower and the Administrative Agent (acting at the direction of the Required Lenders) and (y) any such Liens securing such Indebtedness that is secured by the Collateral on a junior basis to the Liens securing the Obligations shall be subject to the Superpriority Intercreditor Agreement or to other customary intercreditor agreements or arrangements reasonably acceptable to the Borrower and the Administrative Agent (acting at the direction of the Required Lenders);

(hh) (i) deposits of cash with the owner or lessor of premises leased or operated by the Borrower or any of the Subsidiaries and (ii) cash collateral on deposit with banks or other financial institutions issuing letters of credit (or backstopping such letters of credit) or other equivalent bank guarantees issued naming as beneficiaries the owners or lessors of premises leased or operated by the Borrower or any of the Subsidiaries, in each case in the ordinary course of business of the Borrower and such Subsidiaries to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(ii) Liens on cash or Cash Equivalents used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited hereunder;

(jj) Liens securing obligations in respect of Indebtedness permitted under Section 7.03(r) and related obligations (and, in each case, any Permitted Refinancings thereof); provided that (x) any such Liens securing such Indebtedness that is secured by the Collateral on a pari passu basis (but without regard to control of remedies) with the Obligations shall be subject to a Pari Passu Intercreditor Agreement or to other customary intercreditor agreements or arrangements reasonably acceptable to the Borrower and the Administrative Agent (acting at the direction of the Required Lenders) and (y) any such Liens securing such Indebtedness that is secured by the Collateral on a junior basis to the Liens securing the Obligations shall be subject to the Superpriority Intercreditor Agreement or to other customary intercreditor agreements or arrangements reasonably acceptable to the Borrower and the Administrative Agent (acting at the direction of the Required Lenders);

(kk) Reserved;

(ll) Reserved;

(mm) Liens securing obligations in respect of letters of credit, bank guarantees, bankers acceptance, warehouse receipts or similar obligations permitted to be incurred pursuant to Sections 7.03(p) and (q) and covering (i) the property (or the documents of title in respect of such property) financed by such letters of credit, bank guarantees, bankers acceptance, warehouse receipts or similar obligations and the proceeds and products thereof or (ii) cash collateral provided to support such obligations;

(nn) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letters of credit, bank guarantee or bankers’ acceptance issued or created for the account of the Borrower or any Subsidiary in the ordinary course of business; provided that such Lien secures only the obligations of the Borrower or its Subsidiaries in respect of such letters of credit, bank guarantee or banker’s acceptance to the extent permitted to be incurred pursuant to Section 7.03;

(oo) other Liens securing Indebtedness or other obligations in an aggregate principal amount at the time of incurrence of such Indebtedness not exceeding $10,000,000;

(pp) Liens securing obligations in respect of any Indebtedness of a Loan Party permitted by Section 7.03(n); provided that such Liens may not be secured on a pari passu basis with the Initial Term Loans; provided further, with respect to any such Liens securing Indebtedness or other obligations that are secured by the Collateral on a junior basis to the Liens securing the Obligations (x) the Borrower shall be in compliance with a Total Net Senior Secured Leverage Ratio of equal to or less than 1.50:1.00 (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period on or prior to the date of determination and (y) such Liens (other than with respect to purchase money and similar obligations) shall be subject to the Superpriority Intercreditor Agreement or to other customary intercreditor agreements or arrangements reasonably acceptable to the Borrower and the Administrative Agent (acting at the direction of the Required Lenders);

(qq) Liens of bailees in the ordinary course of business;

(rr) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and its Subsidiaries;

(ss) utility and similar deposits in the ordinary course of business; and

(tt) any Liens arising under Section 12(3) of the Australian PPSA or any Lien under a PPS Lease (as defined in the Australian PPSA) under which a Loan Party is the lessee or bailee and which does not secure payment or performance of an obligation.

The expansion of Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of OID and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 7.01.

For purposes of determining compliance with this Section 7.01, (x) a Lien need not be incurred solely by reference to one category of Liens described in clauses (a) through (ss) above but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Liens described in clauses (a) through (ss) above, the Borrower shall, in its sole discretion, classify (but may not subsequently reclassify) such Lien (or any portion thereof) in any manner that complies with this covenant.

Section 7.02 Investments. Make or hold any Investments, except:

(a) Investments in assets that are Cash Equivalents or were Cash Equivalents when such Investment was made;

(b) loans, promissory notes or advances to future, present or former officers, directors, members of management, employees and consultants of the Borrower (or any Permitted Parent) or any of the Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation, housing and analogous ordinary business purposes or consistent with past practices, (ii) in connection with such Person’s purchase of Equity Interests of the Borrower (or any Permitted Parent thereof); provided that, to the extent such loans or advances are made in cash, the amount of such loans and advances used to acquire such Equity Interests shall be contributed or paid to the Borrower in cash and (iii) for any other purpose in an aggregate principal amount outstanding not to exceed $5,000,000 at any time;

(c) Investments (i) by the Borrower or any Subsidiary that is a Loan Party in the Borrower or any Subsidiary that is a Loan Party, (ii) by any Non-Loan Party in any other Non-Loan Party, (iii) by any Non-Loan Party in the Borrower or any Subsidiary that is a Loan Party and (iv) by any Loan Party in any Non-Loan Party; provided that (A) any such Investments made by a Loan Party pursuant to this clause (iv) in the form of intercompany loans shall (1) have been pledged to the Collateral Agent for the benefit of the Secured Parties to the extent required by the Collateral Documents and the Collateral and Guarantee Requirement and (2) be unsecured and subordinated to the Obligations pursuant to the Intercompany Note and (B) the aggregate amount of Investments of the Loan Parties made in Non-Loan Parties pursuant to this clause (iv) shall not exceed $5,000,000;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof and other credits to suppliers, in each case, in the ordinary course of business;

(e) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions, Restricted Payments and prepayments of Indebtedness permitted under Section 7.01, Section 7.03 (other than Section 7.03(c)(ii) or (d)), Section 7.04 (other than Section 7.04(c)(ii) or (f)), Section 7.05 (other than Section 7.05(d)(ii)), Section 7.06 (other than Section 7.06(d) or (g)(iii)) and Section 7.13, respectively;

(f) Investments existing on the date hereof or made pursuant to legally binding commitments in existence or otherwise contemplated on the date hereof (i) set forth on Schedule 7.02(f), (ii) consisting of intercompany Investments outstanding on the date hereof, and (iii) any modification, replacement, renewal, reinvestment or extension of any of the foregoing; provided that (x) the amount of any Investment permitted pursuant to this Section 7.02(f) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by another clause of this Section 7.02 and (y) any Investment in the form of Indebtedness of any Loan Party owed to any Non-Loan Party shall be unsecured and subordinated to the Obligations pursuant to an Intercompany Note;

(g) Investments in Swap Contracts of the type permitted under Section 7.03;

(h) promissory notes and other non-cash consideration that is permitted to be received in connection with Dispositions permitted by Section 7.05;

(i) Reserved;

(j) Reserved;

(k) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit (or similar provisions of Law) and Article 4 customary trade arrangements with customers consistent with past practices (or similar provisions of Law);

(l) Investments (including debt obligations and Equity Interests) received (i) in connection with the bankruptcy workout, recapitalization or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with or judgments against, customers and suppliers arising in the ordinary course of business, (ii) upon the foreclosure with respect to any secured Investment, (iii) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes or (iv) in settlement of debts created in the ordinary course of business;

(m) loans and advances to any Permitted Parent in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to such Permitted Parent in accordance with Section 7.06;

(n) other Investments that do not exceed in the aggregate $10,000,000;

(o) advances of payroll payments to directors, officers, employees, members of management and consultants in the ordinary course of business;

(p) Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests of the Borrower (or any Permitted Parent);

(q) Investments held by a Subsidiary acquired after the Closing Date or of a Person merged into, amalgamated with or consolidated into the Borrower or a Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(r) Guarantees by the Borrower or any of the Subsidiaries (i) of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business and (ii) of Indebtedness to the extent permitted under Section 7.03.

(s) Investments made by (i) any Non-Loan Party to the extent such Investments are financed with the proceeds received by such Subsidiary from an Investment in such Subsidiary made pursuant to Section 7.02(c)(iv), Section 7.02(n), and Section 7.02(p), and (ii) any Loan Party in any Non-Loan Party consisting of contributions or other Dispositions of Equity Interests of Persons that are Non-Loan Parties;

(t) Reserved;

(u) Reserved;

(v) Reserved;

(w) defined contribution pension scheme, unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable Laws;

(x) Reserved;

(y) Investments in any Subsidiary in connection with reorganizations and related activities related to tax planning; provided that, after giving effect to any such reorganization and related activities, the security interest of the Collateral Agent in the Collateral, taken as a whole, is not materially impaired or after giving effect to such Investment, the Borrower shall otherwise be in compliance with Section 6.11;

(z) Investments consisting of the licensing or contribution of IP Rights pursuant to joint marketing, joint manufacturing, supply and profit-sharing arrangements with other Persons in the ordinary course of business;

(aa) Investments consisting of, or to finance purchases and acquisitions of, inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of IP Rights in the ordinary course of business;

(bb) Investments in any Subsidiary or any Joint Venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(cc) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(dd) Reserved;

(ee) Reserved;

(ff) Reserved;

(gg) Reserved;

(hh) Reserved; and

(ii) Guarantee obligations of the Borrower or any Subsidiary in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any Subsidiary of the Borrower to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions.

Any Investment that exceeds the limits of any particular clause set forth above may be allocated (but not reallocated) amongst more than one of such clauses to permit the incurrence or holding of such Investment to the extent such excess is permitted as an Investment under such other clauses.

Notwithstanding the foregoing, nothing in this Section 7.02 shall permit any Investment, if the effect of such transaction is the sale, lease, conveyance, assignment, transfer or other disposition (including pursuant to an exclusive license) of (x) any legal right in any material Intellectual Property or (y) the 5G core and cable segments, in each case, from any Loan Party to any Affiliate of the Borrower that is not a Loan Party (other than (1) non-exclusive licenses granted in the ordinary course of business to a Subsidiary of the Borrower, (2) in connection with a sale, lease, conveyance, assignment, transfer or other disposition that otherwise complies with the requirements of Section 7.05(j), Section 7.08(b), and either (x) an independent committee (in which the Observer can participate) to evaluate proposals is created and the transaction has been approved by a majority of disinterested directors or (y) it is consented to by the Required Lenders).

Section 7.03 Indebtedness. Create, incur or assume any Indebtedness or issue any Disqualified Equity Interest, other than:

(a) Indebtedness under the Loan Documents;

(b) (i) Indebtedness existing on the date hereof set forth on Schedule 7.03(b) and any Permitted Refinancing thereof and (ii) intercompany Indebtedness outstanding on the date hereof and any Permitted Refinancing thereof; provided that all such Indebtedness of any Loan Party owed to any Non-Loan Party shall be unsecured and subordinated to the Obligations pursuant to an Intercompany Note upon the completion of the requirements set forth on Schedule 6.16;

(c) (i) Guarantees by the Borrower and the Subsidiaries in respect of Indebtedness or other obligations of the Borrower or any of the Subsidiaries otherwise permitted hereunder; provided that (A) no Guarantee by any Subsidiary of any Junior Financing shall be permitted unless such Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Guaranty and (B) if the Indebtedness being guaranteed is by its express terms subordinated to the Obligations, such Guarantee shall be subordinated to the Guaranty on terms, taken as a whole, at least as favorable to the Lenders, in all material respects, as those contained in the subordination of such Indebtedness and (ii) any Guarantee permitted as an Investment under Section 7.02;

(d) Indebtedness of the Borrower or any of the Subsidiaries owing to the Borrower or any Subsidiary to the extent constituting an Investment permitted by Section 7.02; provided that all such Indebtedness of any Loan Party owed to any Non-Loan Party shall be unsecured and subordinated to the Obligations pursuant to an Intercompany Note upon the completion of the requirements set forth on Schedule 6.16;

(e) (i) (x) Attributable Indebtedness relating to any transaction, (y) other Indebtedness (including Capitalized Leases) of the Borrower and the Subsidiaries financing the acquisition, lease, construction, repair, replacement or improvement of property (real or personal), equipment or other fixed or capital assets, so long as such Indebtedness is incurred substantially concurrently with, or no later than two hundred and seventy (270) days after, the applicable acquisition, lease, construction, repair, replacement or improvement and (z) Attributable Indebtedness arising out of any sale-leaseback transactions; provided that the aggregate principal amount of such Indebtedness pursuant to this clause (e) shall not exceed $5,000,000, and (ii) any Permitted Refinancing of any Indebtedness incurred under Section 7.03(e)(i);

(f) Indebtedness in respect of Swap Contracts; provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of (i) limiting interest rate risk with respect to any Indebtedness permitted to be incurred hereunder, (ii) fixing or hedging currency exchange rate risk, or (iii) fixing or hedging commodity price risk with respect to any commodity purchases or sales, and, in each case, not for purposes of speculation;

(g) Attributable Indebtedness in respect of Capitalized Leases in an amount not to exceed $30,000,000 in the aggregate incurred in connection with a sale-leaseback transaction of the HQ Property otherwise permitted hereunder;

(h) (i) Refinancing Equivalent Debt and (ii) any Permitted Refinancing of the foregoing;

(i) Indebtedness representing deferred compensation or similar arrangements to current, future or former officers, directors, employees, members of management or consultants of the Borrower (or any Permitted Parent) and the Subsidiaries;

(j) Indebtedness to future, present or former officers, directors, employees, members of management and consultants, their respective estates, executors, administrators, heirs, family members, legatees, distributees, spouses, former spouses, domestic partners and former domestic partners of the Borrower (or any Permitted Parent) or any Subsidiary to finance the purchase or redemption of Equity Interests of the Borrower (or any Permitted Parent) permitted by Section 7.06;

(k) Indebtedness incurred by the Borrower or any of the Subsidiaries in any acquisition consummated prior to the Closing Date any other Investment expressly permitted hereunder or not prohibited hereunder or any Disposition, in each case to the extent constituting obligations under noncompete agreements, consulting agreements, indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar deferred purchase price or arrangements or adjustments;

(l) Indebtedness consisting of obligations of the Borrower and the Subsidiaries under incentive, non-compete, consulting, deferred compensation or other similar arrangements with current, future or former officers, directors, employees, members of management and consultants incurred by such Person in connection with acquisitions consummated prior to the Closing Date or any other Investment expressly permitted hereunder or not prohibited hereunder or Disposition of any business, assets or Subsidiary permitted hereunder;

(m) Indebtedness (i) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five (5) Business Days of its incurrence and (ii) Cash Management Obligations and other Indebtedness in respect of cash pooling arrangements, netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof;

(n) Indebtedness of the Borrower and the Subsidiaries in an aggregate principal amount not to exceed $10,000,000 and, in the case of any Indebtedness incurred under this Section 7.03(n), any Permitted Refinancing in respect thereof; provided that in respect of Indebtedness for borrowed money (i) the interest rate applicable to any such Indebtedness that is paid in cash (as opposed to accruing until maturity or payable in kind as additional Indebtedness) shall not exceed Adjusted Term SOFR Rate plus 11.00% per annum and (ii) no Lender of Initial Term Loans will be required to participate in any such Indebtedness but no Indebtedness may be incurred pursuant to this clause (n) without first offering each Lender of Initial Term Loans the right to provide their pro rata portion of such Indebtedness on the same terms as offered to any other prospective lender; provided that, to the extent that any such Lender elects not to provide its pro rata portion of any such Indebtedness (and if such Lender has not accepted or declined such offer within ten (10) days following receipt of written notice of such offer, such Lender will be deemed to have declined such offer), the other such Lenders shall have the right to provide such Lender’s pro rata portion of such Indebtedness (and if such other Lender does not accept or decline such offer within three (3) Business Days following receipt of written notice of such offer from the Borrower, such other Lender will be deemed to have declined such offer);

(o) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p) Indebtedness incurred by the Borrower or any of the Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business or consistent with past practice, including in respect of workers compensation, unemployment insurance and other social security legislation, health, disability or other employee benefits or property, casualty or liability insurance or other insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims or supporting the type of obligations described in Section 7.01(e), (f), or (hh) (whether or not such obligations are secured by a Lien);

(q) obligations (including in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business or consistent with past practice) in respect of bids, tenders, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs, bid, and appeal bonds, performance and return of money bonds, performance and completion guarantees, agreements with utilities and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business or consistent with past practice;

(r) (i) Incremental Equivalent Debt and (ii) any Permitted Refinancing thereof;

(s) Indebtedness in an aggregate outstanding principal amount not exceeding the amount of obligations in respect of any Secured Hedge Agreement or any Secured Cash Management Agreement and not incurred in violation of Section 7.03(f) or Section 7.03(m), respectively;

(t) any guarantee (i) entered into by any Subsidiary of the Borrower pursuant to Part 2M.6 of the Australian Corporations Act where the only members of that class order guarantee are Subsidiaries of the Borrower or (ii) arising in connection with the Tax Consolidated Group (including any tax sharing or tax funding agreement for that group);

(u) Indebtedness pursuant to the Existing Credit Agreement and any Permitted Refinancing thereof in an aggregate principal amount, immediately after giving effect to the Exchange, not to exceed $5,035,511.40;

(v) Reserved;

(w) Indebtedness of any Subsidiary supported by a letters of credit;

(x) unsecured Indebtedness in respect of obligations of the Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money;

(y) Indebtedness in respect of letters of credit, bank guarantees or similar instruments issued for general corporate purposes and in an aggregate principal amount not to exceed $5,000,000 outstanding at any time;

(z) Indebtedness in respect of any bankers’ acceptance supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(aa) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (z) above; and

(bb) to the extent constituting Indebtedness, Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries.

The Borrower will be entitled to divide and classify (but not re-classify) an item of Indebtedness in more than one of the types of Indebtedness described in Sections 7.03(a) through (bb).

The accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends on Disqualified Equity Interests in the form of additional shares of Disqualified Equity Interests, accretion or amortization of OID or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a consolidated balance sheet of the Borrower dated such date prepared in accordance with GAAP.

Notwithstanding the above, if any Indebtedness is incurred as a Permitted Refinancing originally incurred pursuant to this Section 7.03, and such Indebtedness would cause any applicable Dollar-denominated, Consolidated EBITDA or financial ratio restriction contained in this Section 7.03 to be exceeded if calculated on the date of such Permitted Refinancing, such Dollar-denominated, Consolidated EBITDA or financial ratio restriction, as applicable, shall be deemed not to have been exceeded so long as the principal amount of such Indebtedness is permitted to be incurred pursuant to the definition of “Permitted Refinancing”.

Section 7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) any Subsidiary may merge or consolidate with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that (x) the Borrower shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of the Borrower under the Loan Documents in a manner reasonably acceptable to the Administrative Agent and (y) such merger or consolidation does not result in the Borrower ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia or (ii) any one or more other Subsidiaries; provided that when any Non-Loan Party is merging with another Subsidiary that is a Loan Party, a Loan Party shall be the continuing or surviving Person or, to the extent constituting and Investment, such Investment must be permitted by Section 7.02;

(b) (i) any Non-Loan Party may merge or consolidate with or into any other Subsidiary of the Borrower that is not a Loan Party, (ii) any Subsidiary may merge or consolidate with or into any other Subsidiary of the Borrower that is a Loan Party, (iii) any merger the sole purpose of which is to reincorporate or reorganize any Non-Loan Party in another jurisdiction, subject to compliance with the requirements of Section 6.11, (iv) any Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and the Subsidiaries and is not materially disadvantageous to the Lenders, (v) any Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted by Section 7.02, provided that the surviving entity shall be subject to the requirements of Section 6.11 (to the extent applicable) and (vi) any Loan Party may merge or consolidate with or into any other Subsidiary of the Borrower that is not a Loan Party to the extent constituting an Investment permitted by Section 7.02;

(c) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or a Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party or (ii) such Investment must be a permitted Investment in accordance with Section 7.02 (other than Section 7.02(e)) or a Disposition permitted by Section 7.05;

(d) so long as no Event of Default exists or would result therefrom, the Borrower may (i) merge, amalgamate or consolidate with any other Person; provided that (x) the Borrower shall be the continuing or surviving corporation or the continuing or surviving Person shall expressly assume the obligations of the Borrower under the Loan Documents in a manner reasonably acceptable to the Administrative Agent (including with respect to the to the continued perfection of Liens and in order to comply with Anti-Money Laundering Laws), and (y) such merger, amalgamation or consolidation does not result in the Borrower ceasing to be organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, or (ii) change its legal form if the Borrower determines that such action is in its best interests and makes such change in a manner reasonably acceptable to the Administrative Agent (including with respect to the continued perfection of Liens and in order to comply with Anti-Money Laundering Laws);

(e) Reserved;

(f) any Subsidiary may merge, amalgamate or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 7.02 (other than Section 7.02(e)); and

(g) any Subsidiary may engage in a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(e)).

Section 7.05 Dispositions. Make any Disposition, except:

(a) Dispositions of obsolete, damaged, worn out, used or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and the Subsidiaries;

(b) Dispositions of (i) inventory, (ii) equipment and goods held for sale in the ordinary course of business and (iii) immaterial assets (considered in the aggregate) in the ordinary course of business not in excess of $1,000,000 in any fiscal year;

(c) (i) any exchange or swap of assets, or lease, assignment or sublease of any real property or personal property for like property for use in a business not in contravention with Section 7.07 and (ii) Dispositions of property to the extent that (x) such property is exchanged for credit against the purchase price of similar replacement property or (y) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property among the Borrower and the Subsidiaries; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party, (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in accordance with Section 7.02 (other than Section 7.02(e)) or (iii) the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneous with the consummation of the transaction and shall be in an amount not less than the lesser of the fair market value of the property disposed of or the minimum transfer pricing requirements determined pursuant to a transfer pricing study performed by an independent registered public accounting firm of nationally recognized standing applicable thereto;

(e) Dispositions permitted by Section 7.02 (other than Section 7.02(e)), Section 7.04 (other than Section 7.04(g)), Section 7.06 (other than Section 7.06(d)) and Section 7.13 and Liens permitted by Section 7.01 (other than Section 7.01(m)(ii));

(f) Dispositions with respect to property of the Borrower or any Subsidiary pursuant to sale-leaseback transactions; provided that, the Net Cash Proceeds thereof are applied in accordance with Section 2.05(b)(ii);

(g) Dispositions of (i) Cash Equivalents and (ii) other current assets that were Cash Equivalents when the original Investment in such assets was made and which thereafter fail to satisfy the definition of Cash Equivalents;

(h) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Subsidiaries, taken as a whole;

(i) transfers of property subject to Casualty Events;

(j) Dispositions of property not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would result from such Disposition and (ii) except as set forth on Schedule 7.05(w), the Borrower or any of the Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens, other than Liens permitted by Section 7.01);

(k) Dispositions of Investments in Joint Ventures or any Subsidiary that is not wholly owned to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture or similar parties set forth in joint venture arrangements and/or similar binding arrangements;

(l) Dispositions of accounts receivable in connection with the collection, compromise or settlement thereof or in bankruptcy or similar proceedings;

(m) Reserved;

(n) to the extent allowable under Section 1031 of the Code (or comparable provision of Law of any foreign jurisdiction and, in each case, any successor provision), any exchange of like property for use in any business conducted by the Borrower or any of the Subsidiaries that is not in contravention of Section 7.07;

(o) the unwinding of any Cash Management Obligations or Swap Contract;

(p) sales or other dispositions by the Borrower or any Subsidiary of assets in connection with the closing or sale of an office in the ordinary course of business of the Borrower and the Subsidiaries, which consist of leasehold interests in the premises of such office, the equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such office; provided that as to each and all such sales and closings, (A) no Event of Default shall result therefrom and (B) such sale shall be on commercially reasonable prices and term in a bona fide arm’s length transaction;

(q) the lapse, abandonment or sale in the ordinary course of business of any registrations or applications for registration of any immaterial IP Rights or other IP Rights that in reasonable good faith judgment of the Borrower are no longer economically practicable or commercially desirable to maintain or used or useful in the business of the Borrower and the Subsidiaries (taken as a whole);

(r) any Disposition by reason of the exercise of termination rights under any lease, sublease, license, sublicense, concession or other agreement;

(s) any surrender or waiver of contractual rights or the settlement, release, recovery on or surrender of contractual rights or other claims of any kind;

(t) the discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable or Investments permitted hereunder;

(u) Reserved;

(v) any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other IP Rights, including, but not limited to, grants of franchises or licenses, franchise or license master agreements and/or area development agreements;

(w) Dispositions contemplated on the Closing Date and set forth on Schedule 7.05(w);

(x) Dispositions required to be made to comply with the order of any Governmental Authority or applicable Laws;

(y) the sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;

(z) Dispositions of real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, members of management, employees or consultants;

(aa) the sale, transfer, license, lease or other disposition of Equity Interest in, or property of, any Subsidiary that is not a Loan Party or any Joint Venture; provided that the consideration for such sale, transfers, licenses, leases or other Dispositions shall not exceed, with respect to any individual disposition, $3,000,000;

(bb) licenses and sublicenses (including with respect to IP Rights) granted to others (x) that are non-exclusive and in the ordinary course of business or (y) in connection with a Disposition otherwise permitted under this Section 7.05 or Joint Ventures permitted hereunder;

(cc) samples, including time limited evaluation software, provided to customers or prospective customers;

(dd) de minimis amounts of equipment provided to employees; and

(ee) the Borrower and any Subsidiary may (i) convert any intercompany Indebtedness to Equity Interests; (ii) settle, discount, write off, forgive or cancel any intercompany Indebtedness or other obligation owing by the Borrower or any Subsidiary; and (iii) settle, discount, write off, forgive or cancel any Indebtedness owing by any present or former consultants, directors, officers or employees of the Borrower or any Subsidiary or any of their successors or assigns, to the extent made in the ordinary course of business;

provided that any Disposition of any property pursuant to Sections 7.05(b)(i), (c), (f), (g), (j), or (bb) shall be for no less than the fair market value of such property at the time of such Disposition as determined by the Borrower in good faith. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent and the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Notwithstanding the foregoing, nothing in this Section 7.05 shall permit the sale, lease, conveyance, assignment, transfer or other disposition (including pursuant to an exclusive license) of (x) any legal right in any material Intellectual Property or (y) the 5G core and cable segments, in each case, from any Loan Party to any affiliate of the Borrower that is not a Loan Party (other than (1) non-exclusive licenses granted in the ordinary course of business to a Subsidiary of the Borrower, (2) in connection with a sale, lease, conveyance, assignment, transfer or other disposition that otherwise complies with the requirements of Section 7.05(j), Section 7.08(b), and either (x) an independent committee (in which the Observer can participate) to evaluate proposals is created and the transaction has been approved by a majority of disinterested directors or (y) it is consented to by the Required Lenders).

Section 7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Subsidiary may make Restricted Payments to the Borrower and to the other Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Subsidiary, to the Borrower and any other Subsidiaries and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) the Borrower and each of the Subsidiaries may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

(c) Reserved;

(d) to the extent constituting Restricted Payments, the Borrower and the Subsidiaries may enter into and consummate transactions (and the Subsidiaries may make Restricted Payments to the Borrower to permit it to consummate transactions of the type) expressly permitted by any provision of Section 7.02 (other than Section 7.02(e)), Section 7.03, Section 7.04, Section 7.05 or Section 7.08 (other than Section 7.08(k));

(e) redemptions, repurchases, retirements or other acquisitions of Equity Interests in the Borrower or any of the Subsidiaries deemed to occur upon exercise of stock options or warrants or similar rights if such Equity Interests represent a portion of the exercise price of such options or warrants or similar rights;

(f) the Borrower and the Subsidiaries may pay (or make Restricted Payments to allow any Permitted Parent to pay, so long as in the case of any payment in respect of Equity Interests of any Permitted Parent, the amount of such Restricted Payment is directly attributable to the Equity Interests of the Borrower owned by such Permitted Parent) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Borrower (or any Permitted Parent) held by any future, present or former officers, directors, employees, members of management and consultants (or their respective estates, executors, administrators, heirs, family members, legatees, distributes, spouses, former spouses, domestic partners and former domestic partners) of the Borrower (or any Permitted Parent) or any of its Subsidiaries in connection with the death, disability, retirement or termination of employment or service of any such Person (or a breach of any non-compete or other restrictive covenant or confidentiality obligations of any such Person at any time after such Person’s disability, retirement or termination of employment or service) in an aggregate amount after the Closing Date not to exceed $2,500,000 in the aggregate in any calendar year (it being understood that any unused amounts in any calendar year may be carried over to the succeeding calendar year and shall increase the preceding amount during such succeeding calendar year); provided that such amount in any calendar year may be increased by an amount not to exceed (y) the cash proceeds received by the Borrower or any of the Subsidiaries from the sale of Equity Interests (other than Disqualified Equity Interests) of the Borrower or any Permitted Parent (to the extent contributed to the Borrower) to any future, present or former employee, officer, director, member of management or consultant (or the estates, executors, administrators, heirs, family members, legatees, distributees, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Borrower and its Subsidiaries or any Permitted Parent that occurs after the Closing Date, plus (z) the cash proceeds of key man life insurance policies received by the Borrower or the Subsidiaries after the Closing Date; provided, further, that (1) the Borrower may elect to apply all or any portion of the aggregate increase contemplated by clauses (y) and (z) above in any calendar year and (2) cancellation of Indebtedness owing to the Borrower or any Subsidiary from any future, present or former employee, officer, director, member of management or consultant (or the estates, executors, administrators, heirs, family members, legatees, distributes, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Borrower or any Permitted Parent or any Subsidiary in connection with a repurchase of Equity Interests of the Borrower (or any Permitted Parent) will not be deemed to constitute a Restricted Payment for purposes of this Section 7.06 or any other provision of this Agreement;

(g) the Borrower and the Subsidiaries may make Restricted Payments to any Permitted Parent:

(i) the proceeds of which shall be used to pay (or make Restricted Payments to allow any Permitted Parent to pay)) operating costs and expenses of such Persons incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, attributable to the ownership or operations of the Borrower or its Subsidiaries;

(ii) the proceeds of which shall be used to pay (or make Restricted Payments to allow any Permitted Parent to pay) franchise taxes and other fees, taxes and expenses required to maintain its (or any of such Permitted Parent’s) corporate or legal existence;

(iii) to finance any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such Persons shall, promptly following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or a Subsidiary or (2) the merger amalgamation, consolidation or sale of all or substantially all assets (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or a Subsidiary in order to consummate such Investment, in each case, in accordance with the requirements of Section 6.11 and Section 7.02;

(iv) the proceeds of which shall be used to pay (or make Restricted Payments to allow any Permitted Parent to pay) costs, fees and expenses related to any equity or debt offering permitted by this Agreement (whether or not successful);

(v) the proceeds of which (A) shall be used to pay customary salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, directors, officers, employees, members of management and consultants of such Persons and any payroll, social security or similar taxes in connection therewith to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and its Subsidiaries or (B) shall be used to make payments permitted under Sections 7.08(g), (i), (j), (k), (l), (m), (q), (t), (v) and (aa) (but only to the extent such payments have not been and are not expected to be made by the Borrower or a Subsidiary);

(vi) the proceeds of which will be used to make payments due or expected to be due to cover social security, medicare, withholding and other taxes payable in connection with any management equity plan or stock option plan or any other management or employee benefit plan or agreement of such Persons or to make any other payment that would, if made by the Borrower or any Subsidiary, be permitted;

(vii) the proceeds of which shall be used to pay cash, in lieu of issuing fractional shares, in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of such Persons; and

(viii) the proceeds of which are necessary to permit such Persons to pay present or future consolidated or combined income taxes (calculated at the highest combined federal, state and local corporate and individual income tax rates applicable to the item of income in question) that are attributable to the ownership or operations of, but not payable directly by, the Borrower or any Subsidiary;

(h) the Borrower or any of the Subsidiaries may pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests;

(i) Reserved;

(j) redemptions, repurchases, retirements or other acquisitions of Equity Interests (i) deemed to occur on the exercise of options by the delivery of Equity Interests in satisfaction of the exercise price of such options or (ii) in consideration of withholding or similar taxes payable by any future, present or former officer, employee, director, member of management or consultant (or their respective estates, executors, administrators, heirs, family members, legatees, distributees, spouses, former spouses, domestic partners and former domestic partners), including deemed repurchases in connection with the exercise of stock options;

(k) Reserved;

(l) the Borrower and any Subsidiary may pay compensation in the ordinary course of business and pursuant to arm’s length arrangements to future, present or former officers, directors, members of management or consultants and employees for services rendered to or for the Borrower or any Subsidiary (to the extent that such payments would not otherwise fail to be treated as a Restricted Payment, in which event they must also be permitted under another exception under this Section 7.06);

(m) Reserved;

(n) (i) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Borrower or any Permitted Parent in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Borrower or any Permitted Parent or contributions to the equity capital of the Borrower (other than any Disqualified Equity Interests or any Equity Interests sold to a Subsidiary of Borrower) (collectively, including any such contributions, “Refunding Capital Stock”) and (ii) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Borrower) of Refunding Capital Stock;

(o) Reserved;

(p) the making of any Restricted Payments for purposes of making AHYDO Catch-Up Payments relating to Indebtedness of the Borrower and its Subsidiaries; and

(q) the making of any Restricted Payment within 60 days after the date of declaration thereof, if at the date of such declaration such Restricted Payment would have complied with another provision of this Section 7.06; provided that the making of such Restricted Payment will reduce capacity for Restricted Payments pursuant to such other provision when so made.

Notwithstanding the foregoing, nothing in this Section 7.06 shall permit any Restricted Payment, if the effect of such transaction is the sale, lease, conveyance, assignment, transfer or other disposition (including pursuant to an exclusive license) of (x) any legal right in any material Intellectual Property or (y) the 5G core and cable segments, in each case, from any Loan Party to any affiliate of the Borrower that is not a Loan Party (other than (1) non-exclusive licenses granted in the ordinary course of business to a Subsidiary of the Borrower, (2) in connection with a sale, lease, conveyance, assignment, transfer or other disposition that otherwise complies with the requirements of Section 7.05(j), Section 7.08(b), and either (x) an independent committee (in which the Observer can participate) to evaluate proposals is created and the transaction has been approved by a majority of disinterested directors or (y) it is consented to by the Required Lenders).

Section 7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower or any of the Subsidiaries on the Closing Date or any business or any other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses conducted or proposed to be conducted by the Borrower or any of the Subsidiaries on the Closing Date.

Section 7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, involving aggregate consideration in excess of $1,000,000 for any individual transaction or series of related transactions, other than:

(a) transactions between or among the Borrower and/or one or more of the Subsidiaries or any entity that becomes a Subsidiary as a result of such transaction;

(b) transactions on terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c) the existence of, or the performance by the Borrower or any Subsidiary of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date, and any transaction, agreement or arrangement described in this Agreement and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by Borrower or any Subsidiary of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Closing Date shall only be permitted by this clause (c) to the extent that the terms of any such existing transaction, agreement or arrangement, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the Lenders in any material respect than the original transaction, agreement or arrangement as in effect on the Closing Date;

(d) Reserved;

(e) the issuance or transfer of Equity Interests of the Borrower (or any Permitted Parent) to any Person (including any officer, director, employee, member of management or consultant of the Borrower or any of its Subsidiaries or any Permitted Parent );

(f) Reserved;

(g) employment and severance arrangements between the Borrower and the Subsidiaries and their respective directors, officers, employees, members of management or consultants in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements;

(h) the non-exclusive licensing of trademarks, copyrights or other IP Rights in the ordinary course of business to permit the commercial exploitation of IP Rights between or among Affiliates and Subsidiaries of the Borrower;

(i) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, future, present or former directors, officers, employees, members of management and consultants of the Borrower and the Subsidiaries (or any Permitted Parent) in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Subsidiaries;

(j) any agreement, instrument or arrangement as in effect as of the Closing Date and set forth on Schedule 7.08, or any amendment thereto (so long as any such amendment, taken as a whole, is not more disadvantageous to the Lenders in any material respect as compared to the applicable agreement as in effect on the Closing Date);

(k) Restricted Payments permitted under Section 7.06;

(l) customary payments by the Borrower and any of the Subsidiaries made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by a majority of the disinterested members of the board of directors of the Borrower in good faith (which, for the avoidance of doubt, may include payments to Affiliates of Permitted Holders);

(m) transactions in which the Borrower or any of the Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Subsidiary from a financial point of view or meets the requirements of clause (b) of this Section 7.08 and an independent committee (in which the Observer can participate) to evaluate proposals is created and the transaction has been approved by a majority of disinterested directors;

(n) Reserved;

(o) Reserved;

(p) Reserved;

(q) payments to or from, and transactions with, Joint Ventures (to the extent any such Joint Venture is only an Affiliate as a result of Investments by the Borrower and the Subsidiaries in such Joint Venture), non-wholly owned Subsidiaries in the ordinary course of business to the extent otherwise permitted under Section 7.02;

(r) the payment of customary and reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to equity holders of the Borrower or any Permitted Parent;

(s) Reserved;

(t) payments or loans (or cancellation of loans) or advances to employees, officers, directors, members of management or consultants (or the estates, executors, administrators, heirs, family members, legatees, distributes, spouse, former spouse, domestic partner or former domestic partner or any of the foregoing) of the Borrower, any Permitted Parent or any of its Subsidiaries and employment agreements, consulting arrangements, severance arrangements, stock option plans and other similar arrangements (and, in each case, to the extent otherwise constituting a Restricted Payment, permitted by Section 7.06) with such employees, officers, directors, members of management or consultants (or the estates, executors, administrators, heirs, family members, legatees, distributes, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing);

(u) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to the Borrower and its Subsidiaries, in the reasonable determination of the board of directors or the senior management of the Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(v) the entering into of any tax sharing agreement or arrangement to the extent payments under such agreement or arrangement would otherwise be permitted under Section 7.06;

(w) any contribution to the capital of the Borrower or any of its Subsidiaries;

(x) transactions permitted under Section 7.04 and/or Section 7.05 solely for the purpose of (a) forming a holding company, or (b) reincorporating the Borrower in a new jurisdiction;

(y) Reserved;

(z) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(aa) the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the board of directors of the Borrower in good faith;

(bb) investments by the Permitted Holders in debt securities of the Borrower or any of its Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by the Permitted Holders in connection therewith) so long as, when such debt securities were initially issued, non-Affiliates were generally being offered the opportunity to invest in such debt securities on terms no less favorable than the terms offered to the Permitted Holders; and

(cc) transactions undertaken in good faith (as certified by a Responsible Officer of the Borrower) for the purpose of improving the consolidated tax efficiency of the Borrower and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement.

Section 7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Non-Loan Party to make Restricted Payments to (directly or indirectly) or to make or repay loans or advances to any Loan Party or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to any Facility and the Obligations under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations that:

(a) (x) exist on the date hereof and (y) to the extent set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation in a material respect;

(b) are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Subsidiary;

(c) represent Indebtedness of a Non-Loan Party that is permitted by Section 7.03;

(d) are required by or pursuant to, applicable Laws;

(e) are customary restrictions that arise in connection with (x) any Lien permitted by Sections 7.01(a), (i), (l), (m), (n), (p), (s), (u), (v), (y), (aa), (cc), (ff), (gg), (hh), (ii), (jj), (oo) and/or (pp) or any document in connection therewith provided that such restriction relates only to the property subject to such Lien or (y) any Disposition permitted by Section 7.05 applicable pending such Disposition solely to the assets subject to such Disposition;

(f) are customary provisions in joint venture agreements and other similar agreements applicable to Joint Ventures and non-wholly owned Subsidiaries permitted under Section 7.02 and applicable solely to such Person entered into in the ordinary course of business;

(g) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness and the proceeds and products thereof;

(h) are customary restrictions on leases, subleases, licenses, sublicenses, Equity Interests, or asset sale agreements and other similar agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;

(i) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Sections 7.03(b), (e), (g), (h), (n), (o)(i), (r), (s), (u) or (z) to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(j) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Subsidiary;

(k) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(l) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(m) are customary restrictions in any Incremental Equivalent Debt or any Refinancing Equivalent Debt (so long as such restrictions shall not conflict with this Agreement);

(n) arise in connection with cash or other deposits permitted under Section 7.01;

(o) comprise restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 7.03 that are, at the time such agreement in entered into, taken as a whole, in the good faith judgment of the Borrower, not materially more restrictive with respect to the Borrower or any Subsidiary than (x) customary market terms for Indebtedness of such type, (y) the restrictions contained in this Agreement or (z) restrictions in effect on the Closing Date (pursuant to documents in effect on the Closing Date), so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder;

(p) apply by reason of any applicable Laws, rule, regulation or order or are required by any Governmental Authority having jurisdiction over the Borrower’s or Subsidiary’s status (or the status of any Subsidiary of such Subsidiary) as a Captive Insurance Subsidiary;

(q) are contracts or agreements for the sale or Disposition of assets, including any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or Disposition of the Equity Interests or assets of such Subsidiary;

(r) comprise restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(s) Reserved; or

(t) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (r) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive in any material respect with respect to such restrictions than those contained in such contracts, instruments or obligations prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 7.10 Sale-Leaseback of Assets. Enter into any sale-leaseback transaction of any kind, other than a sale-leaseback of assets (other than material Intellectual Property or any owned real property (excluding the HQ Property)) for no less than the fair market value of such property at the time of such sale-leaseback as determined in good faith (x) by management of the Borrower and (y) for sale-leasebacks with an aggregate consideration in excess of $2,500,000 for any individual transaction or series of related transactions, by the board of directors (or any committee thereof) of the Borrower;

provided, no sale-leaseback may be entered into with an Affiliate of the Borrower or its Subsidiaries (including Summit Partners) unless (i) an independent committee of the board of directors of the Borrower has evaluated such proposal and such sale-leaseback transaction has been approved by a majority of disinterested directors or (ii) it is consented to by the Required Lenders.

Section 7.11 Financial Covenant.

(a) On any Monthly Compliance Date (other than as set forth in clauses (b) and (c) below), permit the average daily Liquidity for the Test Period ending on such Monthly Compliance Date to be less than an amount equal to (i) the amount listed on Schedule 7.11(a) attached hereto for such Monthly Compliance Date, minus (ii) any repayment of Existing Term Loans at the scheduled maturity date minus (iii) the cumulative amount of any prepayments made pursuant to Section 2.05(b)(i) (clause (i) minus clause (ii) minus clause (iii), the “Initial Liquidity Metric”), minus (iv) the cumulative amount of any voluntary prepayments of the Loans made pursuant to Section 2.05(a) but solely to the extent made with Additional Cash, in each case under this clause (iv), solely to the extent after giving effect to this clause (iv), the Initial Liquidity Metric minus the amount available to be deducted under this clause (iv) (such result, the “Further Adjusted Liquidity Metric”) equals or exceeds $[***] (such that the amounts that may be deducted from the Initial Liquidity Metric under this clause (iv) shall be reduced or eliminated entirely, as applicable, so that the Further Adjusted Liquidity Metric is not less than $[***]).

(b) On November 15, 2023, permit the average daily Liquidity for the immediately preceding five (5) Business Days to be less than (i) an amount equal to (x) the amount listed on Schedule 7.11(a) attached hereto for the month ending October 31, 2023, plus (y) $[***] or (ii) (x) $[***] plus (y) the amount of obligations in respect of the Existing Term Loans required to be paid at the scheduled maturity date.

(c) On December 10, 2023, permit the average daily Liquidity for the immediately preceding five (5) Business Days to be less than (i) an amount equal to (x) the amount listed on Schedule 7.11(a) attached hereto for the month ending November 30, 2023, plus (y) $[***] (the “December Liquidity Metric”), minus (z) the cumulative amount of any voluntary prepayments of the Loans made pursuant to Section 2.05(a) but solely to the extent made with Additional Cash, in each case under this clause (i)(z), solely to the extent after giving effect to this clause (i)(z), the December Liquidity Metric minus the amount available to be deducted under this clause (i)(z) (such result, the “Adjusted December Liquidity Metric”) equals or exceeds $[***] (such that the amounts that may be deducted from the December Liquidity Metric under this clause (i)(z) shall be reduced or eliminated entirely, as applicable, so that the Adjusted December Liquidity Metric is not less than $[***]) or (ii) (x) $[***] plus (y) the amount of obligations in respect of the Existing Term Loans required to be paid at the scheduled maturity date.

Section 7.12 Accounting Changes. Make any change in fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 7.13 Prepayments, Etc. of Indebtedness; Certain Amendments. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest, mandatory prepayments, mandatory offers to purchase, fees, expenses and indemnification obligations and any AHYDO Catch-Up Payment shall be permitted) any Indebtedness for borrowed money of a Loan Party that is (x) contractually subordinated in right of payment to the Obligations, (y) secured by Liens that are contractually subordinated to the Liens securing the Obligations, in each case, expressly by its terms or (z) unsecured and in excess of the Threshold Amount (in each case of clauses (x), (y) and (z), other than Indebtedness among the Borrower and its Subsidiaries) (collectively, “Junior Financing”), except (i) the refinancing thereof with the Net Cash Proceeds of, or in exchange for, any Permitted Refinancing, (ii) the prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition of any Junior Financing in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Borrower (or any Permitted Parent or any Subsidiary) or contributions to the equity capital of the Borrower or any Subsidiary (other than any Disqualified Equity Interests), (iii) the prepayment of Indebtedness of the Borrower or any Subsidiary owed to Borrower or a Subsidiary or the prepayment of any other Junior Financing with the proceeds of any other Junior Financing otherwise permitted by Section 7.03, (iv) reserved, (v) reserved, (vi) reserved, (vii) reserved and/or (viii) the prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition of Junior Financing within 60 days of the date of a redemption notice if, at the date of any prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition notice in respect thereof, such prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition would have complied with another provision of this Section 7.13; provided that such prepayment, redemption, repurchase, defeasance, exchange, acquisition or retirement or other acquisition under this Section 7.13(a)(viii) shall reduce capacity under such other provision; provided further that no prepayment, repayment, redemption, purchase, defeasance, exchange, retirement or other acquisition of the Existing Term Loans shall be permitted pursuant to this Section 7.13(a).

(b) Prepay, repay, redeem, purchase, defease, exchange, retire or otherwise acquire the Existing Term Loans (i) prior to the scheduled maturity date thereof (including any extension thereof) (other than regularly scheduled amortization, interest, fees, and the payment of expenses and indemnification obligations thereunder) or (ii) on the scheduled maturity date thereof (including any extension thereof) other than, in the case of this clause (ii), (A) any repayment that is made with cash on hand at the Borrower and its Subsidiaries (other than the proceeds of Indebtedness (other than Incremental Equivalent Debt)) or (B) an exchange for, or refinancing with, other Indebtedness that is secured on a pari passu basis with, or junior basis to, the remaining Existing Term Loans exchanged or refinanced or is unsecured (any such Indebtedness, “Subordinated Replacement Debt”); provided that, (I) the final maturity date and the Weighted Average Life to Maturity of any such Subordinated Replacement Debt shall not be earlier than, or shorter than, as the case may be, the Original Term Loan Maturity Date or Weighted Average Life to Maturity, as applicable, of the Initial Term Loans, (II) the All-In Yield that is paid in cash (as opposed to accruing until maturity or payable-in-kind as additional Indebtedness) applicable to any such Subordinated Replacement Debt shall not exceed Adjusted Term SOFR Rate plus 11.0% per annum, (III) the Subordinated Replacement Debt shall not be secured by collateral or guaranteed by guarantors, in each case, that are not Collateral or Guarantors hereunder, (IV) unless the Subordinated Replacement Debt is unsecured, it shall rank junior in right of security with the Initial Term Loans and be subject to the Superpriority Intercreditor Agreement or an intercreditor agreement reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders) and (V) subject to the preceding clauses (I)-(IV), all terms and documentation with respect to any Subordinated Replacement Debt which differ materially from those with respect to the Initial Term Loans shall be either substantially similar to, and not more favorable to the lenders thereunder than, the terms of the Initial Term Loans or shall be reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders).

(c) Make any payment in violation of any subordination terms of any Junior Financing that is subordinated in right of payment to the Obligations expressly by its terms.

(d) Amend, modify or change in any manner that would be materially adverse to the interests of the Lenders, any term or condition of any Junior Financing Documentation in respect of any Junior Financing that is subordinated in right of payment to the Obligations expressly by its terms (other than as a result of a Permitted Refinancing thereof) without the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed).

(e) Amend, modify or change its certificate or articles of incorporation (including by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, in each case, in any manner materially adverse to the interests of the Lenders.

Section 7.14 Permitted Parent. In the case of any Permitted Parent, conduct, transact or otherwise engage in any material business or operations other than the following (and activities incidental thereto): (i) its ownership of the Equity Interests of the Borrower and its Subsidiaries, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to or under the Loan Documents, Incremental Equivalent Debt, Refinancing Equivalent Debt, (iv) making dividends and distributions; provided that any such dividends and distributions made with any amounts received pursuant to transactions permitted under Section 7.06 shall be used solely for the purposes contemplated by Section 7.06, (v) making Investments in its Subsidiaries, (vi) participating in tax, accounting and other administrative matters as a member of the consolidated, combined, unitary or similar group that included any Permitted Parent and the Borrower, (vii) holding any cash, Cash Equivalents or other property (but not operate any property), (viii) providing indemnification and contribution, directors, officers, employees, members of management and consultants, (ix) making Investments in assets that are Cash Equivalents at the time such Investment is made, (x) any offering of its common stock or any other issuance of Equity Interests, (xi) making contributions to the capital of the Borrower and guaranteeing obligations of its Subsidiaries and (xii) activities incidental to a permitted Investment if all assets acquired through such Investment is contributed to the Borrower or a Subsidiary in connection with the consummation of such Investment.

Section 7.15 Amendment to Existing Credit Agreement. Amend the Existing Credit Agreement (after giving effect to the First Amendment to Existing Credit Agreement) in any manner materially adverse to the interests of the Lenders, including, but not limited to, (i) the inclusion of a financial maintenance covenant, (ii) the imposition of additional mandatory prepayment obligations, (iii) amendments that shorten the scheduled final maturity or shorten the weighted average life to maturity, (iv) restrictions on the ability of the Borrower or any Guarantor to make payments under this Agreement or (v) amendments to the level of cash interest payments.

Section 7.16 Anti-Money Laundering Laws; Anti-Corruption Laws; Ex-Im Laws; Sanctions.

(a) None of the Borrower or any of its Subsidiaries will directly or, to the knowledge of the Borrower and the Subsidiaries, indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person (i) to fund any investments, activities or transactions involving any Sanctioned Country or Sanctioned Person, in each case, in violation of Sanctions; or (ii) in any manner in violation of Anti-Corruption Laws, Anti-Money Laundering Laws, Ex-Im Laws or Sanctions by the Borrower or any Subsidiary or any such Person.

(b) None of the Borrower or any of its Subsidiaries, nor any director, officer, agent, employee or controlled Affiliate of the Borrower or any of its Subsidiaries, shall become a Sanctioned Person.

(c) Neither the Borrower nor any of its Subsidiaries or Controlled Affiliates (a) shall have assets located in, or otherwise directly or indirectly derive revenues from, or engage in, investments, dealings, activities, or transactions in or with, any Sanctioned Country; or (b) shall directly or indirectly derive revenues from, or engage in investments, dealings, activities, or transactions with, any Sanctioned Person, in each case, in violation of Sanctions.

(d) Borrower shall not, and shall not permit any of its Subsidiaries or Controlled Affiliates to, directly or indirectly, fund all or part of any repayment of the Loans or other payments under this Agreement out of proceeds derived from criminal activity or activity or transactions in violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, Ex-Im Laws or Sanctions, or that would otherwise cause any Person (including any Agent, Lender, arranger, advisor or other individual or entity participating in the transactions hereunder) to be in violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, Ex-Im Laws or Sanctions.

ARTICLE VIII

Events of Default and Remedies

Section 8.01 Events of Default. Each of the events referred to in clauses (a) through (k) of this Section 8.01 shall constitute an “Event of Default”:

(a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any regularly scheduled fees or other amounts payable hereunder; or

(b) Specific Covenants. The Borrower or any Subsidiary fails to perform or observe any term, covenant or agreement contained in any of (i) Section 6.01(e) and such failure continues for five (5) Business Days, (ii) Section 6.02(a)(ii)(x) and such failure continues for two (2) Business Days or (iii) Section 6.02(a)(ii)(y) and (z), Section 6.03(a) (provided, that the delivery of a notice of an Event of Default, as applicable, at any time will cure any Event of Default resulting from a breach of Section 6.03(a) arising solely from the failure to timely deliver such notice), Section 6.05(a) (solely with respect to the Borrower), Section 6.13(c), Section 6.17, Section 6.19(a) or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the receipt by the Borrower of written notice thereof from the Administrative Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by the Borrower or any Guarantor herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Subsidiary (A) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder but including Indebtedness under the Existing Credit Agreement) having an aggregate outstanding principal amount (individually or in the aggregate with all other Indebtedness as to which such a failure shall exist) of not less than the Threshold Amount or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and not as a result of any default thereunder by any Loan Party), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder; provided, further, that such failure is unremedied or is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Section 8.02; or

(f) Insolvency Proceedings, Etc. The Borrower or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, receiver or manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver, examiner or similar officer for it or for all or any material part of its property; or any receiver, receiver or manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver, examiner or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding, in each case, other than voluntary actions of the Borrower or its Subsidiaries to merge, dissolve, liquidate or consolidate a Subsidiary of the Borrower to the extent not otherwise prohibited by the terms of this Agreement; or

(g) Judgments. There is entered against the Borrower or any Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by self-insurance (if applicable), independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage thereof or indemnification) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the Borrower or any of its ERISA Affiliates under Title IV of ERISA in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect or (ii) with respect to a Foreign Plan, a termination, withdrawal or noncompliance with applicable Laws or plan terms that would reasonably be expected to result in a Material Adverse Effect; or

(i) Invalidity of Loan Documents. Any material provision of the Loan Documents, taken as a whole, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent, the Collateral Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower contests in writing the validity or enforceability of the Loan Documents, taken as a whole; or any Loan Party denies in writing that it has any or further liability or obligation under the Loan Documents, taken as a whole (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind the Loan Documents, taken as a whole; or

(j) Collateral Documents. Any Collateral Document with respect to a material portion of the Collateral after delivery thereof pursuant to Section 4.01, 6.11 or 6.13, shall for any reason (other than pursuant to the terms hereof or thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create, or any Lien with respect to a material portion of the Collateral purported to be created by such Collateral Document shall be asserted in writing by the Borrower or any other Loan Party not to be, a valid, enforceable and, to the extent applicable under applicable Laws, perfected Lien, with the priority required by the Collateral Documents (or other security purported to be created on the applicable Collateral), on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that (i) any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement, (ii) any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to take any action within their control, including the failure to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements, (iii) as to Collateral consisting of real property, such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or (iv) such loss of enforceable or perfected, as applicable, security interest may be remedied by the filing of appropriate documentation without the loss of priority; or

(k) Change of Control. There occurs any Change of Control.

Section 8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may with the consent of, and shall at the request of, the Required Lenders take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligations shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts (including the Exit Fee) owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) Reserved; and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Laws,

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable.

It is understood and agreed that if the Loans are accelerated or otherwise become due prior to the Maturity Date, including without limitation as a result of any Event of Default set forth in Section 8.01(f) (including the acceleration of claims by operation of law), the Exit Fee will also automatically be due and payable and shall constitute part of the Obligations with respect to the Loans, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any such Exit Fee payable shall be presumed to be the liquidated damages sustained by each Lender as the result of the early prepayment and each of the Loan Parties agrees that it is reasonable under the circumstances currently existing. Each of the Loan Parties expressly waives (to the fullest extent it may lawfully do so) the provisions of any present or future statute or law that prohibits or may prohibit the collection of the foregoing amounts in connection with any such acceleration, any rescission of such acceleration or the commencement of any proceeding under the Debtor Relief Laws. Each of the Loan Parties expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Exit Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Exit Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Exit Fee; and (D) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph.

Section 8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), subject to any Intercreditor Agreement, any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent, in each case, in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees (including, but not limited to, the Exit Fee), indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, the Obligations under Secured Hedge Agreements and Obligations under Secured Cash Management Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Sixth, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Notwithstanding the foregoing, amounts received from any Guarantor that is not an “eligible contract participant” (as defined in the Commodity Exchange Act) shall not be applied to its Obligations that are Excluded Swap Obligations, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation of amounts paid to Obligations otherwise set forth in clause Fourth of this Section 8.03.

Section 8.04 Reserved.

ARTICLE IX

Administrative Agent and Other Agents

Section 9.01 Appointment and Authority of the Administrative Agent.

(a) Each Lender hereby irrevocably appoints JPMorgan Chase Bank, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX, other than in respect of Section 9.09, Section 9.11 and Section 9.12, are solely for the benefit of the Administrative Agent and the Lenders, and the Loan Parties shall not have rights as a third party beneficiary of any such provision. In performing its functions and duties hereunder, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any of its Subsidiaries, except as expressly set forth herein or in the other Loan Documents.

(b) Reserved.

(c) Delaware Trust Company shall act as the “Collateral Agent” under the Loan Documents, and each of the Lenders (including in its capacities as a Lender and a potential Hedge Bank and/or Cash Management Bank) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust for) the Secured Parties for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, each of the Lenders (including in its capacities as a Lender and a potential Hedge Bank and/or Cash Management Bank) hereby expressly authorizes the Collateral Agent to (i) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including any Pari Passu Intercreditor Agreement, and/or any other intercreditor agreements entered into in connection herewith, and security trust documents), as contemplated by, in accordance with or otherwise in connection with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.

(d) Any corporation or association into which any Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which such Agent is a party, will be and become the successor Administrative Agent and/or Collateral Agent, as applicable, under this Agreement and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 9.02 Rights as a Lender. Any Person serving as an Agent (including as Administrative Agent) hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the agency created hereby shall in no way impose any duties or obligations upon any Agent in its individual capacity as a Lender hereunder. The term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to provide notice or account therefor to the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them.

Section 9.03 Exculpatory Provisions. Neither the Administrative Agent nor any other Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, an Agent (including the Administrative Agent):

(a) shall not be subject to any fiduciary or other implied (or express) duties, regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under any agency doctrine of any applicable Laws and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no Agent shall be required to take any action (or where so instructed, refrain from exercising) that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Laws;

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity;

(d) shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof; and

(e) shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communications facility; it being understood that each applicable Agent shall use its best efforts to resume performance as soon as practicable under the circumstances.

The Agents shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agents shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.02 and Section 10.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by the final, non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Agents shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent and the Collateral Agent by the Borrower or a Lender. In the event that the Agents receive such a notice of the occurrence of a Default, the Agents shall take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders.

No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into (i) any recital, statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default (including compliance with the terms and conditions of Section 10.07(h)(iii)), (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or (vii) to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

Section 9.04 Reliance by the Administrative Agent. Any Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person, including, for the avoidance of doubt, in connection with such Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page. Any Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agents may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Agents may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents such Agent is permitted or desires to take or to grant, and the Agents shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. No Lender shall have any right of action whatsoever against the Agents as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders; provided that the Agents shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Laws.

Section 9.05 Delegation of Duties. Any Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Documents by or through any one or more sub agents appointed by such Agent. Any Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory and indemnification provisions of this Article IX shall apply to any such sub agent and to the Agent-Related Persons of each Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent, as applicable. Notwithstanding anything herein to the contrary, with respect to each sub agent appointed by any Agent, (i) such sub agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub agent, and (iii) such sub agent shall only have obligations to the Administrative Agent or Collateral Agent, as applicable and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub agent; provided that the appointment of any sub agent shall not relieve the Administrative Agent or Collateral Agent, as applicable, of its obligations hereunder or under any other Loan Documents.

Section 9.06 Non-Reliance on Administrative Agent and Other Lenders; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 9.07 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent, the Collateral Agent and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of the Administrative Agent or Collateral Agent) (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless the Administrative Agent, Collateral Agent and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of the Administrative Agent or Collateral Agent) from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final, non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent or Collateral Agent in connection with the preparation, syndication, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or Collateral Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto; provided, further, that the failure of any Lender to indemnify or reimburse the Administrative Agent or Collateral Agent shall not relieve any other Lender of its obligation in respect thereof.

If any indemnity furnished to the Administrative Agent or Collateral Agent for any purpose shall, in the opinion of the Administrative Agent or Collateral Agent, be insufficient or become impaired, the Administrative Agent or Collateral Agent, as applicable, may call for additional indemnity from the Lenders and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify the Administrative Agent or Collateral Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata share thereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify the Administrative Agent or Collateral Agent against any Indemnified Liabilities resulting from the Administrative Agent’s or Collateral Agent’s own gross negligence or willful misconduct, as determined by the final, non-appealable judgment of a court of competent jurisdiction. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment and satisfaction of all other Obligations and the resignation of the Administrative Agent or Collateral Agent.

Section 9.08 No Other Duties; Other Agents, Lead Arranger, Managers, Etc.. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable. Anything herein to the contrary notwithstanding, none of the Bookrunner, Lead Arranger or other Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or Collateral Agent or a Lender hereunder and such Persons shall have the benefit of this Article IX. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any agency or fiduciary or trust relationship with any Lender, the Borrower or any of their respective Subsidiaries. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.09 Resignation or Removal of Administrative Agent or Collateral Agent. The Administrative Agent or Collateral Agent may at any time resign by giving thirty (30) days’ prior written notice of its resignation to the Lenders and the Borrower. Furthermore, the Administrative Agent or the Collateral Agent may be removed at the reasonable request of the Required Lenders upon ten (10) days’ prior written notice. If an Agent-Related Distress Event has occurred, either the Required Lenders or the Borrower (other than during the existence of an Event of Default pursuant to Section 8.01(a) or Section 8.01(f) (solely with respect to the Borrower)) may, upon ten (10) days’ prior written notice, remove the Administrative Agent or Collateral Agent. Upon receipt of any such notice of resignation or removal, the Required Lenders shall have the right, with the consent of the Borrower (which consent of the Borrower shall not be unreasonably withheld, conditioned or delayed in the case of a successor that is a commercial bank with a combined capital and surplus of at least $5,000,000,000, but may otherwise be withheld in the Borrower’s sole discretion) at all times other than during the existence of an Event of Default pursuant to Section 8.01(a) or 8.01(f) (solely with respect to the Borrower), to appoint a successor, which shall be a Lender or a bank with an office in the United States, or an Affiliate of any such Lender or bank with an office in the United States (in each case, other than a Disqualified Institution). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the receipt of such removal notice or the retiring Administrative Agent or Collateral Agent, as applicable, gives notice of its resignation, then the Administrative Agent or the Collateral Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment and then (i) in the case of the retiring Administrative Agent or Collateral Agent, the retiring Administrative Agent or Collateral Agent, as applicable, may on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above with the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed); provided that no consent of the Borrower shall be required if an Event of Default under Sections 8.01(a) or 8.01(f) (solely with respect to the Borrower) has occurred and is continuing or (ii) in the case of a removal, the Borrower may, after consulting with the Required Lenders, appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above; provided that if no qualifying Person has accepted such appointment, then such resignation or removal shall nonetheless become effective (in the case of clause (i) above, in accordance with such notice from the Administrative Agent or the Collateral Agent, as applicable, to that effect) and (A) the retiring or removed Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that (x) in the case of any Collateral security held by the Administrative Agent or Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent or Collateral Agent, as applicable, shall continue to hold such Collateral security (including any Collateral security subsequently delivered to the Administrative Agent or Collateral Agent, as applicable) as bailee, trustee or other applicable capacity until such time as a successor of such Agent is appointed, (y) the Administrative Agent or Collateral Agent, as applicable, shall continue to act as collateral agent for the purposes of identifying a “security agent” (or similar title) in any filing or recording financing statements, amendments thereto or other applicable filings or recordings with any Governmental Authority necessary for the perfection of the liens on Collateral securing the Obligations to the extent required by the Loan Documents and (z) it shall continue to be subject to Section 10.08 until the date that is two (2) years after the termination of this Agreement) and (B) all payments, communications and determinations provided to be made by, to or through the Administrative Agent or Collateral Agent shall instead be made by or to each Lender directly (and each Lender will cooperate with the Borrower to enable the Borrower to take such actions), until such time as the Required Lenders or the Borrower, as applicable, appoint a successor Administrative Agent or Collateral Agent, as applicable, as provided for above in this Section 9.09. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable, hereunder and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (i) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (ii) otherwise ensure that the requirements of Section 6.11 and the Collateral and Guarantee Requirement are satisfied, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Administrative Agent or Collateral Agent, as applicable, and the retiring (or retired) or removed Administrative Agent or Collateral Agent, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.09) other than its obligations under Section 10.08. The fees payable by the Borrower to a successor Administrative Agent or Collateral Agent, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s or Collateral Agent’s resignation or removal hereunder and under the other Loan Documents, (x) the provisions of this Article IX and Section 10.04 and Section 10.05 shall continue in effect for the benefit of such retiring or removed Administrative Agent or Collateral Agent, as applicable, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them solely in respect of the Loan Documents or Obligations, as applicable, while the retiring Agent was acting as Administrative Agent or Collateral Agent, as applicable and (y) Section 10.08 shall continue to be binding upon the Administrative Agent, the Collateral Agent and such other Persons until the date that is two (2) years after the termination of this Agreement.

Section 9.10 Agents May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, any Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(ii) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and any Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and any Agent and their respective agents and counsel and all other amounts due the Lenders and any Agent under Section 2.09 and Section 10.04) allowed in such judicial proceeding; and

(iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to any Agent and, in the event that any Agent shall consent to the making of such payments directly to the Lenders, to pay to any such Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due such Agent under Section 2.09 and Section 10.04. To the extent that the payment of any such compensation, expenses, disbursements and advances of any Agent, its agents and counsel, and any other amounts due such Agent under Section 2.09 and Section 10.04 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize the Administrative Agent or Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent or Collateral Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11 Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) irrevocably agree (and authorizes the Administrative Agent and/or the Collateral Agent, as the case may be, to take any advisable action to effectuate any of the following):

(a) to enter into and sign for and on behalf of the Lenders as Secured Parties the Collateral Documents for the benefit of the Lenders and the Secured Parties;

(b) that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon expiration or termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) Obligations under Secured Hedge Agreements, (y) Obligations under Secured Cash Management Agreements and (z) contingent indemnification or expense reimbursement obligations not yet accrued and payable) (the “Termination Date”), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than a Loan Party (whether as a Disposition or an Investment), (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (d) below or (v) if and to the extent such property constitutes an Excluded Asset;

(c) to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to, and to the extent required by, the holder of any Lien on such property that is permitted by Section 7.01(i), Section 7.01(n), Section 7.01(p), or, to the extent related to the foregoing, Section 7.01(ff);

(d) that any Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a wholly owned Subsidiary that is not an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided that (i) no such release shall occur if such Guarantor continues (after giving effect to the consummation of such transaction or designation) to be a guarantor in respect of any Indebtedness of the Borrower or any Guarantor and (ii) if any Guarantor becomes an Excluded Subsidiary because it is no longer a wholly owned Subsidiary, such Guarantor shall not be released except pursuant to a transaction (1) where such Subsidiary becomes a joint venture with (x) a non-Affiliate or (y) to the extent consented to by the Required Lenders, an Affiliate, in each case, for bona fide business purposes (other than financing), (2) for fair market value (estimated in good faith by the Borrower) and (3) the purpose of which was not to evade the Collateral and Guarantee Requirement;

(e) Reserved; and

(f) to act collectively through the Administrative Agent or Collateral Agent and, without limiting the delegation of authority to the Administrative Agent or Collateral Agent set forth herein, the Required Lenders shall direct the Administrative Agent or Collateral Agent with respect to the exercise of rights and remedies hereunder (including with respect to alleging the existence or occurrence of, and exercising rights and remedies as a result of, any Default or Event of Default in each case that could be waived with the consent of the Required Lenders), and such rights and remedies shall not be exercised other than through the Administrative Agent or Collateral Agent; provided that the foregoing shall not preclude any Lender from exercising any right of set-off in accordance with the provisions of Section 10.09 or enforcing compliance with the provisions set forth in the first proviso of Section 10.01 or from exercising rights and remedies (other than the enforcement of Collateral) with respect to any payment default after the occurrence of the Maturity Date with respect to any Loans made by it.

In connection with any request to the Administrative Agent or Collateral Agent by the Borrower to take any of the foregoing actions, the Borrower shall deliver a certificate signed by a Responsible Officer that certifies that the proposed transaction complies with the terms of the Credit Agreement.

Upon request by the Administrative Agent or Collateral Agent at any time, the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) will confirm in writing the Administrative Agent’s or Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the applicable Agent will (and each Lender irrevocably authorizes the applicable Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such

Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11; provided, that the Borrower has delivered a certificate, executed by a Responsible Officer of the Borrower on or prior to the date any such action is requested to be taken by the Administrative Agent or Collateral Agent, certifying that the applicable transaction is permitted under the Loan Documents (and the Lenders hereby authorize the Administrative Agent or Collateral Agent to rely upon such certificate in performing its obligations under this Section 9.11).

Section 9.12 Intercreditor Agreements. The Administrative Agent and the Collateral Agent are authorized to enter into the Superpriority Intercreditor Agreement, any Pari Passu Intercreditor Agreement and/or any other intercreditor arrangements entered into in connection herewith (and, in each case, any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness (or any Permitted Refinancing of the foregoing) in order to permit such Indebtedness to be secured by a valid and enforceable lien (with such priority as may be designated by the Borrower or relevant Subsidiary, to the extent such priority is permitted by the Loan Documents)), and the parties hereto acknowledge that the Superpriority Intercreditor Agreement, any Pari Passu Intercreditor Agreement (if entered into) and/or any other intercreditor arrangements entered into in connection herewith, will be binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Superpriority Intercreditor Agreement, any Pari Passu Intercreditor Agreement (if entered into) and/or any other intercreditor arrangements entered into in connection herewith and (b) hereby expressly and irrevocably authorizes and instructs the Administrative Agent and Collateral Agent to enter into the Superpriority Intercreditor Agreement on the date hereof and, if applicable, any Pari Passu Intercreditor Agreement and/or any other intercreditor arrangements entered into in connection herewith (and, in each case, any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness (or any Permitted Refinancing of the foregoing) in order to permit such Indebtedness to be secured by a valid and enforceable lien (with such priority as may be designated by the Borrower or relevant Subsidiary, to the extent such priority is permitted by the Loan Documents)), and to subject the Liens on the Collateral securing the Obligations to the provisions thereof.

Section 9.13 Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations under Secured Cash Management Agreements or Obligations arising under Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations under Secured Cash Management Agreements or such Obligations arising under Secured Hedge Agreements (provided that written notice of a Master Agreement shall constitute written notice of all Obligations arising under every Secured Hedge Agreement entered into pursuant to such Master Agreement), together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

Section 9.14 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto, to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(1) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,

(2) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(3) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(4) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Lead Arranger, the Bookrunner or any of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or the Lead Arranger, the Bookrunner or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c) The Administrative Agent, Lead Arranger and Bookrunner hereby inform the Lenders that each such Person is not undertaking to provide investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent fees or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 9.15 Security Trustee Resignation. The Collateral Agent may resign from its capacity as security trustee at any time in accordance with the terms of the Australian Security Trust Deed.

Section 9.16 Australian Security Trust Deed. Each Secured Party (including each Agent and each Lender in such capacities and as a potential Hedge Bank and/or Cash Management Bank) hereby acknowledges the following:

(a) they are aware of, and consent to, the terms of the Australian Security Trust Deed;

(b) it has received a copy of the Australian Security Trust Deed together with the other information which it has required in connection with the Australian Security Trust Deed and this Agreement;

(c) agrees to comply with and be bound by the terms of the Australian Security Trust Deed as a Beneficiary (as defined in the Australian Security Trust Deed);

(d) without limiting the general application of paragraph (a) above, acknowledges and agrees to give the releases, agreements, authorizations, indemnities and acknowledgements made by a Beneficiary, as set out in the Australian Security Trust Deed (including, clause 2.1 (Declaration of trust) of the Australian Security Trust Deed) and provides the indemnities as specified in clause 3.16 (Beneficiaries’ indemnity to the Security Trustee) of the Australian Security Trust Deed; and

(e) without limiting the general application of paragraph (a) above, for consideration received, irrevocably appoints as its attorney each person who under the terms of the Australian Security Trust Deed is appointed as attorney of a Beneficiary (as defined in the Australian Security Trust Deed) on the same terms and for the same purposes as contained in the Australian Security Trust Deed.

This Section 9.16 is executed as a deed poll in favor of the Collateral Agent and each Beneficiary (as defined in the Australian Security Trust Deed) from time to time.

Section 9.17 Certain Rights of the Agents. If the Administrative Agent or Collateral Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement or the other Loan Documents, such Administrative Agent or Collateral Agent, as applicable, shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and such Administrative Agent or Collateral Agent, as applicable, shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent or Collateral Agent as a result of the Administrative Agent or Collateral Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement or the other Loan Documents.

Section 9.18 Agent Actions. With respect to any term or provision of this Agreement or any other Loan Document that requires the consent, approval, satisfaction, discretion, determination, decision, action or inaction or any similar concept of or by any Agent, or that allows, permits, requires, empowers or otherwise provides that any matter, action, decision or similar may be taken, made or determined by any Agent (including any provision that refers to any document or other matter being satisfactory or acceptable to an Agent) without expressly referring to the requirement to obtain consent or input from any Lenders, or to otherwise notify any Lender, or without providing that such matter is required to be satisfactory or acceptable to the Required Lenders, such term or provision shall be interpreted to refer to such Agent exercising its discretion, it being understood and agreed that each Agent shall be entitled to confirm that any matter is satisfactory or acceptable to the Required Lenders to the extent that it deems such confirmation necessary or desirable.

ARTICLE X

Miscellaneous

Section 10.01 Amendments, Etc. (A) Except as otherwise set forth in this Agreement, no amendment, modification, supplement or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (other than (x) with respect to any amendment, modification, supplement or waiver contemplated in clause (i) or clause (l) below, which shall only require the consent of the Required Lenders under the applicable Class, as applicable, and (y) with respect to any amendment, modification or waiver contemplated in clauses (a), (b), (c), (d), (e), (f)(i), (j) or (k) below, which shall only require the consent of the Lenders expressly set forth therein and not the Required Lenders) (or by the Administrative Agent with the consent of the Required Lenders or the applicable Lenders, as the case may be) and the Borrower or the applicable Loan Party, as the case may be, and each such waiver, amendment, modification, supplement or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, modification, supplement, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver of (or amendment to the terms of) any condition precedent set forth in Section 4.01 or Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled (including any applicable grace period beyond sixty (60) days) for, or reduce the amount of, any payment of principal or interest under Section 2.07 or Section 2.08 (it being understood that changing a cash payment to a payment in kind shall be deemed a reduction, postponement and an extension of the scheduled date) without the written consent of each Lender directly and adversely affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest and it further being understood that any change to the definition of Total Net First Lien Leverage Ratio, Total Net Senior Secured Leverage Ratio, Total Net Leverage Ratio, or any other ratio used as a basis to calculate the amount of any principal or interest payment or in the component definitions thereof shall not constitute a reduction in any amount of interest or fee;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clauses (i), (ii) and (iii) of the second proviso to this Section 10.01) any fees (including fees set forth in Section 2.23) or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definitions of the Total Net Leverage Ratio, the Total Net First Lien Leverage Ratio, the Total Net Senior Secured Leverage Ratio or, in each case, in the component definitions thereof shall not constitute a reduction in the rate of interest; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) with respect to any change to any pro rata sharing provision (including the definition of “Pro Rata Share”), the consent of all Lenders directly and adversely affected thereby shall be required;

(e) except in a transaction permitted by Section 7.04, permit assignment of rights and obligations of the Borrower hereunder, without the written consent of each Lender directly and adversely affected thereby;

(f) (i) change any provision of this Section 10.01 or the definition of “Required Lenders” without the written consent of each Lender directly and adversely affected thereby or (ii) reduce any of the voting percentages set forth in the definition of “Required Lenders” without the written consent of each Lender;

(g) other than in connection with a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(h) other than in connection with a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the aggregate value of the Guaranty or all or substantially all of the Guarantors, without the written consent of each Lender;

(i) amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Section 2.14 with respect to New Term Loans and New Revolving Credit Commitments) which directly affects Lenders of one or more New Term Loans and does not directly adversely affect Lenders under any other Class, in each case, without the written consent of the Required Lenders under such applicable New Term Loans or New Revolving Credit Commitments (and in the case of multiple Classes which are affected, such Required Lenders shall consent together as one Class); provided that no such amendment shall affect any Lender’s right with respect to the protection afforded to it by the “Specified Representations” or with respect to any Event of Default under Section 8.01(a) or Section 8.01(f), in each case, in connection with the funding of any such New Term Loan or New Revolving Credit Commitment;

(j) change the currency in which any Loan is denominated or issued, as the case may be, without the written consent of the Lender holding such Loans;

(k) amend, waive or otherwise modify any provision of Section 8.03 or Article 4 (and any related definitions except for amendments of definitions that are not prejudicial to the rights of the Lenders) of the Superpriority Intercreditor Agreement without the written consent of each Lender directly and adversely affected thereby;

(l) amend, waive or otherwise modify Section 10.07(b) and (d), without the written consent of each Lender directly and adversely affected thereby;

(m) amend, waive or otherwise modify any provision this Agreement in a manner that would permit (i) any Subsidiary to be designated as “unrestricted”, (ii) the Borrower or any Subsidiary to transfer to, or hold assets in, an “unrestricted subsidiary” or (iii) the release of any Guaranty of the Obligations and any Lien on the Collateral to secure any such Guaranty as a result of the designation of any Person as an “unrestricted subsidiary”, in each case, without the prior written consent of each Lender directly and adversely affected thereby;

(n) amend, waive or otherwise modify clause (ii) of the proviso in Section 9.11(d) without the written consent of each Lender directly and adversely affected thereby;

(o) amend, waive or otherwise modify the right of each Lender to be offered to participate in any (x) New Term Loans, Term Loan Increase, New Term Commitments or New Revolving Credit Commitments, (y) Incremental Equivalent Debt or (z) Indebtedness incurred pursuant to Section 7.03(n), in each case, on a pro rata basis, without the written consent of each Lender directly and adversely affected thereby;

(p) amend, waive or otherwise modify any term hereof requiring Dutch auctions, open market purchases or other offers required to be offered to all Term Lenders on a pro rata basis without the written consent of each Lender directly and adversely affected thereby; or

(q) subordinate (x) the Liens securing the Initial Term Loans or (y) the Initial Term Loans in right of payment, in each case, to the obligations under any other Indebtedness without the written consent of each Lender directly and adversely affected thereby, unless each Lender directly and adversely affected thereby is offered a bona fide opportunity to ratably participate in such transaction on the same terms (other than bona fide arrangement, structuring, underwriting or other similar fees that are not paid generally to all lenders of such Indebtedness) as the other lenders participating in such transaction.

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, adversely affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document and (ii) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification. Any such waiver and any such amendment, modification or supplement in accordance with the terms of this Section 10.01 shall apply equally to each of the Lenders and shall be binding on the Loan Parties, the Lenders, the Agents and all future holders of the Loans and Commitments. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver, or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

(B) Notwithstanding anything to the contrary herein:

(a) amendments and waivers of Section 7.11 (or any definition related thereto (but solely for the limited purposes of how any such defined term is used with respect to determining compliance with any such sections)) or any Default resulting from a failure to perform or observe Section 7.11 will require only the approval of the Required Lenders;

(b) no Lender consent is required to effect any amendment, modification or supplement to any Pari Passu Intercreditor Agreement, the Superpriority Intercreditor Agreement and/or any other intercreditor arrangements entered into in connection herewith (i) that is for the purpose of adding the holders of Indebtedness (or any Permitted Refinancing of the foregoing) (or a Representative with respect thereto) as parties thereto, as expressly contemplated by the terms of such Pari Passu Intercreditor

Agreement, such Superpriority Intercreditor Agreement or such other intercreditor arrangement, as applicable (it being understood that any such amendment, modification or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing, (ii) that is expressly contemplated by any Pari Passu Intercreditor Agreement, the Superpriority Intercreditor Agreement and/or any other intercreditor arrangements entered into in connection herewith or (iii) that effects changes that are not material to the interests of the Lenders; provided that no such agreement shall directly and adversely amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable;

(c) this Agreement may be amended (or amended and restated) with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as such term is defined below) to permit the refinancing of all or any portion of any Class of Term Loans outstanding (the “Replaced Term Loans”) with one or more tranches of term loans hereunder (the “Replacement Term Loans”); provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans plus an amount equal to unpaid accrued interest, fees, premium (including call and tender premiums) thereon, defeasance costs, and fees and expenses incurred (including OID, upfront fees and similar items), in connection with such refinancing, (ii) the weighted average life and final maturity of such Replacement Term Loans shall not be shorter or earlier, as the case may be, than the weighted average life of such Replaced Term Loans at the time of such refinancing and (iii) all other terms (other than maturity and pricing) applicable to such Replacement Term Loans shall be substantially the same as, and no more favorable to the Lenders providing such Replacement Term Loans than, the terms applicable to such Replaced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the maturity date in respect of the Replaced Term Loans in effect immediately prior to such refinancing or such other terms applicable to such Replacement Term Loans that are reflective of market terms and conditions for such Replacement Term Loans at the time of the issuance thereof (as determined by the Borrower in good faith). Each amendment to this Agreement providing for Replacement Term Loans may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to effect the provisions of this paragraph, and for the avoidance of doubt, this paragraph shall supersede any other provisions in this Section 10.01 to the contrary; and

(d) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

Notwithstanding anything to the contrary contained in this Section 10.01, the Guaranty, the Collateral Documents and related documents executed by the Loan Parties or the Subsidiaries in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, modified and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment, modification or waiver is delivered in order (i) to comply with local Law or advice of local counsel, or (ii) to cause such Guaranty, Collateral Document or other document to be consistent with this Agreement and the other Loan Documents.

Notwithstanding anything to the contrary contained in this Section 10.01, if at any time after the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error (including, but not limited to, an incorrect cross-reference) or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document), then the Administrative Agent (acting in its sole discretion) and the Borrower or any other relevant Loan Party shall be permitted to amend such provision. The Administrative Agent shall notify the Lenders of such amendment and such amendment shall become effective five (5) Business Days after such notification unless the Required Lenders object to such amendment in writing delivered to the Administrative Agent prior to such time.

Section 10.02 Notices and Other Communications; Facsimile Copies.

(a) General. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subclause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, any other Loan Party, the Administrative Agent or the Collateral Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a written notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a written notice to the Borrower and the Administrative Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Electronic Communication. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or a Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Agent-Related Persons or the Lead Arranger (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(e) Change of Address. Any Loan Party and the Administrative Agent may change its address, facsimile, electronic mail address or telephone number for notices and other communications hereunder by written notice to the other parties hereto. Each other Lender may change its address, facsimile, electronic mail address or telephone number for notices and other communications hereunder by written notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Laws, including foreign, United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of foreign, United States federal or state securities laws.

(f) Reliance by the Administrative Agent. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent, and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

Section 10.04 Attorney Costs and Expenses. Subject to Section 10.07(l), the Borrower agrees (a) regardless of whether the Closing Date occurs, to pay or reimburse the Administrative Agent, the Collateral Agent, the Lenders and the Lead Arranger for all reasonable and documented in reasonable detail out-of-pocket costs, fees and expenses incurred on or after the Closing Date (provided that in the case of payment to be made on the Closing Date, such expenses are to be invoiced at least two (2) Business Days prior to the Closing Date and otherwise, within thirty (30) days following written demand therefor) in connection with the preparation, syndication, execution, delivery and administration of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), limited, (x) in the case of financial advisor fees, to the reasonable and documented in reasonable detail out-of-pocket costs, fees and expenses of one financial advisor to the Lenders, taken as a whole, and (y) in the case of legal fees and expenses, to the Attorney Costs of (i) one counsel to the Administrative Agent and the Lead Arranger taken as a whole (and of a single local counsel to the Administrative Agent and the Lead Arranger taken as a whole in each appropriate jurisdiction (which may be a single local counsel acting in multiple material jurisdictions)) (in each case, except allocated costs of in-house counsel), (ii) one counsel to the Collateral Agent taken as a whole (and of a single local counsel to the Collateral Agent taken as a whole in each appropriate jurisdiction (which may be a single local counsel acting in multiple material jurisdictions)) (in each case, except allocated costs of in-house counsel) and (iii) one counsel for the Lenders, taken as a whole (and of a single local counsel to the Lenders, taken as a whole, in each appropriate jurisdiction (which may be a single local counsel acting in multiple material jurisdictions)), and solely in the event of an actual or perceived conflict of interest between Lenders, where the Lender or Lenders affected by such conflict of interest inform the Borrower in writing of such conflict of interest and thereafter retains its own counsel, one additional counsel in each appropriate jurisdiction to each group of affected Lenders similarly situated taken as a whole (in each case, except allocated costs of in-house counsel) and (b) after the Closing Date, promptly following written demand therefor, to pay or reimburse the Administrative Agent, the Lead Arranger, the Collateral Agent and the Lenders for all reasonable and documented in reasonable detail out-of-pocket costs, fees and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law), limited, in the case of out-of-pocket legal fees and expenses, to the Attorney Costs of (i) one counsel to the Administrative Agent (and of a single local counsel to the Administrative Agent and the Lead Arranger taken as a whole in each appropriate jurisdiction (which may be a single local counsel acting in multiple material jurisdictions)) and (ii) one counsel to the Collateral Agent (and of a single local counsel to the Collateral Agent taken as a whole in each appropriate jurisdiction (which may be a single local counsel acting in multiple material jurisdictions)) and (iii) one counsel for the Lenders, taken as a whole (and of a single local counsel to the Lenders, taken as a whole, in each appropriate jurisdiction (which may be a single local counsel acting in multiple material jurisdictions)), and solely in the event of an actual or perceived conflict of interest between Lenders, where the Lender or Lenders affected by such conflict of interest inform the Borrower in writing of such conflict of interest and thereafter retains its own counsel, one additional counsel in each appropriate jurisdiction to each group of affected Lenders similarly situated taken as a whole (in each case, except allocated costs of in-house counsel). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

Section 10.05 Limitation of Liability; Indemnification by the Borrower.

(a) None of the Administrative Agent, the Collateral Agent, each Lender, the Lead Arranger, the Bookrunner and their respective Affiliates, directors, officers, employees, partners, representatives, controlling persons, members, agents, advisors, equity holders and successors (each such Person being called a “Lender-Related Person”) or any Loan Party or Affiliate thereof shall be liable for any damages arising from the use by others of any information or other materials obtained through Intralinks®, Syndtrak® or other similar information transmission systems in connection with this Agreement, except to the extent resulting from the willful misconduct, bad faith or gross negligence of such Lender-Related Person or any of its Related Persons, as determined by a final and non-appealable judgment of a court of competent jurisdiction), nor shall any Lender-Related Person or any Loan Party have any liability for any special, punitive, exemplary, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (in each case, other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party and otherwise required to be indemnified by a Loan Party under Section 10.05(b)).

(b) Subject to Section 10.07(l), the Borrower shall indemnify and hold harmless the Administrative Agent, the Collateral Agent, each Lender, the Lead Arranger, the Bookrunner and their respective Affiliates, directors, officers, employees, partners, representatives, controlling persons, members, agents, advisors, equity holders and successors (collectively the “Indemnitees”) from and against any and all losses, claims, damages and liabilities that may be asserted or awarded against the Indemnitees and expenses of any third party that may be awarded against any Indemnitee and other reasonable and documented out-of-pocket expenses incurred in connection therewith asserted against any such Indemnitee relating to or arising out of or in connection with (but limited, in the case of out-of-pocket legal fees and expenses, to the Attorney Costs of (i) one counsel to each Agent and, if reasonably necessary, a single local counsel for each Agent in each appropriate jurisdiction (which may be a single local counsel acting in multiple material jurisdictions) and (ii) one counsel to the Lenders, taken as a whole, and, if reasonably necessary, a single local counsel for the Lenders, taken as a whole, in each appropriate jurisdiction (which may be a single local counsel acting in multiple material jurisdictions) and one regulatory and/or specialty counsel for each relevant specialty area to the Lenders, taken as a whole, and solely in the case of an actual or perceived conflict of interest where the Lender affected by such conflict of interest informs the Borrower in writing of such conflict of interest and thereafter retains its own counsel, one additional counsel in each appropriate jurisdiction to each group of affected Lenders similarly situated taken as a whole) (a) the execution, delivery, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, including in connection with any action, litigation or other dispute or proceeding related to the Exchange Agreement and the transactions contemplated thereby and any of the other Transactions (including any action, litigation, or other dispute or proceeding related to any temporary restraining order, preliminary injunction or any similar request for relief), (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or alleged presence or release of Hazardous Materials on or from any real property currently or formerly owned or operated by the Borrower or any other Loan Party, or any Environmental Liability arising out of the activities or operations of the Borrower or any other Loan Party or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto and without regard to the exclusive or contributory negligence of any Indemnitees (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Indemnified Liabilities resulted from (w) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its Related Persons as determined by a final, non-appealable judgment of a court of competent jurisdiction, (x) a material breach of any obligations under any Loan Document by such Indemnitee or of any of its Related Persons as determined by a final, non-appealable judgment of a court of competent jurisdiction, or (y) any dispute solely among Indemnitees or of any Related Person other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent, the Collateral Agent, the Lead Arranger or the Bookrunner under the Facilities and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates. Notwithstanding the foregoing, the Borrower shall not be liable for any settlement entered into by any Indemnitee or any Related Person, without the Borrower’s prior written consent (such consent not to be unreasonably withheld or delayed), but, if such settlement occurs with Borrower’s written consent or if there is a final judgment for the plaintiff not consented to by any Indemnitee or any Related Person in any action or claim with respect to any of the foregoing, the Borrower will be liable for such settlement or such final judgment and will indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses by reason of such settlement or judgment in accordance with this Section 10.05. To the extent that the undertakings to indemnify and hold harmless set forth in this Section 10.05 may be unenforceable in whole or in part because they are violative of any applicable Laws or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable Laws to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. Notwithstanding the foregoing, each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrower under this Section 10.05 to such Indemnitee for any losses, claims, damages, liabilities and expenses to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof. The Borrower shall not, without the prior written consent of any Indemnitee (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened claim, litigation, investigation or proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless such settlement (a) includes an unconditional release of such Indemnitee from all liability arising out of such claim, litigation, investigation or proceeding and (b) does not include any statement as to, or any admission of, fault, culpability, wrongdoing or a failure to act by or on behalf of such Indemnitee. Each Indemnitee shall give (subject to restrictions pursuant to attorney-client privilege, law, rule or regulation, or any obligation of confidentiality) such information and assistance to the Borrower as the Borrower may reasonably request in connection with any claim, litigation, investigation or proceeding in connection with any losses, claims, damages, liabilities and expenses, unless the Indemnitee reasonably determines there are conflicts of interest between the Borrower and the Indemnitee. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, equity holders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final non-appealable judicial determination by a court of competent jurisdiction that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. Each Indemnitee shall promptly notify the Borrower upon receipt of written notice of any claim or threat to institute a claim; provided that any failure by any Indemnitee to give such notice shall not relieve the Borrower from the obligation to indemnify such Indemnitee in accordance with the terms of this Section 10.05 except to the extent that the Borrower is materially prejudiced by such failure. This Section 10.05 shall not apply to Taxes, Other Taxes or amounts excluded from the definition of Taxes pursuant to clauses (i) through (vi) of the first sentence of Section 3.01(a) (and any additions to tax, penalties and interest on the foregoing amounts in clauses (i) through (vi)), which shall be governed by Section 3.01, except to the extent such amounts represent losses, claims, damages, etc. arising from a non-tax claim (including a value added tax or similar tax charged with respect to the supply of legal or other services).

Section 10.06 Marshaling; Payments Set Aside. None of the Administrative Agent or any Lender shall be under any obligation to marshal any assets in favor of the Loan Parties or any other party or against or in payment of any or all of the Obligations. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.

Section 10.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not, except as permitted by Section 7.04, assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subclause (b) of this Section, (ii) by way of participation in accordance with the provisions of subclause (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subclause (f) of this Section, or (iv) to an SPC in accordance with the provisions of subclause (g) of this Section or (v) with respect to any assignment or transfer to or by any Disqualified Institution, in accordance with subclause (l) of this Section). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subclause (d) of this Section and, to the extent expressly contemplated hereby, the Agent-Related Persons of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subclause (b)(i)(A) of this Section, the aggregate amount of the Commitment or, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 (unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a) or, solely with respect to the Borrower, Section 8.01(f) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subclause (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a) or, solely with respect to the Borrower, Section 8.01(f), has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Term Lender, an Affiliate of a Term Lender or an Approved Fund of a Term Lender; provided, that, subject to clause (v) below, the Borrower shall be deemed to have consented to any such assignment of a Term Loan unless the Borrower shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received such written notice thereof; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required unless such assignment is to a Term Lender, an Affiliate of a Term Lender or an Approved Fund of a Term Lender or to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; provided, however, that the consent of the Administrative Agent shall not be required for any assignment pursuant to Section 10.07(m) or to an Affiliated Lender or a Person that upon effectiveness of an assignment would be an Affiliated Lender, except for the separate consent rights of the Administrative Agent pursuant to clause (h)(iv) of this Section 10.07.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (other than in connection with any assignment effected pursuant to any primary syndication of the Facility); provided that the Administrative Agent may, in its sole discretion, elect to waive or reduce such processing and recordation fee in the case of any assignment. The Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. All assignments shall be by novation unless otherwise agreed to, or required by, the Administrative Agent.

(v) No Assignments to Certain Persons. Notwithstanding anything to the contrary contained herein, no such assignment shall be made (A) to the Borrower or any of the Borrower’s Subsidiaries except as permitted under Section 2.05(a)(iv) or Section 10.07(m), (B) subject to the immediately preceding clause (A) above and subclause (h) below, to any of the Borrower’s Affiliates, (C) to a natural person, (D) to a Defaulting Lender or (E) to a Disqualified Institution.

This clause (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities or Classes of Loans or Commitments on a non-pro rata basis.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Laws without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section (and, in the case of an Affiliated Lender or a Person that, after giving effect to such assignment, would become an Affiliated Lender, subject to the requirements of clause (h) of this Section), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 3.01, Section 3.04, Section 3.05, Section 10.04 and Section 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment and shall continue to be bound by Section 10.08). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its own expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section.

(c) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, owing to each Lender, pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall, subject to clause (h) of this Section, be conclusive absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(c) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Section 163(f), Section 871(h)(2) and Section 881(c)(2) of the Code and any related U.S. Treasury regulations (or any other relevant or successor provisions of the Code or of such U.S. Treasury regulations).

(d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries, Defaulting Lender or to a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a), (b), (c), (g) and (h) of the first proviso to Section 10.01(A) that directly and adversely affects such Participant, in each case only to the extent that the affirmative vote of such Lender from which such Participant purchased the participation would be required under such Section. Subject to clause (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the limitations and requirements of such section, including Sections 3.01(c)(i) and (c)(ii) or Section 3.01(c)(iii), as applicable and Section 3.06 and Section 3.07) (through the applicable Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by applicable Laws, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. The Borrower and the Lenders expressly acknowledge that the Administrative Agent (in its capacity as such or as an arranger, bookrunner or other agent hereunder) shall not have any obligation to monitor whether participations are made to Disqualified Institutions or natural persons and none of the Borrower or the Lenders will bring any claim to such effect.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent that either (1) the sale of the participation to such Participant is made with the Borrower’s prior written consent, which consent shall state that it is being given pursuant to Section 10.07(e) of this Agreement or (2) such entitlement to receive a greater payment results from an adoption of or any change in any Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation pursuant to Section 10.07(d) shall, acting solely for U.S. federal income tax purposes as a non-fiduciary agent of the Borrower, maintain a register complying with the requirements of Section 163(f), Section 871(h) and Section 881(c)(2) of the Code and the U.S. Treasury regulations issued thereunder on which it records the name and address of each Participant and the principal amounts of each Participant’s participation interest with respect to the Loans (each, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or to any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), unless the grant to such SPC is made with the Borrower’s prior written consent, which consent shall state that it is being given pursuant to Section 10.07(g) of this Agreement, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any state thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500 (which processing fee may be waived by the Administrative

Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC. If a Granting Lender grants an option to an SPC as described herein and such grant is not reflected in the Register, the Granting Lender shall maintain a separate register on which it records the name and address of each SPC and the principal amount (and related interest) of each SPC’s interest with respect to the Loans or other interests hereunder, which entries shall be conclusive absent manifest error.

(h) Any Term Lender may, at any time, assign all or a portion of its rights and obligations solely with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through (x) Dutch auctions or other offers to purchase open to all Term Lenders on a pro rata basis consistent with the procedures of the type described in Section 2.05(a)(iv) or (y) open market purchase offered to all Term Lenders on a pro rata basis, in each case subject to the following limitations:

(i) Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Term Loans required to be delivered to Lenders pursuant to Article II;

(ii) each Affiliated Lender shall either (I) make a representation to the selling Lender that it does not possess material non-public information with respect to the Borrower and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information) or (II) disclose that it cannot make such representation;

(iii) after giving effect to such assignment, the aggregate principal amount of Term Loans held by Affiliated Lenders shall not exceed 25% of the principal amount of all Term Loans at such time outstanding, in each case, after giving effect to any substantially simultaneous cancellation thereof (such percentage, the “Affiliated Lender Cap”); provided that each of the parties hereto agrees and acknowledges that the Administrative Agent shall not be liable for any losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever incurred or suffered by any Person in connection with any compliance or non-compliance with this clause (h)(iii) or any purported assignment exceeding the Affiliated Lender Cap; and

(iv) as a condition to each assignment pursuant to this clause (h), (A) the Administrative Agent shall have been provided a notice in the form of Exhibit E-2 to this Agreement in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender, and (without limitation of the provisions of clause (iii) above) shall be under no obligation to record such assignment in the Register until three (3) Business Days after receipt of such notice and (B) the Administrative Agent shall have consented to such assignment (which consent shall not be withheld unless the Administrative Agent reasonably believes that such assignment would violate clause (h)(iii) of this Section 10.07).

Notwithstanding anything to the contrary contained herein, any Affiliated Lender that has purchased Term Loans pursuant to this clause (h) may, in its sole discretion but subject to the consent of the Borrower, contribute, directly or indirectly, the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower (through any Permitted Parent) for the purpose of cancelling and extinguishing such Term Loans and such contribution may be in exchange for equity securities of the

Borrower (or any Permitted Parent) otherwise permitted to be issued or incurred at such time. Upon the date of such contribution, assignment or transfer, (x) the aggregate outstanding principal amount of Term Loans shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower and (y) the Borrower shall promptly provide notice to the Administrative Agent of such contribution of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation and extinguishing of the applicable Term Loans in the Register.

Each Lender participating in any assignment to Affiliated Lenders acknowledges and agrees that in connection with such assignment, (1) the Affiliated Lenders then may have, and later may come into possession of material non-public information, (2) such Lender has independently and, without reliance on the Affiliated Lenders or any of their Subsidiaries, the Borrower or any of its Subsidiaries, the Administrative Agent or any other Agent-Related Persons, made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the material non-public information, (3) none of the Affiliated Lenders or any of their Subsidiaries, the Borrower or any of its Subsidiaries shall be required to make any representation that it is not in possession of material non-public information, (4) none of the Affiliated Lenders or its Affiliates, the Borrower or any of its Subsidiaries or Affiliates, the Administrative Agent or any other Agent-Related Persons shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against any Affiliated Lender or Affiliate thereof, the Borrower or any of its Subsidiaries or Affiliates, the Administrative Agent and any other Agent-Related Persons, under applicable Laws or otherwise, with respect to the nondisclosure of the material non-public information and (5) that the material non-public information may not be available to the Administrative Agent or the other Lenders. Each Affiliated Lender agrees to notify the Administrative Agent promptly (and in any event within ten (10) Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within ten (10) Business Days) if it becomes an Affiliated Lender. Such notice shall contain the type of information required and be delivered to the same addressee as set forth in Exhibit E-2.

(i) Notwithstanding anything in Section 10.01 or the definition of “Required Lenders” to the contrary:

(i) for purposes of determining whether the Required Lenders have (A) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to Section 10.07(j), any plan of reorganization pursuant to the Bankruptcy Code of the United States, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and all Term Loans held by such Affiliated Lenders shall be deemed to have been voted in the same proportion as the allocation of voting by Term Lenders that are not Affiliated Lenders for all purposes of calculating whether the Required Lenders have taken any actions;

(ii) reserved;

(iii) notwithstanding the above, Affiliated Lenders shall have the right to vote on any amendment, modification, waiver, consent or other action described in the first proviso to Section 10.01 or otherwise requiring the written consent of each Lender or of each Lender directly and adversely affected thereby; and

(iv) notwithstanding the above, no amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom may affect any Affiliated Lender in a manner that is disproportionate to the effect on any Lender of the same Class of that would deprive such Affiliated Lender of its pro rata share of any payments to which it is entitled.

(j) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, but subject to clauses (i), (iii) and (iv) above, each Affiliated Lender hereby agrees that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Term Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliated Lenders. Each Affiliated Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Term Loans and participations therein and not in respect of any other claim or status such Affiliated Lender may otherwise have), from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this Section 10.07(j).

(k) Reserved.

(l) (i) In the case of any assignment or participation by a Lender without the Borrower’s consent (A) to any Disqualified Institution or (B) to the extent the Borrower’s consent is required under this Section 10.07 (and not deemed to have been given pursuant to Section 10.07(b)(iii)(A)), to any other Person, the Borrower shall be entitled to seek specific performance to unwind any such assignment or participation and/or specifically enforce this Section 10.07(l) in addition to injunctive relief (without posting a bond or presenting evidence of irreparable harm) or any other remedies available to the Borrower at law or in equity; it being understood and agreed that the Borrower and its Subsidiaries will suffer irreparable harm if any Lender breaches any obligation under this Section 10.07 as it relates to any assignment, participation or pledge of any Loan or Commitment to any Disqualified Institution or any other Person to whom the Borrower’s consent is required but not obtained. Nothing in this Section 10.07(l) shall be deemed to prejudice any right or remedy that the Borrower may otherwise have at law or equity. Upon the request of any Lender, the Administrative Agent may and the Borrower will make the list of Disqualified Institutions (other than any Disqualified Institution that is a reasonably identifiable Affiliate of another Disqualified Institution on the basis of such Person’s name) available to such Lender so long as such Lender agrees to keep the list of Disqualified Institutions confidential in accordance with the terms hereof and any such Lender may provide a copy of the list of Disqualified Institutions to any prospective lender or participant. It is understood and agreed that the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into monitor or enforce, compliance with the provisions relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of loans, or disclosure of confidential information, to, or the restriction on any exercise of rights or remedies of, any Disqualified Institution.

(ii) If any assignment or participation under this Section 10.07 is made to (1) any Affiliate of any Disqualified Institution without the Borrower’s prior written consent (any such person together with any Disqualified Institution, a “Disqualified Person”), or (2) to the extent the Borrower’s consent is required under this Section 10.07 (and not deemed to have been given pursuant to Section 10.07(b)(iii)(A)), to any other Person, then, in each case, the Borrower may, at its sole expense and effort, upon notice to the applicable Person and the Administrative Agent, (A) terminate any Commitment of such Person and repay all obligations of the Borrower owing to such Person, (B) in the case of any outstanding Term Loans, held by such Person, purchase such Term Loans by paying the least of (x) par, (y) the amount that such Person paid to acquire such Term Loans and (z) if reasonably obtainable public sources are available, the most recently available market price for such Term Loan based on such sources, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder (other than any prepayment premium) and/or (C) require such Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.07), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that (I) in the case of clauses (B) and (C), the applicable Person has received payment of an amount equal to the least of (1) par, (2) the amount that such Person paid for the applicable Loans and (3) if reasonably obtainable public sources are available, the most recently available market price for such Term Loan based on such sources, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder (other than any prepayment premium), (II) in the case of clauses (A) and (B), the Borrower shall not be liable to the relevant Person under Section 3.05 if any SOFR Rate Loan owing to such Person is repaid or purchased other than on the last day of the Interest Period relating thereto, (III) in the case of clause (C), the relevant assignment shall otherwise comply with this Section 10.07 (except that (x) no registration and processing fee required under this Section 10.07 shall be required with any assignment pursuant to this paragraph and (y) any Term Loan acquired by any Affiliated Lender pursuant to this paragraph will not be included in calculating compliance with the Affiliated Lender Cap for a period of 90 days following such transfer; provided that, to the extent the aggregate principal amount of Term Loans held by Affiliated Lenders exceeds the Affiliated Lender Cap on the 91st day following such transfer, then such excess amount shall either be (x) contributed to the Borrower or any of its subsidiaries and retired and cancelled immediately upon such contribution or (y) automatically cancelled)) and (IV) in no event shall such Disqualified Person be entitled to receive amounts set forth in Section 2.08(b) or Section 2.23. Further, any Disqualified Person identified by the Borrower to the Administrative Agent (A) shall not be permitted to (x) receive information or reporting provided by any Loan Party, the Administrative Agent or any Lender and/or (y) attend and/or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, (B) (x) for purposes of determining whether the Required Lenders or the majority Lenders under any Class have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, have a right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action or (y) for any other purpose for which any Lender is otherwise entitled to vote or consent, the Loans and Commitments of such Disqualified Person shall be deemed to vote in the same proportion as Lenders that are not Disqualified Persons (including in any proceeding under any Debtor Relief Law commenced by or against the Borrower or any other Loan Party) and (C) shall not be entitled to receive the benefits of Section 10.04 or Section 10.05. For the sake of clarity, the provisions in this Section 10.07(l) shall not apply to any Person that is an assignee of any Disqualified Person, if such assignee is not a Disqualified Person.

(m) Any Lender may, so long as no Event of Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to the Borrower or any of the Borrower’s Subsidiaries through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis consistent with the procedures set forth in Section 2.05(a)(iv) or (y) notwithstanding Sections 2.12 and 2.13 or any other provision in this Agreement, open market purchases offered to all Term Lenders on a pro rata basis; provided further that:

(i) (a) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (b) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishment and (c) the Borrower or any of the Borrower’s Subsidiaries, as applicable, shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register; and

(ii) the Borrower or any of the Borrower’s Subsidiaries that purchases any Term Loans pursuant to this clause (m) shall either (I) make a representation to the selling Lender that it does not possess material non-public information with respect to the Borrower and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information) or (II) disclose that it cannot make such representation.

Each Lender participating in any assignment to the Borrower or any Subsidiary (including pursuant to Section 2.05(a)(iv)) acknowledges and agrees that in connection with such assignment, (1) the Borrower and its Subsidiaries then may have, and later may come into possession of material non-public information, (2) such Lender has independently and, without reliance on the Affiliated Lenders or any of their Subsidiaries, the Borrower or any of its Subsidiaries, the Administrative Agent or any other Agent-Related Persons, made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the material non-public information, (3) none of the Borrower or any of its Subsidiaries shall be required to make any representation that it is not in possession of material non-public information, (4) none of the Borrower any of the its Subsidiaries, the Administrative Agent or any other Agent-Related Persons shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Borrower or any of its Subsidiaries, the Administrative Agent and any other Agent-Related Persons, under applicable Laws or otherwise, with respect to the nondisclosure of the material non-public information and (5) that the material non-public information may not be available to the Administrative Agent or the other Lenders.

(n) The aggregate outstanding principal amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased by, or contributed to (in each case, and subsequently cancelled hereunder), the Borrower pursuant to Section 10.07(h) or (m) and the principal repayment installments with respect to the Term Loans of such Class pursuant to Section 2.07(a)(i) or (a)(ii), as applicable, shall be reduced pro rata by the par value of the aggregate principal amount of Term Loans so purchased or contributed (and subsequently cancelled), with such reduction being applied solely to the Term Loans of the Lenders which sold such Term Loans.

Section 10.08 Confidentiality. Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information in accordance with its customary procedures (as set forth below), except that Information may be disclosed (a) to its Affiliates and Approved Funds and to its and its Affiliates’ and Approved Funds’ respective directors, officers, employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Transaction, are informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), in which case, the Administrative Agent, the Collateral Agent and the Lenders agree to, to the extent practicable, inform the Borrower promptly thereof prior to such disclosure, unless such Person is prohibited by applicable Laws from so informing the Borrower, or except in connection with any request as part of any regulatory audit or examination conducted by bank accountants or any governmental or regulatory authority exercising examination or regulatory authority, (c) to the extent required by applicable Laws or by any subpoena or similar legal process; provided that the Administrative Agent or such Lender, as applicable, agrees that it will, to the extent practicable, notify the Borrower promptly thereof, unless such notification is prohibited by law, rule or regulation, or except in connection with any request as part of any regulatory audit or examination conducted by accountants or any governmental or regulatory authority exercising examination or regulatory authority, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section 10.08, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be an Additional Lender or (ii) any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender), (i) to the extent such Information (i) is at the time of such disclosure, or becomes, publicly available other than as a result of a breach of this Section by such Person or any Person identified in clause (a) above, (ii) is at the time of such disclosure, or becomes, available to the Administrative Agent, any Lender, or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower or any of its Subsidiaries, and which source is not known by such Agent or Lender, after due inquiry, to be subject to a confidentiality restriction in respect thereof in favor of the Borrower or any Affiliate of the Borrower or (iii) is independently developed by such Person without reliance upon the Information, (j) to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent, the Collateral Agent and the Lenders in connection with the administration and management of the Facilities; provided that such Information shall be limited to Information about the Facilities, (k) for the purposes of establishing a “due diligence” defense; provided, however, that no disclosure shall be made to any Disqualified Institution to the extent the applicable list of Disqualified Institutions has been provided to such disclosing party (and is permitted to be shared with prospective lenders or participants) or (l) as part of communications with a Governmental Authority in connection with Anti-Money Laundering Laws, Anti-Corruption Laws, Ex-Im Laws or Sanctions.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof (including, for the avoidance of doubt, their respective directors, officers, employees, members of managements, consultants, representatives, agents and advisors) or in connection with an inspection of the books, records or properties of any Loan Party or the Subsidiaries thereof, in each case, relating to any Loan Party or any Subsidiary thereof or their respective businesses; it being understood that all information received from any Loan Party or any Subsidiary thereof (including, for the avoidance of doubt, their respective directors, officers, employees, members of managements, consultants, representatives, agents and advisors) after the date hereof relating to any Loan Party or any Subsidiary thereof or their respective businesses shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so in accordance with its customary procedures if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Nothing in this Agreement permits the Secured Parties to disclose any information under Section 275(4) of the Australian PPSA unless Section 275(7) of the Australian PPSA applies.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has policies and procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Laws, including United States federal, state and foreign securities Laws, in accordance with its policies and procedures.

Section 10.09 Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Laws, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate, as the case may be, to or for the credit or the account of the Borrower or any other Loan Party against any and all of the Obligations (other than, with respect to any Guarantor, Excluded Swap Obligations of such Guarantor), irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of set-off) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Laws (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Laws, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.02), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable.

Section 10.12 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each other Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any losses, claims, damages, liabilities and expenses arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims, damages, liabilities and expenses arising as a result of the failure of the Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Obligations under Secured Hedge Agreements and Obligations under Secured Cash Management Agreements).

Section 10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.15 GOVERNING LAW; JURISDICTION.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE GUARANTY AND COLLATERAL DOCUMENTS, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN CERTAIN GUARANTY AND COLLATERAL DOCUMENTS), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c) THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 10.16 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.17 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns.

Section 10.18 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 10.19 Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of set-off, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent (which shall not be withheld in contravention of Section 9.04). The provision of this Section 10.19 is for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 10.20 Use of Name, Logo, etc. Subject to the Borrower having been afforded a reasonable opportunity to review and to the Borrower’s prior consent (such consent not to be unreasonably withheld, delayed or conditioned), the Administrative Agent and the Lead Arranger may publish, in the ordinary course of its business, customary advertising material relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo or trademark.

Section 10.21 PATRIOT Act Notice. Each Lender that is subject to the PATRIOT Act and the requirements of the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.

Section 10.22 Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.23 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents, the Lead Arranger and the Bookrunner are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agents, the Lead Arranger and the Bookrunner, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agents, the Lead Arranger and the Bookrunner are and have been, and each Lender is and has been, acting solely as a principal and, except as expressly agreed in writing by the relevant parties, have or has not been, are or is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) none of the Agents, the Lead Arranger, the Bookrunner nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Lead Arranger, the Bookrunner, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Agents, the Lead Arranger, the Bookrunner nor any Lender has any obligation to disclose any of such interests to the Borrower or any of its respective Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agents, the Lead Arranger, the Bookrunner or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.24 Reserved.

Section 10.25 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 10.26 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 10.27 Payments.

(a) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 10.27 shall be conclusive, absent manifest error.

(b) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations (or any other obligations) owed by the Borrower or any other Loan Party, except, in each case, to the extent any such erroneous Payment is, and solely with respect to the amount of such payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrower or any other Loan Party for the purpose of satisfying an Obligation in accordance with the terms of this Agreement.

(d) Each party’s obligations under this Section 10.27 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the occurrence of the Termination Date.

Section 10.28 Exclusions of the Australian PPSA

(a) Where any Secured Party has a security interest (as defined in the Australian PPSA) under any Loan Document, to the extent the law permits:

(i) for the purposes of sections 115(1) and 115(7) of the Australian PPSA:

(A) each Secured Party with the benefit of the security interest need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4) of the Australian PPSA; and

(B) sections 142 and 143 of the Australian PPSA are excluded;

(b) for the purposes of section 115(7) of the Australian PPSA, each Secured Party with the benefit of the security interest need not comply with sections 132 and 137(3);

(c) each party hereto waives its right to receive from any Secured Party any notice required under the Australian PPSA (including a notice of a verification statement);

(d) if a Secured Party with the benefit of a security interest exercises a right, power or remedy in connection with such security interest, that exercise is taken not to be an exercise of a right, power or remedy under the Australian PPSA unless the Secured Party states otherwise at the time of exercise. However, this clause does not apply to a right, power or remedy which can only be exercised under the Australian PPSA; and

(e) if the Australian PPSA is amended to permit the parties hereto to agree not to comply with or to exclude other provisions of the PPSA, the Administrative Agent may notify the Borrower and the Secured Parties that any of these provisions is excluded, or that the Secured Parties need not comply with any of these provisions.

This Section 10.28 does not affect any rights a Person has or would have other than by reason of the Australian PPSA and applies despite any other clause in any Loan Document.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CASA SYSTEMS, INC., as the Borrower

By:	/s/ Edward Durkin
Name:	Edward Durkin
Title:	Chief Financial Officer and Interim Chief Executive Officer

[Signature Page to Superpriority Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Vidita J. Shah
Name:	Vidita J. Shah
Title:	Vice President

[Signature Page to Superpriority Credit Agreement]

DELAWARE TRUST COMPANY, as Collateral Agent

By:	/s/ Sean Foronjy
Name:	Sean Foronjy
Title:	Vice President

[Signature Page to Superpriority Credit Agreement]

LENDERS

[***]

[Signature Pages on File with the Company]